Exhibit 10.1

Execution Version

SEVENTH AMENDMENT TO CREDIT AGREEMENT

This Seventh AMENDMENT TO CREDIT AGREEMENT, dated as of July 21, 2026 (this “Amendment”), is entered into by and among (a) THE MEN’S WEARHOUSE, LLC, a Texas limited liability company (the “Company”), (b) each of the other U.S. Subsidiary Borrowers signatory hereto (together with the Company, the “U.S. Borrowers”), (c) MOORES THE SUIT PEOPLE CORP./Vetements Pour Hommes Moores Corp., a Nova Scotia unlimited company (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), (d) TAILORED BRANDS, INC. (f/k/a New TMW Topco Inc.), a Delaware corporation (“Tailored Brands”), and NEW TMW MIDCO LLC, a Delaware limited liability company (“TMW MidCo”, and collectively with Tailored Brands, the “Holdco Guarantors”), (e) the other Loan Parties (as defined in the Credit Agreement referred to below) signatory hereto, (f) the Lenders (as defined in the Credit Agreement) signatory hereto, (g) JPMORGAN CHASE BANK, N.A., as Administrative Agent (as defined in the Credit Agreement), and (h) JPMORGAN CHASE BANK, N.A. TORONTO BRANCH, as Canadian Administrative Agent (as defined in the Credit Agreement).

W I T N E S S E T H:

A. The Borrowers, certain Loan Parties, the Lenders, the Administrative Agent and the Canadian Administrative Agent have previously entered into that certain Credit Agreement, dated as of December 1, 2020 (as amended, amended and restated, restated, modified, replaced, refinanced, supplemented or otherwise in effect immediately prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, amended and restated, restated, modified, replaced, refinanced, supplemented or otherwise in effect from time to time, the “Credit Agreement”; capitalized terms used herein but otherwise not defined herein shall have the meanings ascribed to such terms in the Credit Agreement), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers.

B.   The Borrowers have requested that the Administrative Agent, the Canadian Administrative Agent and the Lenders amend the Existing Credit Agreement on the terms and conditions set forth herein.

C.   Subject to the conditions set forth herein and in reliance on the representations set forth herein, the Administrative Agent, the Canadian Administrative Agent and the Lenders hereby agree to amend the Existing Credit Agreement as provided in this Amendment.

D. Each Borrower and each other Loan Party is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Administrative Agent’s, the Canadian Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.

(a) Subject to the satisfaction in full of the conditions precedent set forth in Section 2 hereof, effective as of the Seventh Amendment Effective Date (as defined below), (a) the Existing Credit Agreement is hereby amended as set forth in Annex A attached hereto such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all of the stricken text (indicated textually in the same manner in the following example: ~~stricken text~~) shall be deemed to be deleted therefrom, (b) Schedule 2.01 to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Annex B to this Amendment and (c) each of Exhibit D, Exhibit F and Exhibit G, respectively, to the Existing Credit Agreement is hereby amended and restated in its entirety as set forth on Annex C to this Amendment.

SECTION 2. Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions precedent has been satisfied in full (the “Seventh Amendment Effective Date”):

(a) Amendment. Each of the Borrowers, the other Loan Parties, the Administrative Agent, the Canadian Administrative Agent and the Lenders shall have duly executed and delivered this Amendment and the Administrative Agent shall have received a fully executed counterpart hereof.

(b) Seventh Amendment Disclosure Letter; Perfection Certificate. The Administrative Agent and the Lenders shall have received the Seventh Amendment Disclosure Letter (as defined in the Credit Agreement) and a perfection certificate, in each case, dated the Seventh Amendment Effective Date and signed by a Financial Officer or other executive officer of the Company. To the extent any new or additional Collateral is disclosed pursuant to the foregoing, the Collateral and Guarantee Requirement shall have been satisfied with respect thereto.

(c) Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Seventh Amendment Effective Date) of (i) Simpson Thacher & Bartlett LLP, special U.S. counsel for the Loan Parties, (ii) Stikeman Elliott LLP, special Alberta, British Columbia, Ontario and Quebec counsel for the Loan Parties, and (iii) Stewart McKelvey, special Nova Scotia counsel for the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent.

(d) Organization and Good Standing Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing (or equivalent) of each Loan Party as of a recent date prior to or as of the Seventh Amendment Effective Date, the authorization and execution of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent.

(e) Fees. The Borrowers shall have paid (or cause to be paid) (i) to the Administrative Agent, for the account of each Lender, the fees set forth in that certain fee letter, dated as of June 3, 2026, among JPMCB and the Company, to the extent due and payable for the account of such Lenders on the Seventh Amendment Effective Date, (ii) to the Administrative Agent the fees separately agreed to in writing among the Administrative Agent and the Borrowers and (iii) all other fees and other amounts due and payable on or prior to the Seventh Amendment Effective Date, including, to the extent invoiced at least one (1) Business Day prior to the Seventh Amendment Effective Date, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Fee Letter or any other Loan Document.

(f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each jurisdiction where the Loan Parties are organized and where the assets of the Loan Parties are located, and where the chief executive office of such Loan Party is located, if applicable, under the PPSA of the relevant jurisdiction, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 of the Credit Agreement or discharged on or prior to the Seventh Amendment Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g) Solvency Certificate. The Administrative Agent shall have received a certificate, dated the Seventh Amendment Effective Date and signed by a Financial Officer of Tailored Brands, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the transactions contemplated by this Amendment, substantially in the form of Exhibit J to the Credit Agreement.

(h) Know Your Customer Information. The Lenders shall have received all documentation and other information (including, to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party) required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, at least three (3) Business Days prior to the Seventh Amendment Effective Date (or such later date agreed to by the Administrative Agent) to the extent such information was requested at least ten (10) days prior to the Seventh Amendment Effective Date.

SECTION 3. Representations and Warranties. Each Borrower and each other Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Authorization; Powers. The execution, delivery and performance by each Loan Party of this Amendment, and the performance by each Loan Party of its obligations under the Loan Documents, as amended by this Amendment, in each case are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder or other equityholder action.

(b) Enforceability. This Amendment has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of this Amendment, and the performance by the Borrowers of their obligations under the Credit Agreement, as amended by this Amendment, (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are (or will so be) in full force and effect and except for filings necessary to perfect Liens created under the Loan Documents, (ii) will not violate any applicable law, including any order of any Governmental Authority, (iii) will not violate the charter, bylaws or other organizational documents of any Holdco Guarantor, Parent or any Restricted Subsidiary, (iv) will not, (giving effect to any applicable amendment delivered substantially contemporaneously herewith) violate or result in a default under any indenture or agreement (including the Term Credit Agreement, the Indenture, the Indenture Notes or other material instrument binding upon any Holdco Guarantor, Parent or any Restricted Subsidiary or any of their assets), or give rise to a right thereunder to require any payment to be made by any Holdco Guarantor, Parent or any Restricted Subsidiary, and (v) will not result in the creation or imposition of any Lien on any asset of any Holdco Guarantor, Parent or any Restricted Subsidiary, except Liens created pursuant to the Loan Documents or Liens created in connection with the Term Credit Agreement and the Indenture.

(d) Representations and Warranties in Loan Documents. The representations and warranties of the Borrowers and the other Loan Parties set forth in the Loan Documents, including this Amendment, are true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case on and as of the Seventh Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(e) No Default. No Default or Event of Default has occurred and is continuing.

SECTION 4. Post-Closing. On or prior to the date which is thirty (30) days following the Seventh Amendment Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Administrative Agent shall have received, in proper form for filing with the United States Patent and Trademark Office, United States Copyright Office or Canadian Intellectual Property Office, as applicable, such additional IP Security Agreements as may be required in accordance with the Collateral and Guarantee Requirement.

SECTION 5. Choice of Law; Waiver of Jury Trial.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York but giving effect to federal laws applicable to national banks.

(b) The provisions of Section 9.10 of the Credit Agreement are hereby incorporated mutatis mutandis.

SECTION 6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The provisions of Section 9.06 of the Credit Agreement are hereby incorporated mutatis mutandis.

SECTION 7. Reference to and Effect on the Loan Documents.

(a) Upon and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of the Borrowers and the other Loan Parties to the Administrative Agent and the Lenders without defense, offset, claim, or contribution.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) This Amendment shall constitute a Loan Document for all purposes.

(e) This Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document.

SECTION 8. Ratification; Reaffirmation. Each Borrower and each other Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof. Each Loan Party, as a debtor, grantor, pledgor, guarantor or assignor, or in any similar capacity in which it has granted Liens or acted as a Borrower or Guarantor, as the case may be, hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Credit Agreement and the other Loan Documents to the extent such Loan Party is a party thereto, all as amended by this Amendment, and the Liens and security interests granted, created and perfected thereby, and acknowledges that other than as specifically set forth herein, none of the Administrative Agent or any Lender or other secured party waives, diminishes or limits any term or condition contained in the Credit Agreement or any other Loan Document.

SECTION 9. Integration. This Amendment, together with the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

SECTION 10. Severability. Any provision of this Amendment or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 11. Expenses; Limitation of Liability; Indemnity; Etc. The provisions of Section 9.03 of the Credit Agreement are hereby incorporated mutatis mutandis.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BORROWERS

JOS. A. BANK CLOTHIERS, LLC
JOSEPH ABBOUD MANUFACTURING CORP.
K&G MEN’S COMPANY LLC
NASHAWENA MILLS CORP.
TAILORED BRANDS PURCHASING LLC
TAILORED SHARED SERVICES, LLC
THE JOSEPH A. BANK MFG. CO., INC.
THE MEN’S WEARHOUSE, LLC
TMW MERCHANTS LLC
Procurement Support Services LLC
TB America Holdings Corp.

By:	/s/ John Tighe
Name:	John Tighe
Title:	Chief Executive Officer

TAILORED BRANDS GIFT CARD CO LLC

By:	/s/ James Bragg II
Name:	James Bragg II
Title:	Executive Vice President and Chief Supply Chain Officer

CANADIAN BORROWER

MOORES THE SUIT PEOPLE CORP./Vetements Pour Hommes Moores Corp.

By:	/s/ John Tighe
Name:	John Tighe
Title:	Director

[Signature Page to Seventh Amendment to Credit Agreement]

LOAN GUARANTORS

Tailored Brands, Inc. (f/k/a New TMW Topco Inc.)

By:	/s/ John Tighe
Name:	John Tighe
Title:	Chief Executive Officer

NEW TMW MIDCO LLC

By:	/s/ John Tighe
Name:	John Tighe
Title:	Chief Executive Officer

NEW TMW LLC

By:	/s/ John Tighe
Name:	John Tighe
Title:	Chief Executive Officer

[Signature Page to Seventh Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ William Eifert
Name:	William Eifert
Title:	Authorized Officer

[Signature Page to Seventh Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a U.S. Revolving Lender

By:	/s/ William Eifert
Name:	William Eifert
Title:	Authorized Officer

[Signature Page to Seventh Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent

By:	/s/ Jeffrey Coleman
Name:	Jeffrey Coleman
Title:	Executive Director

[Signature Page to Seventh Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Revolving Lender

By:	/s/ Jeffrey Coleman
Name:	Jeffrey Coleman
Title:	Executive Director

[Signature Page to Seventh Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as a U.S. Revolving Lender

By:	/s/ Caroline DePhillips
Name:	Caroline DePhillips
Title:	Assistant Vice President

[Signature Page to Seventh Amendment to Credit Agreement]

BANK OF AMERICA, N.A. (acting through its Canada Brance), as a Canadian Revolving Lender

By:	/s/ Caroline DePhillips
Name:	Caroline DePhillips
Title:	Assistant Vice President

[Signature Page to Seventh Amendment to Credit Agreement]

WELLS FARGO BANK, N.A. as a U.S. Revolving Lender

By:	/s/ Oliver Fay
Name:	Oliver Fay
Title:	Authorized Signatory

[Signature Page to Seventh Amendment to Credit Agreement]

WELLS FARGO cAPITAL FINANCE CORPORATION
CANADA, as a Canadian Revolving Lender

By:	/s/ Carmela Massari
Name:	Carmela Massari
Title:

[Signature Page to Seventh Amendment to Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a U.S. Revolving Lender

By:	/s/ Jared N. Wile
Name:	Jared N. Wile
Title:	Vice President

[Signature Page to Seventh Amendment to Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, operating through its Canadian branch, as a Canadian Revolving Lender

By:	/s/ Michael Woo
Name:	Michael Woo
Title:	Vice President

[Signature Page to Seventh Amendment to Credit Agreement]

u.s. bANK, NATIONAL ASSOCIATION, as a U.S. Revolving Lender and a Canadian Revolving Lender

By:	/s/ Eddie Houghton
Name:	Eddie Houghton
Title:	Vice President

[Signature Page to Seventh Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA,
as a U.S. Revolving Lender

By:	/s/ Ananda DeRoche
Name:	Ananda DeRoche
Title:	Authorized Signatory

[Signature Page to Seventh Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Canadian Revolving Lender

By:	/s/ Ananda DeRoche
Name:	Ananda DeRoche
Title:	Authorized Signatory

[Signature Page to Seventh Amendment to Credit Agreement]

morgan stanley senior funding, inc.,
as a U.S. Revolving Lender
and a Canadian Revolving Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Seventh Amendment to Credit Agreement]

ANNEX A

Composite Credit Agreement

[see attached]

Annex A to ~~Sixth~~Seventh Amendment to ABL Credit Agreement

~~POSTING VERSION~~

CREDIT AGREEMENT

dated as of December 1, 2020

among

NEW TMW LLC,

as Parent,

THE MEN’S WEARHOUSE, LLC,

as a U.S. Borrower and the Borrower Representative,

the other Domestic Subsidiaries from time to time party hereto,

as U.S. Subsidiary Borrowers,

MOORES THE SUIT PEOPLE CORP.,

as Canadian Borrower,

the other Loan Parties from time to time party hereto,

the Lenders from time to time party hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

JPMORGAN CHASE BANK, N.A. TORONTO BRANCH,

as Canadian Administrative Agent

J.P. MORGAN CHASE BANK, N.A.,

BANK OF AMERICA, N.A., and

WELLS FARGO BANK, N.A.

as Joint Bookrunners and Joint Lead Arrangers

BANK OF AMERICA, N.A. and

WELLS FARGO BANK, N.A.

as Co-Syndication Agents

U.S. BANK, NATIONAL ASSOCIATION and

FIFTH THIRD BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents

SECTION 1.05 Currency Matters.

ARTICLE I

Definitions

SECTION 1.01	Defined Terms	2
SECTION 1.02	Classification of Loans and Borrowings	~~65~~74
SECTION 1.03	Terms Generally	~~65~~74
SECTION 1.04	Accounting Terms; GAAP	~~65~~74
SECTION 1.05	Currency Matters~~.~~	~~66~~75
SECTION 1.06	Classification of Actions	~~66~~75
SECTION 1.07	Interest Rates; Benchmark Notification	~~67~~76
SECTION 1.08	Divisions	~~67~~76
SECTION 1.09	Limited Condition Transactions	~~67~~76

ARTICLE II

The Credits

SECTION 2.01	Commitments	~~68~~77
SECTION 2.02	Loans and Borrowings~~.~~	~~69~~78
SECTION 2.03	Requests for Revolving Borrowings	~~70~~79
SECTION 2.04	Protective Advances~~.~~	~~71~~80
SECTION 2.05	Swingline Loans and Overadvances~~.~~	~~72~~81
SECTION 2.06	Letters of Credit~~.~~	~~74~~83
SECTION 2.07	Funding of Borrowings~~.~~	~~80~~89
SECTION 2.08	Interest Elections~~.~~	~~80~~90
SECTION 2.09	Termination and Reduction of Revolving Commitments; Increase in Revolving Commitments~~.~~	~~82~~91
SECTION 2.10	Repayment of Loans; Evidence of Debt~~.~~	~~83~~93
SECTION 2.11	Prepayment of Loans~~.~~	~~84~~94
SECTION 2.12	Fees~~.~~	~~85~~95
SECTION 2.13	Interest~~.~~	~~86~~96
SECTION 2.14	Alternate Rate of Interest; Illegality	~~88~~97
SECTION 2.15	Increased Costs~~.~~	~~90~~100
SECTION 2.16	Break Funding Payments	~~92~~101
SECTION 2.17	Taxes~~.~~	~~92~~102
SECTION 2.18	Payments Generally; Allocation of Proceeds; Sharing of Set-offs~~.~~	~~96~~106
SECTION 2.19	Mitigation Obligations: Replacement of Lenders~~.~~	~~98~~108
SECTION 2.20	Defaulting Lenders	~~99~~109
SECTION 2.21	Returned Payments	~~101~~111
SECTION 2.22	Banking Services and Swap Agreements~~.~~	~~101~~111

ARTICLE III

Representations and Warranties

SECTION 3.01	Organization; Powers	~~101~~111
SECTION 3.02	Authorization; Enforceability; Benefit to Loan Parties~~.~~	~~102~~112
SECTION 3.03	Governmental Approvals; No Conflicts	~~102~~112
SECTION 3.04	Financial Condition; No Material Adverse Effect~~.~~	~~102~~112
SECTION 3.05	Properties~~.~~	~~103~~113
SECTION 3.06	Litigation and Environmental Matters~~.~~	~~103~~113
SECTION 3.07	Compliance with Laws and Agreements~~.~~	~~104~~114
SECTION 3.08	Investment Company Status, etc	~~104~~114

i

SECTION 3.09	Taxes	~~104~~114
SECTION 3.10	ERISA; Labor Matters; Canadian Pension Plans~~.~~	~~104~~114
SECTION 3.11	Disclosure	~~105~~115
SECTION 3.12	Subsidiaries and Joint Ventures	~~106~~116
SECTION 3.13	Insurance	~~106~~116
SECTION 3.14	Federal Reserve Regulations	~~106~~116
SECTION 3.15	Solvency~~.~~	~~106~~116
SECTION 3.16	Collateral Matters~~.~~	~~107~~117
SECTION 3.17	Use of Proceeds	~~107~~117
SECTION 3.18	Credit Card Agreements	~~107~~117

ARTICLE IV

Conditions

SECTION 4.01	Effective Date	~~108~~118
SECTION 4.02	Each Credit Event	~~110~~120

ARTICLE V

Affirmative Covenants

SECTION 5.01	Financial Statements: Borrowing Base and Other Information	~~111~~121
SECTION 5.02	Notices of Material Events	~~114~~124
SECTION 5.03	Additional Subsidiaries	~~115~~125
SECTION 5.04	Information Regarding Collateral~~.~~	~~115~~126
SECTION 5.05	Existence; Conduct of Business	~~116~~126
SECTION 5.06	Payment of Obligations	~~116~~126
SECTION 5.07	Maintenance of Properties	~~116~~126
SECTION 5.08	Insurance	~~116~~127
SECTION 5.09	Books and Records; Inspection Rights	~~117~~127
SECTION 5.10	Compliance with Laws~~.~~	~~117~~127
SECTION 5.11	Use of Proceeds	~~117~~128
SECTION 5.12	Appraisals	~~118~~128
SECTION 5.13	Field Examinations	~~118~~129
SECTION 5.14	Depository Banks; Withdrawals from Borrowing Base Deposit Accounts~~.~~	~~118~~129
SECTION 5.15	Further Assurances	~~119~~130
SECTION 5.16	Credit Card Agreements and Notifications	~~119~~130
SECTION 5.17	[Reserved]	~~119~~130
SECTION 5.18	Deposit Accounts	~~119~~130
SECTION 5.19	[Reserved]~~.~~	~~119~~130
SECTION 5.20	Post-Closing Undertakings	~~119~~130

ARTICLE VI

Negative Covenants

SECTION 6.01	Indebtedness; Certain Equity Securities~~.~~	~~120~~131
SECTION 6.02	Liens	~~122~~133
SECTION 6.03	Fundamental Changes; Business Activities~~.~~	~~124~~135
SECTION 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~124~~135
SECTION 6.05	Asset Sales	~~126~~138
SECTION 6.06	Sale/Leaseback Transactions	~~128~~140
SECTION 6.07	Swap Agreements	~~128~~140

SECTION 6.08	Restricted Payments; Certain Payments of Indebtedness~~.~~	~~128~~141
SECTION 6.09	Transactions with Affiliates	~~130~~143
SECTION 6.10	Restrictive Agreements	~~130~~143
SECTION 6.11	Amendment of Organizational Documents, Confirmation Order, Canadian Confirmation Order, Approved Plan, Term Credit Agreement, ~~Convertible Notes Agreement, Convertible~~Indenture, Indenture Notes and Incremental Equivalent Debt~~.~~	~~131~~144
SECTION 6.12	Financial Covenant~~.~~	~~132~~145
SECTION 6.13	Changes in Fiscal Periods	~~132~~145
SECTION 6.14	Canadian Pension Plans	~~132~~145
SECTION 6.15	Business Activities of Tailored Brands and Midco~~.~~	~~133~~145

ARTICLE VII

Events of Default

ARTICLE VIII

The Administrative Agents

ARTICLE IX

Miscellaneous

SECTION 9.01	Notices~~.~~	~~142~~155
SECTION 9.02	Waivers; Amendments~~.~~	~~145~~159
SECTION 9.03	Expenses; Limitation of Liability; Indemnity; Etc~~.~~	~~148~~161
SECTION 9.04	Successors and Assigns~~.~~	~~150~~163
SECTION 9.05	Survival	~~153~~165
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution~~.~~	~~153~~166
SECTION 9.07	Severability	~~155~~166
SECTION 9.08	Right of Setoff	~~155~~167
SECTION 9.09	Governing Law: Jurisdiction; Consent to Service of Process~~.~~	~~155~~167
SECTION 9.10	WAIVER OF JURY TRIAL	~~156~~167
SECTION 9.11	Headings	~~156~~168
SECTION 9.12	Confidentiality	~~156~~168
SECTION 9.13	Several Obligations; Nonreliance; Violation of Law	~~157~~169
SECTION 9.14	Patriot Act	~~157~~169
SECTION 9.15	Appointment for Perfection	~~158~~169
SECTION 9.16	Interest Rate Limitation	~~158~~169
SECTION 9.17	No Fiduciary Relationship	~~158~~169
SECTION 9.18	Intercreditor Agreements	~~158~~170
SECTION 9.19	[Reserved]~~.~~	~~160~~170
SECTION 9.20	Anti-Money Laundering Legislation~~.~~	~~160~~170
SECTION 9.21	Judgment Currency	~~160~~171
SECTION 9.22	Waiver of Immunity	~~161~~171
SECTION 9.23	Process Agent	~~161~~172
SECTION 9.24	Marketing Consent~~.~~	~~161~~172
SECTION 9.25	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~161~~172
SECTION 9.26	Acknowledgement Regarding Any Supported QFCs	~~162~~172
SECTION 9.27	[Reserved]~~.~~	~~163~~173
SECTION 9.28	Joint and Several~~.~~	~~163~~173

ARTICLE X

Loan Guarantee

SECTION 10.01	Guarantee	~~164~~174
SECTION 10.02	Guarantee of Payment	~~164~~174
SECTION 10.03	No Discharge or Diminishment of Guarantee~~.~~	~~164~~174
SECTION 10.04	Defenses Waived	~~165~~175
SECTION 10.05	Rights of Subrogation	~~165~~175
SECTION 10.06	Reinstatement; Stay of Acceleration	~~165~~175
SECTION 10.07	Information	~~166~~175
SECTION 10.08	Taxes	~~166~~175
SECTION 10.09	Maximum Liability	~~166~~175
SECTION 10.10	Contribution	~~166~~176
SECTION 10.11	Liability Cumulative	~~167~~176

ARTICLE XI

[Reserved]

ARTICLE XII

The Borrower Representative

SECTION 12.01	Appointment; Nature of Relationship	~~167~~176
SECTION 12.02	Powers	~~167~~176
SECTION 12.03	Employment of Agents	~~167~~177
SECTION 12.04	Notices	~~167~~177
SECTION 12.05	Successor Borrower Representative	~~167~~177
SECTION 12.06	Execution of Loan Documents; Borrowing Base Certificate	~~168~~177
SECTION 12.07	Reporting	~~168~~177

SCHEDULES:

Schedule 2.01	—	Commitments
Schedule 5.20	—	Post-Closing Undertakings

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Base Certificate
Exhibit C	—	Form of Borrowing Request
Exhibit D	—	Form of Compliance Certificate
Exhibit E	—	[Reserved]
Exhibit F	—	Form of Interest Election Request
Exhibit G	—	Form of Supplemental Perfection Certificate
Exhibit H-1	—	Form of Joinder Agreement
Exhibit H-2	—	Form of Canadian Joinder Agreement
Exhibit I-1	—	Form of U.S. Tax Certificate for Non-U.S. Revolving Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-2	—	Form of U.S. Tax Certificate for Non-U.S. Revolving Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-3	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-4	—	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J	—	Form of Solvency Certificate

v

CREDIT AGREEMENT, dated as of December 1, 2020, among NEW TMW LLC, a Delaware limited liability company (“New TMW”), as Parent, THE MEN’S WEARHOUSE, LLC, a Texas limited liability company (the “Company”), each of the other U.S. Subsidiary Borrowers from time to time party hereto, MOORES THE SUIT PEOPLE CORP., a Nova Scotia unlimited company (the “Canadian Borrower” and, together with the U.S. Borrowers, the “Borrowers”), the Loan Guarantors from time to time party hereto, the Lenders from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and JPMORGAN CHASE BANK, N.A. TORONTO BRANCH, as Canadian Administrative Agent.

R E C I T A L S:

WHEREAS, on August 2, 2020 (the “Petition Date”), the Borrowers commenced voluntary cases (collectively, the “U.S. Cases” and each individually, a “U.S. Case”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”);

WHEREAS, on August 5, 2020, the Canadian Borrower, in its capacity a foreign representative, filed an application (the “Canadian Case” and, together with the U.S. Cases, the “Cases”) before the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) pursuant to Part IV of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended (the “CCAA”);

WHEREAS, during the Cases, the Lenders provided financing to the Borrowers as debtors and debtors-in-possession pursuant to that Senior Secured, Super-Priority Debtor-In-Possession Credit Agreement, dated as of August 4, 2020, by and among the Borrowers, the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as Canadian administrative agent, the Lenders party thereto, and the other parties thereto (as amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “DIP Credit Agreement”);

WHEREAS, on November 13, 2020, the Court entered the Confirmation Order and on November 26, 2020, the Canadian Court granted the Canadian Confirmation Order (each, as hereinafter defined) approving the Borrowers’ Fifth Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code (the “Approved Plan”);

WHEREAS, pursuant to Section 2.23 of the DIP Credit Agreement and subject to the terms and conditions set forth herein and therein, upon the Effective Date (as hereinafter defined) (a) the Borrowers and each Loan Guarantor (each as defined herein) will assume all obligations of the Debtors in respect of the Revolving Commitments, Loans and Letters of Credit (in each case, under and as defined in the DIP Credit Agreement) and all other monetary obligations in respect thereof, (b) each Loan and Letter of Credit (in each case, under and as defined in the DIP Credit Agreement) will be continued as a “Loan” or “Letter of Credit”, respectively, hereunder, (c) each Lender under the DIP Credit Agreement will be deemed a Lender hereunder and (d) the DIP Credit Agreement will terminate and be superseded and replaced in its entirety by, and deemed amended and restated in its entirety in the form of, this Agreement, and each of the U.S. Commitments and the Canadian Commitments (under and as defined in the DIP Credit Agreement) will automatically be “U.S. Commitments” and “Canadian Commitments” hereunder, as reduced and set forth on Schedule 2.01 hereto;

WHEREAS, pursuant to the First Amendment as of the First Amendment Effective Date, each of Tailored Brands and Midco (each as defined herein) joined this Agreement as a “Loan Guarantor” and a “Loan Party” for all purposes of this Agreement and the other Loan Documents.

WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the Issuing Banks (as hereinafter defined) have indicated their willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01  Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“ABR”~~,~~ when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning set forth in the applicable Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Accounts Advance Rate” means, for each calendar year, (a) during the period of three consecutive months commencing on May 1 and ending on July 31 of each such calendar year, 87.5% and (b) at all other times during each such calendar year, 85%.

“Additional Appraisals” has the meaning set forth in Section 5.12.

“Adjusted Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.30% for a one month interest period or 0.30% for a three month interest period; provided, that if the Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“~~Adjusted Term SOFR Rate” means, for purposes of any calculation, a rate per annum equal to (a) the Term SOFR Rate for such calculation, plus (b) 0.10%; provided, that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~

“Administrative Agent” means JPMCB, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Agents” means the Administrative Agent and the Canadian Administrative Agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to the Borrowers or any Lender, as the context requires.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Agent Fee Letter” means the Amended and Restated Fee Letter dated as of December 1, 2020, between the Company and JPMCB with respect to fees payable to the Administrative Agent and the other persons named therein for their respective accounts.

“Agents” means, individually and collectively as the context may require, the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents.

“Aggregate Borrowing Base” means the sum of (i) the U.S. Borrowing Base plus (ii) the lesser of (x) the Canadian Commitments and (y) the Canadian Borrowing Base.

“Agreement” means this Credit Agreement, as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time, in whole or in part.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the ~~Adjusted~~ Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided, that for the purpose of this definition, the ~~Adjusted~~ Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the ~~Adjusted~~ Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% such rate shall be deemed to be 1.00% for purposes of this Agreement.

“AML Legislation” has the meaning set forth in Section 9.20.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Parent, Borrowers or any of their respective Affiliates from time to time concerning or relating to bribery or corruption~~.~~ and all applicable laws or regulations in any jurisdiction in which the Parent, Borrowers or any of their respective Affiliates is located in or doing business that relates to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Applicable Administrative Agent” means (a) with respect to the Canadian Facility and Canadian Letters of Credit, the Canadian Administrative Agent and (b) otherwise, the Administrative Agent.

“Applicable Commitment Fee Rate” means, for any day, with respect to the commitment fees payable pursuant to Section 2.12(a) hereunder, a rate per annum equal to 0.25%.

~~“Applicable Commitment Fee Rate” means, for any day, with respect to the commitment fees payable pursuant to Section 2.12(a) hereunder, the applicable rate per annum set forth below under the caption “Applicable Commitment Fee Rate”, based upon Average Availability during the most recently ended fiscal quarter of Parent, as determined by the Administrative Agent’s system of records (it being understood that the Borrower Representative shall have an opportunity to review and discuss such calculations if such calculations are manifestly inaccurate); provided that the “Applicable Commitment Fee Rate” shall be the applicable rates per annum set forth below in Level I during the period from the Fifth Amendment Effective Date to, and including, the date on which the Compliance Certificate for the fiscal quarter of Parent ending on April 29, 2023 is delivered in accordance with Section 5.01(d) hereof:~~

 ~~LEVEL~~ 	~~AVERAGE AVAILABILITY~~	~~APPLICABLE COMMITMENT FEE RATE~~
~~I~~	~~> 50% of the Line Cap~~	~~0.30%~~
~~II~~	~~≤ 50% of the Line Cap~~	~~0.25%~~

~~For purposes of the foregoing, each change in the Applicable Commitment Fee Rate resulting from a change in Average Availability shall be effective during the period commencing on and including the first day of each fiscal quarter of Parent and ending on the last day of such fiscal quarter, it being understood and agreed that, for purposes of determining the Applicable Commitment Fee Rate on the first day of any fiscal quarter of Parent, the Average Availability during the most recently ended fiscal quarter of Parent shall be used. Notwithstanding the foregoing provisions of this definition, if the Borrowers shall fail to deliver any Borrowing Base Certificate as of the last day of any fiscal quarter of Parent by the time required under Section 5.01(g), then the Applicable Commitment Fee Rate shall be determined by reference to Level I in the table above from and including the day next following the date on which such Borrowing Base Certificate shall have been due to but excluding the sixth day after the date on which such Borrowing Base Certificate shall have been delivered.~~

~~If at any time the Administrative Agent determines that any Borrowing Base Certificate or related information based on which Availability and/or such Average Availability and the corresponding Applicable Commitment Fee Rate was determined, as applicable, was incorrect (whether based on a restatement, fraud or otherwise), the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such Borrowing Base Certificate or related information based upon which Availability and/or such Average Availability was determined had been accurate at the time it was delivered.~~

“Applicable Percentage” means, for any Revolving Lender:

(a) with respect to payments, computations and other matters relating to the U.S. Commitments or U.S. Revolving Loans, U.S. LC Exposure, U.S. Protective Advances, U.S. Overadvances or U.S. Swingline Loans, a percentage equal to a fraction (i) the numerator of which is the U.S. Commitment of such Revolving Lender and (ii) the denominator of which is the aggregate U.S. Commitments of all the U.S. Revolving Lenders (or, if the aggregate U.S. Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Revolving Lender’s share of the aggregate U.S. Revolving Exposure);

(b) with respect to payments, computations and other matters relating to the Canadian Commitment or Canadian Revolving Loans, Canadian LC Exposure, Canadian Protective Advances or Canadian Overadvances, a percentage equal to a fraction (i) the numerator of which is the Canadian Commitment of such Revolving Lender and (ii) the denominator of which is the aggregate Canadian Commitments of all the Canadian Revolving Lenders (or, if the aggregate Canadian Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Revolving Lender’s share of the aggregate Canadian Revolving Exposure); and

(c)   with respect to payments, computations and other matters relating to the Revolving Commitments generally, a percentage equal to a fraction, the numerator of which is (i) the aggregate Revolving Commitment of such Revolving Lender and (ii) the denominator of which is the aggregate Revolving Commitments of all the Revolving Lenders (or, if the aggregate Revolving Commitments have terminated or expired, the Applicable Percentage shall be determined based upon such Revolving Lender’s share of the aggregate Revolving Exposure);

provided that for purposes of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitments shall be disregarded in the calculations set forth above.

“Applicable Rate” means, for any day, with respect to any Loan, as the case may be, the applicable rate per annum set forth in the pricing grid below under the caption “~~Adjusted~~ Term SOFR Rate/Adjusted Term CORRA Rate Loans” or “ABR/Canadian Prime Rate Loans,” as the case may be, based upon the daily average Availability for the most recent fiscal quarter of Parent, as determined by the Administrative Agent’s system of records (the “Average Availability”; it being understood that the Borrower Representative shall have an opportunity to review and discuss such calculations if such calculations are manifestly inaccurate); provided, that, as of the Seventh Amendment Effective Date, the “Applicable Rate” shall be the applicable rates per annum set forth below in Level II ~~during the period from the Fifth Amendment Effective Date to, and including, the date on which the Compliance Certificate for the fiscal quarter of Parent ending on April 29, 2023 is delivered in accordance with Section 5.01(d) hereof~~:

LEVEL	AVERAGE AVAILABILITY	~~ADJUSTED~~ TERM SOFR RATE/ADJUSTED TERM CORRA RATE LOANS	ABR/CANADIAN PRIME RATE LOANS
I	> 66.666% of the Line Cap	~~1.50~~1.25%	~~0.50~~0.25%
II	≤ 66.666% of the Line Cap but ≥ 33.333% of the Line Cap	~~1.75~~1.50%	~~0.75~~0.50%
III	< 33.333% of the Line Cap	~~2.00~~1.75%	~~1.00~~0.75%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in Average Availability shall be effective during the period commencing on and including the first day of each fiscal quarter of Parent and ending on the last day of such fiscal quarter, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of any fiscal quarter of Parent, the Average Availability during the most recently ended fiscal quarter of Parent shall be used. Notwithstanding the foregoing provisions of this definition, at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrowers shall fail to deliver any Borrowing Base Certificate as of the last day of any fiscal quarter of Parent by the time required under Section 5.01(g), then the Applicable Rate shall be determined by reference to Level III in the table above from and including the day next following the date on which such Borrowing Base Certificate shall have been due to but excluding the sixth day after the date on which such Borrowing Base Certificate shall have been delivered.

If at any time the Administrative Agent determines that any Borrowing Base Certificate or any related information ~~based~~provided by the Borrowers, on which Availability and/or such Average Availability and the corresponding Applicable Rate was determined, as applicable, was incorrect (whether based on a restatement, fraud or otherwise), the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such Borrowing Base Certificate or related information based upon which Availability and/or such Average Availability was determined had been accurate at the time it was delivered.

“Applicable Share” has the meaning set forth in Section 10.10.

“Approved Borrower Portal” has the meaning set forth in Article VIII.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Plan” has the meaning set forth in the Recitals.

“Arrangers” means JPMCB and Bank of America, N.A. and Wells Fargo Bank, N.A, in their capacities as joint bookrunners and joint lead arrangers for the credit facility established hereby.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” means, at any time, an amount equal to (a) the Line Cap at such time minus (b) the total Credit Exposure of all Lenders at such time.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the aggregate Revolving Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Average Availability” has the meaning set forth in the definition of “Applicable Rate.”

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) and (c) supply chain financing.

“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services.

“Banking Services Reserves” means all Reserves that the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or Banking Services Obligations then outstanding.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it (including any corporate law or other law permitting a Person to obtain a stay of proceedings or compromise of claims of its creditors against it), or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, the applicable Relevant Rate; provided, that if a Benchmark Transition Event or a Term CORRA Reelection Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR plus (b) the related Benchmark Replacement Adjustment and in the case of any Loan denominated in Canadian Dollars, the sum of (a) Daily Simple CORRA plus (b) the related Benchmark Replacement Adjustment; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate” or “Canadian Prime Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(3) in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Borrower Representative pursuant to Section 2.14(c).

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof), or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the CORRA Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding the beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” means, individually or collectively, the U.S. Borrowers and the Canadian Borrower.

“Borrower Representative” has the meaning set forth in Section 12.01.

“Borrowing” means (a) Revolving Loans under the same Facility of the same Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) a Swingline ~~Loan~~Borrowing, (c) a Protective Advance or (d) an Overadvance.

“Borrowing Base” means, individually and collectively as the context may require, the U.S. Borrowing Base and the Canadian Borrowing Base.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B (with such changes thereto as may be required by the Administrative Agent in its Permitted Discretion from time to time to reflect components of and reserves against the Borrowing Base as provided for hereunder) or another form that is acceptable to the Administrative Agent in its Permitted Discretion.

“Borrowing Base Reporting Date” means the last day of each fiscal month of Parent; provided that during any Weekly Reporting Period, the last day of each week will also be a Borrowing Base Reporting Date.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing of Revolving Loans in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit C or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) in addition to the foregoing, a Business Day shall be, in relation to Loans referencing the ~~Adjusted~~ Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the ~~Adjusted~~ Term SOFR Rate or any other dealings of such Loans referencing the ~~Adjusted~~ Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day and (b) when used in connection with any Canadian Loan or any Canadian Letter of Credit and in relation to the calculation or computation of CORRA or the Canadian Prime Rate, the term “Business Day” shall also exclude any day on which commercial banks in Toronto, Canada are authorized or required by law to remain closed.

“Canada” means the country of Canada including any province or territory thereof.

“Canadian Administrative Agent” means JPMorgan Chase Bank, N.A. Toronto Branch, in its capacity as administrative agent for the Canadian Revolving Lenders hereunder, and its successors and assigns in such capacity.

“Canadian Blocked Person” means any Person that is a “politically exposed foreign person” or “terrorist group” or similar person whose property or interests in property are blocked or subject to blocking pursuant to, or as described in, any Canadian Economic Sanctions and Export Control Laws.

“Canadian Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Canadian Borrowing Base” means, at any time (without duplication):

(a) the lesser of (x) the product of (i) ~~90%~~the Inventory Advance Rate multiplied by (ii) the Net Orderly Liquidation Value of Eligible Inventory of the Canadian Loan Parties at such time and (y) the net book value of Eligible Inventory of the Canadian Loan Parties, plus

(b) the lesser of (i) the product of (A) ~~85%~~Rental Inventory Advance Rate multiplied by (B) the Net Orderly Liquidation Value of Eligible Rental Inventory of the Canadian Loan Parties and (ii) the net book value of Eligible Rental Inventory of the Canadian Loan Parties; provided that in no event shall the amount included pursuant to this clause (b) at such time together with amounts included in the U.S. Borrowing Base pursuant to clause (b) of the definition of “U.S. Borrowing Base” at such time exceed 20% of the Aggregate Borrowing Base at such time, plus

(c) the product of (i) ~~85%~~Accounts Advance Rate multiplied by (ii) the Eligible Accounts of the Canadian Loan Parties at such time, plus

(d) the product of (i) ~~90%~~Credit Card Advance Rate multiplied by (ii) the Eligible Credit Card Accounts Receivable of the Canadian Loan Parties at such time, plus

(e) the product of (i) 100% multiplied by (ii) the Eligible Cash of the Canadian Borrower at such time; provided that in no event shall the amount included pursuant to this clause (e) at such time together with amounts included in the U.S. Borrowing Base pursuant to clause (e) of the definition of “U.S. Borrowing Base” at such time exceed the lesser of (i) $40,000,000 and (ii) 10% of the Aggregate Borrowing Base at such time, minus

(f) without duplication, Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion and with no less than three Business Days’ prior written notice to the Borrower Representative (other than during a Dominion Period in which case notice shall not be required), reduce the advance rates set forth above, establish new or adjust existing Reserves or reduce one or more of the other elements used in computing the Canadian Borrowing Base; provided, that the Borrowers may not obtain any new Revolving Loans or Letters of Credit to the extent that such Revolving Loan or Letter of Credit would cause an Overadvance after giving effect to the reduction of any advance rate, adjustment of such Reserve or other reduction of such element as set forth in such notice. Subject to the immediately preceding sentence and the other provisions hereof expressly permitting the Administrative Agent to reduce advance rates, establish or adjust Reserves or reduce such elements, the Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or most recently prior to such day pursuant to the First Amendment or Section 5.01(g) (or, prior to the first such delivery following the Effective Date, the Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 4.01(n)); provided, that if any Borrowing Base Certificate delivered under Section 4.01(n) or 5.01(g) or the First Amendment shall prove to have been materially inaccurate (regardless of whether any Revolving Commitments are in effect or any amounts are outstanding hereunder when such inaccuracy is discovered), and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Canadian Borrowing Base), the applicable Borrowers shall pay to the Applicable Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such inaccuracy.

“Canadian Case” has the meaning set forth in the Recitals.

“Canadian Collateral” means any and all property of any Canadian Loan Party covered by the Collateral Documents and any and all other property of any Canadian Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of the Administrative Agent to secure the Obligations.

“Canadian Commitment” means, with respect to each Canadian Revolving Lender, the commitment, if any, of such Canadian Revolving Lender to make Canadian Revolving Loans and to acquire participations in Canadian Letters of Credit and Canadian Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Canadian Revolving Lender’s Canadian Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Canadian Revolving Lender pursuant to Section 9.04. The amount of each Canadian Revolving Lender’s Canadian Commitment is set forth on Schedule 2.01 hereto or in the Assignment and Assumption pursuant to which such Canadian Revolving Lender shall have assumed its Canadian Commitment, as applicable. As of the Effective Date ~~and~~, the Fifth Amendment Effective Date and the Seventh Amendment Effective Date, the aggregate amount of the Canadian Commitments is $50,000,000.

“Canadian Confirmation Order” means an order granted by the Canadian Court pursuant to Part IV of the CCAA recognizing and giving effect in Canada to the Confirmation Order.

“Canadian Court” has the meaning set forth in the Recitals.

“Canadian Credit Exposure” means, as to any Canadian Revolving Lender at any time, the sum of (a) such Canadian Revolving Lender’s Canadian Revolving Exposure plus (b) a Dollar Equivalent equal to such Lender’s Applicable Percentage of the aggregate amount of Canadian Overadvances and Canadian Protective Advances outstanding.

“Canadian Defined Benefit Plan” means a Canadian Pension Plan, which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA.

“Canadian Dollars” and “Cdn.$” means dollars in the lawful currency of Canada.

“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures.

“Canadian Facility” means, collectively, the Canadian Commitments and the extensions of credit made thereunder.

“Canadian Guarantor” means each Subsidiary of the Canadian Borrower that is listed on the signature pages hereto as a Canadian Guarantor or that becomes a party hereto as a Canadian Guarantor pursuant to Section 5.03, in each case, until such Subsidiary’s Loan Guarantee is released in accordance herewith.

“Canadian Issuing Banks” means, individually and collectively as the context may require, in the case of each Canadian Letter of Credit, JPMorgan Chase Bank, N.A. Toronto Branch and any other Lender proposed by the Borrower Representative that has agreed to act as a Canadian Issuing Bank and is reasonably acceptable to the Canadian Administrative Agent, each in its capacity as an issuer of Canadian Letters of Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.06(i). Each Canadian Issuing Bank may, in its sole discretion, arrange for one or more Canadian Letters of Credit to be issued by Affiliates of such Canadian Issuing Bank, in which case the term “Canadian Issuing Bank” shall include any such Affiliate with respect to Canadian Letters of Credit issued by such Affiliate.

“Canadian Joinder Agreement” means a joinder agreement substantially in the form of Exhibit H-2 executed by a Restricted Subsidiary organized under the laws of Canada and the Administrative Agent.

“Canadian LC Collateral Account” has the meaning set forth in Section 2.06(j).

“Canadian LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure, in each case, in respect of Canadian Letters of Credit. The Canadian LC Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian LC Exposure at such time.

“Canadian Letter of Credit” means any Letter of Credit issued under the Canadian Facility.

“Canadian Loan Parties” means, individually and collectively as the context may require, the Canadian Borrower and each Canadian Guarantor.

“Canadian Loans” means, individually and collectively as the context may require, the Canadian Revolving Loans, the Canadian Swingline Loans, the Canadian Protective Advances and the Canadian Overadvances.

“Canadian Multi-Employer Plan” means a Canadian multi-employer pension plan, and a Loan Party of Subsidiary operating in Canada’s only obligation under such plan is to make contributions in accordance with a collective bargaining agreement.

“Canadian Obligations” means all unpaid principal of and accrued and unpaid interest on the Canadian Loans to the Canadian Borrower, all accrued and unpaid fees and all expenses, reimbursements (including pursuant to Section 2.06(a)), indemnities and other obligations of the Canadian Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Canadian Administrative Agent, any Canadian Issuing Bank or any indemnified party arising under the Loan Documents (including interest, costs, fees and other amounts accruing during the pendency of any proceeding under any Insolvency Laws, regardless of whether allowed or allowable in such proceeding).

“Canadian Overadvance” has the meaning set forth in Section 2.05(b).

“Canadian Overadvance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding Canadian Overadvances at such time. The Canadian Overadvance Exposure of any Lender at any time shall be its Applicable Percentage of the total Canadian Overadvance Exposure at such time.

“Canadian Pension Plan” means any plan, program or arrangement that is a pension plan that is required to be registered under any applicable Canadian federal or provincial pension legislation, whether or not registered under any such laws, which is, or has been, maintained or contributed to by, or to which there is or may be an obligation to contribute by, a Loan Party or Subsidiary operating in Canada in respect of any Person’s employment in Canada with such Loan Party or Subsidiary, other than Canadian Multi-Employer Plans and plans established by statute, including the Canada Pension Plan maintained by the government of Canada and the Quebec Pension Plan maintained by the Province of Quebec.

“Canadian Prime Rate” means, for any day, the rate per annum determined by the Canadian Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Canadian Administrative Agent in its reasonable discretion) and (ii) the Adjusted Term CORRA Rate for an interest period of one month in effect from time to time, plus 1.00% per annum; provided, that if any the above rates shall be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the Adjusted Term CORRA Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or the Adjusted Term CORRA Rate, respectively.

“Canadian Prime Rate Loan” means a Loan denominated in Canadian Dollars the rate of interest applicable to which is based upon the Canadian Prime Rate.

“Canadian Protective Advance” has the meaning set forth in Section 2.04(a).

“Canadian Protective Advance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding Canadian Protective Advances at such time. The Canadian Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total Canadian Protective Advance Exposure at such time.

“Canadian Revolving Exposure” means, with respect to any Canadian Revolving Lender at any time, the sum of (a) the outstanding principal amount of Canadian Revolving Loans of such Canadian Revolving Lender at such time plus (b) an amount equal to such Canadian Revolving Lender’s Canadian Swingline Exposure plus (c) an amount equal to such Canadian Revolving Lender’s Canadian LC Exposure at such time.

“Canadian Revolving Lenders” means the Persons listed on Schedule 2.01 hereto (or an Affiliate or branch of any such Person that is acting on behalf of such Person, in which case the term “Canadian Revolving Lenders” shall include any such Affiliate or branch with respect to the Canadian Revolving Loans made by such Affiliate or branch) as having a Canadian Commitment and any other Person that shall acquire a Canadian Commitment, other than any such Person that ceases to be a Canadian Revolving Lender pursuant to an Assignment and Assumption.

“Canadian Revolving Loan” means a Revolving Loan made by the Canadian Revolving Lenders to the Canadian Borrower or U.S. Borrowers pursuant to the Canadian Commitment.

“Canadian Security Agreements” means, collectively, that certain Canadian Pledge and Security Agreement, dated as of the Effective Date, among the Canadian Loan Parties and the Administrative Agent, the Quebec Security Documents, and, as the context requires, any other pledge or security agreement entered into, after the Effective Date by any other Canadian Loan Party (as required by this Agreement or any other Loan Document), as the same may be amended, restated or otherwise modified from time to time.

“Canadian Subsidiary” means any subsidiary of Parent that has been formed or is organized under the laws of Canada or any province or territory thereof.

“Canadian Swingline Exposure” means, at any time, the aggregate Dollar Equivalent of all outstanding Canadian Swingline Loans at such time. The Canadian Swingline Exposure of any Canadian Revolving Lender at any time shall be its Applicable Percentage of the total Canadian Swingline Exposure at such time.

“Canadian Swingline Lender” means JPMorgan Chase Bank, N.A. Toronto Branch, in its capacity as lender of Canadian Swingline Loans hereunder, and its successors and assigns in such capacity.

“Canadian Swingline Loan” has the meaning set forth in Section 2.05(a).

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Parent and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Parent for such period prepared in accordance with GAAP and the amount of expenditures by the Parent and its Subsidiaries for the acquisition of Rental Product and (b) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by Parent and its consolidated Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the net proceeds of any sale, transfer, lease or other disposition (including pursuant to a Sale/Leaseback Transaction or by way of merger or consolidation) of any asset of Parent or any Restricted Subsidiary, including any sale or issuance to a Person other than Parent or any Restricted Subsidiary of Equity Interests in any Subsidiary, but excluding sales of Inventory in the ordinary course of business, (iv) expenditures that constitute rental expenses under operating leases of real or personal property, (v) expenditures that are accounted for as capital expenditures by the Parent or any Restricted Subsidiary and that actually are paid for by a Person other than the Parent or any Restricted Subsidiary and for which neither the Parent nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Parent or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vii) expenditures that constitute Permitted Acquisitions.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cases” has the meaning set forth in the Recitals.

“Cash Dominion Grace Period” has the meaning set forth in the definition of “Reduced Availability Period”.

“Cash Equivalents” means:

(a) marketable direct obligations issued or unconditionally guaranteed by the United States Government, the Government of Canada, or the UK government, or issued by an agency thereof and backed by the full faith and credit of the United States Government, the Government of Canada, or the UK government, as the case may be, in each case maturing within two years after the date of acquisition thereof;

(b) marketable direct obligations issued by any state of the United States of America, or any political subdivision of any such state or any public instrumentality thereof or by the Canadian federal government, in each case maturing within two years after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Administrative Agent);

(c) commercial paper maturing no more than nine months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to the Administrative Agent);

(d) certificates of deposit or bankers acceptances denominated in US Dollars, Canadian Dollars, Sterling or Euro and maturing within ninety (90) days after the date of acquisition thereof issued by any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or Canada or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(e) repurchase agreements of the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or Canada or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(f) overnight investments with the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or Canada or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof);

(g) other readily marketable instruments issued or sold by the Administrative Agent, any Lender or any other commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or Canada or the UK, in each case having combined capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof); and

(h) funds invested in brokerage accounts with nationally recognized brokerage houses or money market accounts, in each case for less than thirty (30) days.

“CCAA” has the meaning set forth in the Recitals.

“CFC” means each Person that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Domestic Subsidiary with no material assets other than Equity Interests of one or more Foreign Subsidiaries that are CFCs.

“Change in Control” means any of the following (including pursuant to any sale, assignment, transfer, LLC division or other disposition): (a) any transaction (including a merger, amalgamation or consolidation) the result of which is that any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50 percent (50%) of the total voting power of all classes of the voting stock of Parent or the surviving Person and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (b) the sale, lease or transfer of all or substantially all of Parent’s assets (whether Equity Interests in its Subsidiaries, the assets of its Subsidiaries, or some combination thereof and whether in a single transaction or a series of related or unrelated transactions) to any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), except to Parent or one or more of its Restricted Subsidiaries, (c) Parent shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Company, (d) at any time prior to the termination of the aggregate Canadian Commitments, Parent shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the Canadian Borrower, (e) except in connection with a transaction pursuant to which such U.S. Subsidiary Borrower shall cease to be a U.S. Subsidiary Borrower in accordance with this Agreement, Parent shall cease to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of each U.S. Subsidiary Borrower, or (f) a “change of control” (or similar event) shall occur under the Term Credit Agreement, the ~~Convertible Notes Agreement, the definitive documentation in connection with any Indebtedness permitted pursuant to Section 6.01(a)(ix)~~Indenture, or any other Material Indebtedness.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.16.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agents” means U.S. Bank National Association and Fifth Third Bank, National Association.

“Co-Syndication Agents” means Bank of America, N.A. and Wells Fargo Bank, N.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the Canadian Collateral and the U.S. Collateral. (excluding, for the avoidance of doubt, any Excluded Assets (as such term is defined in each of the U.S. Security Agreement and Canadian Pledge and Security Agreement, respectively) or property excluded pursuant to any comparable term in any other Collateral Document).

“Collateral Access Agreement” has the meaning set forth in the applicable Security Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from Parent, each Holdco Guarantor and each Designated Subsidiary either (i) (A) in the case of Parent, each Holdco Guarantor and each Designated Subsidiary that is a Domestic Subsidiary, a counterpart of this Agreement and the U.S. Security Agreement, duly executed and delivered on behalf of such Person or (B) in the case of the Canadian Borrower and each Designated Subsidiary that is a Canadian Subsidiary, a counterpart of this Agreement and the applicable Canadian Security Agreements, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, (A) a Joinder Agreement, duly executed and delivered on behalf of such Person, (B) instruments in the form or forms specified in the applicable Security Agreement under which such Person becomes a party to the applicable Security Agreement, duly executed and delivered on behalf of such Person, together with such documents and opinions with respect to such Designated Subsidiary as may reasonably be requested by the Administrative Agent, (C) a Supplemental Perfection Certificate with respect to such Designated Subsidiary and (D) all documentation and other information (including, to the extent such Designated Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and if requested by the Administrative Agent, a Beneficial Ownership Certification in relation to such Designated Subsidiary) required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

(b) subject to Section 5.20, the Administrative Agent shall have received all such Collateral Access Agreements, Deposit Account Control Agreements and other Collateral Documents required to be provided to it under the applicable Security Agreement, duly executed by the parties thereto and evidence that all Credit Card Notifications required to be provided pursuant to Section 5.16 have been provided;

(c) all Equity Interests owned by or on behalf of any Loan Party shall have been pledged pursuant to, and to the extent required by, the applicable Security Agreement and, in the case of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in any CFC or CFC Holdco, the Loan Parties shall not be required to pledge more than 65.0% (or such greater percentage of such Equity Interests entitled to vote which would not result in material adverse tax consequences to the Borrower or any of its Subsidiaries) of such Equity Interests entitled to vote of any such CFC or CFC Holdco or enter into any pledge agreement governed by the laws of any jurisdiction outside the United States of America (other than Canada), if (but only for so long as), in either case, doing so would result in material adverse tax consequences to the Borrower or any of its Subsidiaries as reasonably and mutually determined by the Borrower and the Administrative Agent and the Administrative Agent shall, to the extent required by the applicable Security Agreement, have received certificates or other instruments representing all such certificated Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d) all Indebtedness of any Holdco Guarantor, Parent and any Subsidiary and all Indebtedness of any other Person, in each case that is owing to any Loan Party and in a principal amount of $1,000,000 or more, shall be evidenced by a promissory note and shall have been pledged pursuant to the applicable Security Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(e) all documents and instruments, including UCC financing statements and PPSA registrations, required by the Collateral Documents or this Agreement with the priority required by the Collateral Documents shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(f) each Loan Party shall have obtained all material consents and approvals required in connection with the execution and delivery of all Collateral Documents to which it is a party and the performance of its obligations thereunder.

Notwithstanding the foregoing, any Designated Subsidiary formed or acquired after the Effective Date shall not be required to comply with the foregoing requirements prior to the time specified in Section 5.03. The foregoing definition shall not require the creation or perfection of pledges of or Liens in, or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if and for so long as the Administrative Agent, in consultation with Parent, determines that the cost of creating or perfecting such pledges or Liens in such assets, or obtaining such title insurance or flood insurance, legal opinions, appraisals, surveys or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may in its sole discretion, grant extensions of time for the creation and perfection of Liens in (including delivery of promissory notes as required by clause (d) above) or the obtaining of title insurance or, subject to the requirements of applicable law, flood insurance, legal opinions, appraisals, surveys or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Collateral Documents, it being acknowledged and agreed that Administrative Agent shall take the cooperation of and constraints upon third party providers into consideration when making such determination. Notwithstanding anything herein or in any Loan Document to the contrary, the Loan Parties shall not be required (or required to reimburse Administrative Agent), nor shall the Administrative Agent be authorized, (i) other than with respect to (x) Inventory in transit as required to satisfy eligibility requirements or as otherwise required in the Administrative Agent’s Permitted Discretion and (y) the pledge of Equity Interests owned by TB UK Holding Limited in Moores Retail Group Corp. described on Schedule 5.20, to take any action in any non-U.S. or non-Canadian jurisdiction or pursuant to the requirements of the laws of any non-U.S. or non-Canadian jurisdiction in order to create any security interests or to perfect any security interests in assets located or arising or governed under the laws of any jurisdiction outside of the United States and Canada, including with respect to any intellectual property registered or applied-for outside of the United States and Canada, or (ii) to enter into any source code escrow arrangement or to register any intellectual property.

“Collateral Documents” means each Security Agreement, each Collateral Access Agreement, each Credit Card Notification, each Deposit Account Control Agreement, each IP Security Agreement and each other document or instrument guaranteeing the payment of or granting or perfecting a Lien upon any assets of any Loan Party as security for payment of the Secured Obligations.

“Collateral Secured Debt Documents” has the meaning set forth in Section 6.15.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Equivalent of all outstanding Commercial Letters of Credit at such time plus (b) the aggregate Dollar Equivalent of all LC Disbursements relating to Commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Commercial LC Exposure of any Lender under any Facility at any time shall be its Applicable Percentage of the total Commercial LC Exposure under such Facility at such time.

“Commercial Letter of Credit” means a Letter of Credit that is (a) designated as a Commercial Letter of Credit by the Borrower Representative at the time of, or prior to, the issuance thereof, (b) issued to provide for the payment of the purchase price for goods or services purchased by Parent or any Subsidiary and (c) intended to be drawn when such purchase price is due and payable and not merely upon the occurrence of a default or other contingency.

“Commitment” means, with respect to each Lender, such Lender’s U.S. Commitment and/or Canadian Commitment.

“Commitment Letter” means the Commitment Letter dated August 2, 2020, among JPMCB, JPMorgan Chase Bank, N.A. Toronto Branch, the Lenders, Tailored Brands, Inc., the Company and the Canadian Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any written notice, demand, certification, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.

“Concentration Account” has the meaning set forth in the applicable Security Agreement.

“Confirmation Order” means the order of the Court confirming the Approved Plan entered on November 13, 2020.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the cash interest expense (including (x) imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, (y) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (z) net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP) of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) interest income of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to accretion or amortization of debt discounts or accrued interest payable in-kind for such period.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted (and not added back) in determining such Consolidated Net Income, the sum of:

(i) ~~(i)~~ consolidated interest expense (and, to the extent not reflected therein, bank and letter of credit fees and costs of surety bonds in connection with financing activities) for such period (including (A) imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations), (~~ii) consolidated income tax expense paid or payable for such period, (~~B) payments made or losses incurred in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (C) amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of bridge, commitment or financing fees),

(ii) taxes based on gross receipts, income, profits, revenue or capital, federal, foreign and state income, franchise, excise, value added or similar taxes based on income, profits, revenue or capital and foreign withholding taxes, of Parent and the Restricted Subsidiaries paid or accrued during such period (including in respect of repatriated funds), including (A) penalties, additions to tax and interest relating to such taxes or arising from any tax examinations and (B) tax distributions made to any direct or indirect holders of equity interests of Parent in respect of any such taxes,

(iii) iii) all amounts attributable to depreciation and amortization for such period~~,~~(~~iv) any non-cash extraordinary charges for such period, (v) any non-cash compensation charges, including charges arising from restricted stock, stock-option grants, deferred stock units and performance units, for such period, (vi) any other non-cash charges (other than the write-down or write-off of current assets, any additions to bad debt reserve or bad debt expense or any accruals for estimated sales discounts, returns or allowances) for such period,~~ including amortization of capitalized software expenditures, internal labor costs and amortization of deferred financing fees, original issue discount or costs),

(iv) [reserved],

(v) [reserved],

(vi) any non-cash items (including reserves, impairment charges or asset write-offs, write-offs of deferred financing fees, losses from investments recorded using the equity method and stock based awards compensation expense) for such period; provided, that if any such non-cash charge represents an accrual or reserve for potential cash items in any future period, (A) the Borrower Representative may determine not to add back such non-cash item in the current period and (B) to the extent the Borrower Representative decides to add back such non-cash expense or charge in the current period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent,

(vii) ~~(vii)~~ any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement,

(viii) ~~(viii)~~ any costs, fees, losses and expenses paid in connection with, and other unusual or non-recurring charges (or losses) relating to, the Transactions, in each case, paid or incurred on or prior to the Effective Date or prior to the end of the first full fiscal quarter of Parent ending after the Effective Date and consistent with the business plan delivered to the Administrative Agent and the Lenders pursuant to Section 4.01(s),

(ix) ~~(ix)~~ any net after-tax extraordinary, unusual or nonrecurring losses, costs, charges or expenses (including, without limitation, restructuring, business optimization costs, charges or reserves (including any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives), recruiting fees, fees of restructuring or business optimization consultants, integration and non-recurring severance, relocation, consolidation, transition, integration or other similar charges and expenses, contract termination costs, ~~excess pension charges,~~ system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities, plants, stores and distribution centers and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, other recruiting and retention costs, transition costs, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments) together with the related tax effects, and litigation settlements or losses outside the ordinary course of business); provided that the aggregate amount added back pursuant to this clause (ix) may not exceed, when aggregated with the amount of any increase for such period to Consolidated EBITDA pursuant to clause (ii) of the definition of “Pro Forma Basis,” ~~10~~and any amounts added back pursuant to clause (a)(xvi) below, 20% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (ii), clause (a)(xvi) or this clause (a)(ix)),

(x) ~~(x) costs~~any expenses, fees, charges or losses~~, expenses, premiums or penalties~~ incurred during such period in connection with any equity offering or issuance, Investment (including compensation expense directly related thereto), Permitted Acquisitions (whether or not consummated), other Investments consisting of acquisitions or assets or equity constituting a business unit, line of business, division or entity (whether or not consummated), dispositions, conveyances, Refinancing Indebtedness or recapitalizations and permitted asset sales (whether or not consummated), other than asset sales effected in the ordinary course of business, ~~(xi) any expense or charges incurred during such period in connection with any permitted issuance of debt, equity securities or any refinancing transactions, and any amendment, waiver, consent or modification with respect thereto (whether or not consummated), (xii) costs, charges and expenses resulting from or arising in connection with the Cases and emergence therefrom, the Transactions and related restructuring charges, costs, fees, losses and expenses, in each case consistent with the business plan delivered to the Administrative Agent and the Lenders pursuant to Section 4.01(s), (~~or the incurrence of Indebtedness permitted to be incurred hereunder (in each case, including any such transaction consummated prior to the Seventh Amendment Effective Date and any such transaction undertaken but not completed and/or not successful), including (A) such fees, expenses or charges related to this Agreement and any other Loan Document, (B) such fees, expenses or charges related to the transactions contemplated by the Seventh Amendment and (C) such fees, expenses or charges related to any amendment or other modification, including any refinancing of the Loans or any Indebtedness permitted by Section 6.01,

(xi) [reserved],

(xii) [reserved],

(xiii) xiii) amortization of Rental Products ~~and~~ ,

(xiv) ~~(xiv)~~ fees, costs, expenses or charges in connection with any amendment, waiver, consent or modification to any of the Loan Documents and the Term ~~Loan~~ Credit Agreement or the accompanying Loan Documents (as defined therein), whether or not such transaction is successful and/or consummated, ~~and~~

(xv) ~~(xv)~~ expenses, fees, charges or losses in connection with the implementation of fresh start accounting in connection with the Transactions (including any non-cash expenses, charges or other non-cash impact attributable to the adoption of fresh start accounting in connection with the Transactions), in accordance with GAAP,

(xvi) the amount of reasonably identifiable and factually supportable “run rate” cost savings, operating improvements and operating expense reductions that are projected by the Borrower Representative in good faith to result from actions taken, committed to be taken or expected to be taken (in the good faith determination of the Borrower Representative) (collectively, “Expected Run Rate Benefits”), including any cost savings, operating expense reductions and charges related to acquisitions, mergers, other business combinations, dispositions, divestitures, restructurings, store closings, cost savings initiatives, new or negotiated supplier relationships and net contributions from merchandising improvements, and other initiatives (which amounts shall be calculated on a Pro Forma Basis as though such Expected Run Rate Benefits had been realized on the first day of the period for which Consolidated EBITDA is being determined), net of the amount of actual benefits realized during such period from such actions; provided that (A) the amounts added back pursuant to this clause (a)(xvi) are reasonably anticipated to result from actions taken or to be taken (in the good faith determination of the Borrower Representative) within 24 months after the consummation of the applicable change or initiative that is expected to result in such Expected Run Rate Benefits and (B) the aggregate amount added back pursuant to this clause (a)(xvi) for any period, when added to the aggregate amount of add backs made pursuant to clause (a)(ix) above and clause (ii) of the definition of “Pro Forma Basis,” shall not exceed 20% of Consolidated EBITDA for such period (prior to giving effect to any such adjustment(s)),

(xvii) any cost, charge, accrual, reserve or expense incurred in connection with litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general),

(xviii) items (A) covered by a binding indemnification, reimbursement, guaranty, purchase price adjustment or refunding obligation or insurance, (B) paid or payable (directly or indirectly) by a third party (except to the extent such payment gives rise to reimbursement obligations not otherwise paid or payable by a third party) or with the proceeds of a contribution to equity capital of Parent or (C) for which Parent or any Restricted Subsidiary is directly or indirectly reimbursed by a third party,

(xix) expenses, revenue and lost profits of Parent and the Restricted Subsidiaries for such period with respect to liability or casualty events or business interruption, in each case, to the extent covered by insurance,

(xx) realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of Parent and the Restricted Subsidiaries,

(xxi) any net pension or other post-retirement benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost), and any other items of a similar nature, in each case in accordance with GAAP,

(xxii) net realized losses from Swap Agreements or embedded derivatives that require similar accounting treatment in accordance with GAAP,

(xxiii) any cost, charge, accrual, reserve or expense incurred in connection with a single or one-time event including, without limitation, in connection with (A) acquisitions (whether or not consummated) after the Seventh Amendment Effective Date, (B) other Investments consisting of acquisitions of assets or equity constituting a business unit, line of business, division or entity (whether or not consummated), (C) permitted asset sales (whether or not consummated), other than asset sales effected in the ordinary course of business and (D) the consolidation or closing of any store, facility, plant or distribution center during such period,

(xxiv) all charges, losses, costs, expenses, accruals or reserves in connection with or related to (A) the rollover, acceleration or payout of Equity Interests held by officers or employees and (B) payments made to holders of options, phantom equity, profits interests or other derivative equity interests of Parent or any direct or indirect parent thereof in connection with, or as a result of, any distribution being made to equity holders of Parent or any direct or indirect parent thereof, including (x) payments made to compensate such holders as though they were equity holders at the time of, and entitled to share in, such distribution, and (y) all dividend equivalent rights owed pursuant to any compensation or equity arrangement,

(xxv) (A) the amount of management, monitoring, consulting and advisory fees (including termination fees), indemnities and expenses paid, payable or accrued in such period by Parent or any Restricted Subsidiary to any holder of Equity Interests of the Holdco Guarantors (or any direct or indirect parent thereof) (or their management companies), (B) the amount of payments made to option, phantom equity or profits interest holders of any Holdco Guarantor or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to equity holders of Parent or any Holdco Guarantor, which payments are being made to compensate such option, phantom equity or profits interest holders as though they were equity holders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in this Agreement and (C) the amount of fees, expenses and indemnities paid to directors, including of any Holdco Guarantor or any Parent Entity,

(xxvi) any charges, expenses, costs, accruals or reserves (including any fees, premiums and transaction costs) resulting from, or in connection with, a change of control, any Qualifying IPO, pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any equity compensation arrangement (or any curtailment or modifications to such plan or agreement) and any payments in the nature of compensation or expense reimbursement made to independent members of the board of directors (or equivalent governing body) of any Holdco Guarantor, Parent or any Restricted Subsidiary,

(xxvii) with respect to Investments in any Person (other than a Subsidiary of Parent), net gains during such period to the extent received in cash or Cash Equivalents or other property during such period (and not otherwise included in Consolidated Net Income), and plus, without duplication, cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back or was realized in a prior period, and minus (b) without duplication

(i) ~~(i)~~ to the extent not deducted in determining such Consolidated Net Income, all cash payments made during such period on account of non-cash charges that were or would have been added to Consolidated Net Income pursuant to clauses (a)(iv), (a)(v) or (a)(vi) above in such period or in a previous period ~~and~~ ,

(ii) ~~(ii)~~ to the extent included in determining such Consolidated Net Income, (A) any ~~extraordinary gains and all~~ non-cash items ~~of income (other than normal accruals in the ordinary course of business) for such period~~increasing Consolidated Net Income for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition) and (B) any gains for such period attributable to early extinguishment of Indebtedness or obligations under any Swap Agreement, all determined on a consolidated basis in accordance with GAAP; provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by Parent or any Restricted Subsidiary, other than dispositions in the ordinary course of business~~.~~ ,

(iii) realized foreign exchange gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of Parent and the Restricted Subsidiaries, and

(iv) net realized gains from Swap Agreements or embedded derivatives that require similar accounting treatment in accordance with GAAP.

For purposes of calculating Consolidated EBITDA for any period, if during such period Parent or any Restricted Subsidiary shall have consummated a Pro Forma Event since the first day of such period, Consolidated EBITDA for such period shall be calculated on a Pro Forma Basis after giving effect thereto.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense for such period, (b) scheduled principal payments on Indebtedness made during such period, (c) expense for income taxes paid in cash during such period, (d) solely for purposes of calculating compliance with Payment Conditions for purposes of making a Restricted Payment pursuant to clause (a)(x) of Section 6.08, Restricted Payments paid in cash during such period pursuant to clause (a)(x) of Section 6.08, and (e) solely for purposes of calculating compliance with Payment Conditions for purposes of making a payment on Indebtedness pursuant to clause(b)(ix) of Section 6.08, payments on Indebtedness made pursuant to clause (b)(ix) of Section 6.08 on and after the Fifth Amendment Effective Date and during such period.

“Consolidated Net Income” means, for any period, the net income or loss of Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (and excluding the effect of), without duplication:

(a) the income of any Person (other than Parent) that is not a Restricted Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to Parent or, subject to clauses (b) and (c) below, any of the Restricted Subsidiaries during such period,

(b) the income of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary (other than a Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary is restricted by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, statute, rule or regulation applicable to such Restricted Subsidiary ~~and (~~; provided that Consolidated Net Income of Parent shall be increased by the amount of dividends or other distributions or other payments that are actually paid in cash or Cash Equivalents (or, if not paid in cash or Cash Equivalents, but later converted into cash or Cash Equivalents, upon such conversion) by such Restricted Subsidiary to Parent or a Restricted Subsidiary thereof during such period,

(c) the income or loss of, and any amounts referred to in clause (a) above paid to, any Restricted Subsidiary that is not wholly owned by Parent to the extent such income or loss or such amounts are attributable to the non-controlling interest in such Restricted Subsidiary~~.~~,

(d) (i) any non-cash gain (loss) attributable to the mark-to-market movement in the valuation of hedging obligations or other derivative instruments or mark to market movement of other financial instruments, in each case, in accordance with GAAP; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period, (ii) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of hedging agreements and the application of Financial Accounting Standards Board Accounting Standards Codification 815 (Derivatives and Hedging) and the related tax effects,

(e) any non-cash gain (loss) related to currency remeasurements of Indebtedness and intercompany balances and other balance sheet items, and fluctuations (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances) and the related tax effects,

(f) any impairment charge, write-off or write-down, expenses, losses or other items classified by Parent as a special item (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities or as a result of a change in law or regulation),

(g) any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business), including in connection with casualty events or pursuant to any sale/leaseback transaction, together with any related provision for taxes on any such gain (or the tax effect of any such loss),

(h) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations, in each case, other than in the ordinary course of business and any after-tax income (loss) or after-tax gains or losses resulting from the closing of stores,

(i) [reserved],

(j) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period,

(k) any fees and expenses (including any transaction or retention bonus or similar payment, any earnout, contingent consideration obligation or purchase price adjustment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, merger, consolidation or amalgamation, asset disposition, casualty event, issuance or repayment of Indebtedness, issuance of equity securities, recapitalization, option buyout, refinancing transaction or amendment or other modification of any debt instrument or other transaction outside the ordinary course of business of Parent (in each case, including any such transaction consummated prior to the Seventh Amendment Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses and gains or losses, in each case, in accordance with FASB Accounting Standards Codification 460),

(l) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments and the related tax effects,

(m) extraordinary, non-recurring or unusual gains or losses or expenses,

(n) accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting principles or policies during such period,

(o) all non-cash compensation expenses, including any such expenses arising from restricted stock, stock-option grants, deferred stock units, performance units or similar equity-based awards,

(p) any income (loss) attributable to deferred compensation plans or trusts,

(q) any income (loss) from investments recorded using the equity method of accounting (but including any cash dividends or distributions actually received by Parent or any Restricted Subsidiary in respect of such investment),

(r) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(s) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, and other costs and expenses attributable to being, or preparation for becoming, a public company,

(t) any net operating gain or loss with respect to facilities, stores or distribution centers that have been closed on a non-temporary basis during the relevant period,

(u) [reserved], and

(v) any expenses, charges or losses resulting from payments to, or on behalf of, holders of Equity Interests of the Holdco Guarantors (or any direct or indirect parent thereof) with respect to customary fees and expenses incurred by such holders in connection with any secondary offering of Equity Interests of a Holdco Guarantor (or any direct or indirect parent thereof).

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to Parent and the Restricted Subsidiaries), as a result of the Transactions, any acquisition consummated prior to the Seventh Amendment Effective Date and any Permitted Acquisition on or after the Seventh Amendment Effective Date or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder (or, so long as the Borrower Representative has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party, amounts due, and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event, net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period) and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes” means the 6.0% Senior Secured Junior Lien Convertible PIK Notes due 2024 of Tailored Brands issued on the First Amendment Effective Date and issued thereafter in respect of interest accrued thereon that is paid in-kind. The Convertible Notes were redeemed or otherwise satisfied in full on or about March 5, 2024.

“Convertible ~~Notes~~Note Agreement” means the Note Purchase Agreement dated as of March 5, 2021 among Tailored Brands, as issuer, the initial holders party thereto and Wilmington Savings Fund Society, FSB, as collateral agent and notes agent, as amended, restated, amended and restated, supplemented, modified or replaced from time to time. The obligations under the Convertible Note Agreement were satisfied in full on or about March 5, 2024.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the CORRA Administrator (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.

“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Court” has the meaning set forth in the Recitals.

“Covenant Period” means any period (a) commencing on any date when Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii) $35,000,000 and (b) ending on the first day thereafter when Availability shall have been at least the greater of (i) 10% of the Line Cap then in effect and (ii) $35,000,000 for at least 30 consecutive days.

“Credit Card Accounts Receivable” means any Accounts (including Payment Intangibles) due to any Loan Party from a credit card issuer or a credit card processor in connection with purchases of Inventory of such Loan Party on (a) credit cards issued by Visa, MasterCard, American Express, Discover, PayPal, Wells Fargo, each of their respective Affiliates, and any other credit card issuers that are reasonably acceptable to the Administrative Agent, (b) private label credit cards of any Loan Party issued under non-recourse arrangements substantially similar to those in effect on the Effective Date or (c) debit cards and mall cards issued by issuers or providers that are reasonably acceptable to the Administrative Agent, in each case which have been earned by performance by such Loan Party but not yet paid to such Loan Party by such credit card issuer or credit card processor.

“Credit Card Advance Rate” means, for each calendar year, (a) during the period of three consecutive months commencing on May 1 and ending on July 31 of each such calendar year, 92.5% and (b) at all other times during each such calendar year, 90%.

“Credit Card Agreement” means any agreement between a Loan Party, on the one hand, and a credit card issuer or a credit card processor (including any credit card processor that processes purchases of Inventory from a Loan Party through debit cards or mall cards), on the other hand.

“Credit Card Notifications” means each Credit Card Notification, in form and substance reasonably satisfactory to the Administrative Agent, executed by one or more Loan Parties and delivered by such Loan Parties to credit card issuers or credit card processors that are party to any Credit Card Agreement.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s U.S. Credit Exposure plus (b) such Lender’s Canadian Credit Exposure.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day, a “CORRA Determination Date”) that is five (5) Business Days prior to (i) if such CORRA Rate Day is a Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not a Business Day, the Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrowers. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s website, so long as such first preceding Business Day is not more than five (5) Business Days prior to such CORRA Determination Day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit, Swingline Loans, Protective Advances or Overadvances within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, Swingline Loans, Protective Advances or Overadvances; provided, that a Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt by the Administrative Agent of written confirmation from such Lender that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, Swingline Loans, Protective Advances or Overadvances, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e)(i) become or is insolvent or has a direct or indirect parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding under any Insolvency Laws or otherwise, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding under any Insolvency Laws or otherwise, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (f) has, or has a direct or indirect parent company that has become the subject of a Bail-In Action.

“Deposit Account” has the meaning set forth in the applicable Security Agreement.

“Deposit Account Control Agreement” has the meaning set forth in the applicable Security Agreement.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by Parent or any of its Restricted Subsidiaries in connection with an asset sale that is so designated as Designated Noncash Consideration pursuant to a certificate of a Financial Officer of Parent delivered to the Administrative Agent setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Subsidiary” means each Subsidiary other than any Excluded Subsidiary.

“DIP Credit Agreement” has the meaning set forth in the Recitals.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Section 3.06 of the Seventh Amendment Disclosure Letter.

“Disclosure Letter” means the letter from the Borrowers to the Lenders delivered on the Effective Date.

“Disqualified Stock” means any Equity Interests which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any Equity Interests referred to in (a) above, in each case at any time prior to the first anniversary of the Maturity Date. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Stock solely because holders of the Equity Interests have the right to require the issuer of such Equity Interests to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interests provide that the issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“Document” has the meaning set forth in the U.S. Security Agreement.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Canadian Dollars or an LC Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of the Dollars with Canadian Dollars or the LC Alternative Currency, as applicable, in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“dollars,” “Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of Parent that is organized under the laws of the United States, any state of the United States or the District of Columbia.

“Dominion Period” means any period (a) during which any Event of Default has occurred and is continuing or (b) during a Reduced Availability Period; provided that if all applicable circumstances described in clauses (a) and (b) shall cease to exist, the Borrower Representative may, not more than twice during each period of 12 consecutive months, request that the Administrative Agent discontinue the applicable Dominion Period, and the Administrative Agent will promptly comply with such request and will provide notification of such discontinuance to the Loan Parties’ credit card issuers and credit card processors.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 ~~are~~were satisfied (or waived in accordance with Section 9.02), which date ~~is~~was December 1, 2020.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Accounts” means, at any time, each Account that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been earned by performance and represents the bona fide amounts due to a Loan Party and in each case is originated in the ordinary course of business of such Loan Party, and (ii) in each case is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (x) below. Without limiting the foregoing, to qualify as an Eligible Account, such Account shall indicate no Person other than a Loan Party as payee or remittance party. Any Account included within any of the following categories shall not constitute an Eligible Account:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent, (iii) Liens in respect of Prior Claims that are unregistered and that secure amounts that are not yet due and payable and (iv) Liens that are subject to the Intercreditor Agreement ~~or a Permitted Intercreditor Agreement~~;

(c) (i) with respect to which the scheduled due date is more than 90 days after the date of the original invoice therefor, (ii) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date therefor (“Overage”) when calculating the amount under this clause (ii), for the same Account Debtor, the Administrative Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor, or (iii) which has been written off the books of such Borrower or otherwise designated as uncollectible;

(d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Loan Parties exceeds 25% of the aggregate amount of Eligible Accounts of all Loan Parties;

(f) with respect to which (i) any covenant has been breached or (ii) any representation or warranty is not true in all material respects, in each case to the extent contained in this Agreement or in the applicable Security Agreement; provided that each such representation and warranty shall be true and correct in all respects to the extent already qualified by a materiality standard;

(g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation (the form of which is reasonably satisfactory to the Administrative Agent in its Permitted Discretion) which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party or if such Account was invoiced more than once;

(i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator or similar official for such Account Debtor of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any assignment, application, request or petition for liquidation, reorganization, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding under any state, provincial or federal bankruptcy laws or any other Insolvency Laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent in its Permitted Discretion), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

(l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada (or its domicile, for the purposes of the Civil Code (Quebec)) (ii) is not organized under applicable law of the U.S., any state of the U.S., the District of Columbia, or Canada unless, in any such case, such Account is backed by a letter of credit acceptable to the Administrative Agent in its Permitted Discretion which is in the possession of, and is directly drawable by, the Administrative Agent;

(m) which is owed in any currency other than U.S. dollars or Canadian Dollars;

(n) which is owed by (i) any Governmental Authority of any country other than the U .S. or Canada unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent in its Permitted Discretion which is in the possession of, and is directly drawable by, the Administrative Agent, or (ii) any Governmental Authority of the U.S. or Canada, or any department, agency, public corporation, or instrumentality thereof, unless the Financial Administration Act (Canada), as amended, (or the equivalent law of any province of Canada, if any, in the case of a Governmental Authority of such province) or the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), as applicable, and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s reasonable satisfaction;

(o) which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;

(p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r) which is evidenced by any promissory note, chattel paper or instrument;

(s) which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;

(t) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, but only to the extent of any such reduction, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;

(u) which does not comply in all material respects with the requirements of all material applicable laws and regulations, whether Federal (U.S. or Canadian), state, provincial, territorial or local, including without limitation the U.S. Federal Consumer Credit Protection Act, the U.S. Federal Truth in Lending Act and Regulation Z of the Board;

(v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;

(w) which was created on cash on delivery terms; or

(x) which the Administrative Agent determines may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.

In the event that an Account of a Loan Party which was previously an Eligible Account ceases, to the actual knowledge of a Financial Officer of Parent, to be an Eligible Account hereunder, the Borrower Representative shall notify the Administrative Agent thereof promptly, and in any event no later than the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account of a Loan Party, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments or finance charges (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or any Holdco Guarantor, Parent, any Subsidiary or any other Affiliate of Parent.

“Eligible Cash” means unrestricted cash of a Borrower which is (i) subject to the first priority perfected security interest of the Administrative Agent and (ii) held in a Deposit Account solely used for purposes of holding such cash and which account is subject to a full-dominion Deposit Account Control Agreement in favor of the Administrative Agent; provided, that the Loan Parties shall obtain the prior written consent from the Administrative Agent for any withdrawal of funds from such Deposit Account, together with an updated calculation of Eligible Cash and an updated Borrowing Base Certificate after giving effect thereto.

“Eligible Credit Card Accounts Receivable” means at the time of any determination thereof, each Credit Card Accounts Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Accounts Receivable (i) has been earned by performance and represents the bona fide amounts due to a Loan Party from a credit card issuer or credit card processor, and in each case is originated in the ordinary course of business of such Loan Party, and (ii) in each case is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (o) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Accounts Receivable, such Credit Card Accounts Receivable shall indicate no Person other than a Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Accounts Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual fees and charges due to the credit card issuer or credit card processor, discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a credit card issuer or credit card processor pursuant to the terms of any agreement or understanding) and (ii) the aggregate amount of all cash received in respect of such Credit Card Accounts Receivable but not yet applied by the Loan Parties to reduce the amount of such Credit Card Accounts Receivable. Any Credit Card Account Receivable included within any of the following categories shall not constitute an Eligible Credit Card Account Receivable:

(a) which is not earned or does not represent the bona fide amount due to a Loan Party from a credit card processor or a credit card issuer that originated in the ordinary course of business of the applicable Loan Party;

(b) which is not owned by a Loan Party or to which a Loan Party does not have good or marketable title;

(c) in which the payee of such Credit Card Account Receivable is a Person other than a Loan Party;

(d) which does not constitute an “Account” (as defined in the UCC or the PPSA, as applicable) or a Payment Intangible;

(e) which has been outstanding for more than five Business Days (or, in the case of American Express, 10 Business Days) from the date of sale;

(f) with respect to which the applicable credit card issuer, credit card processor or debit card or mall card issuer or provider has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, interim receiver, custodian, trustee, monitor, administrator, sequestrator or liquidator, (iii) filed, or had filed against it (but only so long as any such involuntary filing has not been stayed or vacated), any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state, provincial, territorial or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent or (vi) ceased operation of its business;

(g) which is not a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor with respect thereto;

(h) which is not subject to a properly perfected first priority Lien in favor of the Administrative Agent (for the benefit of the Lender Parties);

(i) which is subject to any Lien, other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Lender Parties), (ii) any Permitted Encumbrances contemplated by the applicable processor agreements and for which appropriate Reserves (as determined by the Administrative Agent in its Permitted Discretion) have been established, (iii) Liens permitted by Section 6.02(i), (iv) Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable and (v) Liens that are subject to the Intercreditor Agreement ~~or a Permitted Intercreditor Agreement~~;

(j) with respect to which (i) any covenant has been breached or (ii) any representation or warranty is not true in all material respects, in each case to the extent contained in this Agreement, the applicable Security Agreement or in the Credit Card Agreements relating to such Credit Card Account Receivable; provided that each such representation and warranty shall be true and correct in all respects to the extent already qualified by a materiality standard;

(k) which is subject to risk of set-off, recoupment, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, to the extent of the lesser of the balance of the applicable Credit Card Accounts Receivable or the unpaid credit card processor fees;

(1) which is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;

(m) which the Administrative Agent in its Permitted Discretion determines may not be paid by reason of the applicable credit card processor’s, credit card issuer’s or debit card or mall card issuer’s or provider’s inability to pay;

(n) which represents a deposit or partial payment in connection with the purchase of Inventory of such Loan Party;

(o) which is not subject to a Credit Card Notification; or

(p) which does not meet such other usual and customary eligibility criteria for Credit Card Accounts Receivable in the Loan Parties’ industry generally as the Administrative Agent in its Permitted Discretion may determine from time to time; provided, however, that the Administrative Agent shall not add any additional eligibility criteria (or amend any then-existing eligibility criteria to make the same more restrictive) without giving at least three Business Days’ prior written notice to the Borrower Representative.

In the event that (a) a Financial Officer of Parent has actual knowledge that any credit card issuer, credit card processor or debit card or mall card issuer or provider with respect to Eligible Credit Card Accounts Receivable ceases to comply with the requirements of clause (f) above or (b) a Credit Card Account Receivable which was previously an Eligible Credit Card Account Receivable ceases to be an Eligible Credit Card Account Receivable hereunder (other than by reason of clause (m) or (p) above), the applicable Loan Party or the Borrower Representative shall notify the Administrative Agent thereof promptly, and in any event not later than the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

In determining the amount of an Eligible Credit Card Account Receivable, the face amount of a Credit Card Account Receivable may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, credits or credits pending, price adjustments or finance charges (including any amount that any Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) applicable to such Credit Card Account Receivable, (ii) the aggregate amount of all cash received in respect of such Credit Card Account Receivable but not yet applied by any Loan Party to reduce the amount of such Credit Card Account Receivable and (iii) the amount of all customary fees and expenses in connection with any credit card arrangement.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Loan Party that are finished goods or blank inventory (or, solely in the case of the U.S. Borrowers, uncut fabric bolsters), merchantable and readily saleable in the ordinary course of the Loan Parties’ business, in each case that, except as otherwise agreed by the Administrative Agent, is not excluded as ineligible by virtue of one or more of the criteria set forth below. The following items of Inventory shall not be included in Eligible Inventory:

(a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent (for the benefit of the Lender Parties);

(b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent (for the benefit of the Lender Parties), (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent (for the benefit of the Lender Parties), (iii) Liens in respect of Prior Claims that are unregistered and secure amounts that are not yet due and payable, and (iv) Liens that are subject to the Intercreditor Agreement ~~or a Permitted Intercreditor Agreement~~;

(c) which is unmerchantable, defective, damaged or unfit for sale (as such terms are customarily used in the Loan Parties’ industry), or is not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or is unacceptable due to age, type, category and/or quantity, in each case, consistent with the usage of such terms in the most recent inventory appraisal received by the Administrative Agent as contemplated hereby;

(d) with respect to which (i)(A) any covenant has been breached or (B) any representation or warranty is not true in all material respects, in each case to the extent contained in this Agreement or in the applicable Security Agreement; provided that each such representation and warranty shall be true and correct in all respects to the extent already qualified by a materiality standard or (ii) which does not conform in all material respects to all standards imposed by any applicable Governmental Authority;

(e) in which any Person other than such Loan Party shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which is not finished goods or blank inventory (or, solely in the case of the U.S. Borrowers, uncut fabric bolsters) or which constitutes packaging and shipping material, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business (for the avoidance of doubt, sales in the ordinary course of business includes clearance sales);

(g) which is not located in the United States or, solely in the case of Inventory of a Canadian Loan Party, Canada or is in transit with a common carrier from vendors and suppliers; provided that up to $43,000,000 of such Inventory in transit shall not be excluded from being Eligible Inventory pursuant to this clause (g) so long as (i) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Inventory (and, if such Inventory is in transit from outside the United States, such bill of lading is negotiable), (2) evidence of satisfactory casualty insurance naming the Administrative Agent as lender’s loss payee and otherwise covering such risks as the Administrative Agent may reasonably request, (3) confirmation that the applicable Loan Party has paid for the goods (unless such Loan Party’s payment obligations are covered by a Commercial Letter of Credit or a private label letter of credit) or that the applicable Loan Party has title to such Inventory (together with such evidence thereof as the Administrative Agent may from time to time require) and (4) if the bill of lading is (A) non-negotiable, a duly executed Collateral Access Agreement or other bailee agreement reasonably satisfactory to the Administrative Agent from the applicable customs broker for such Inventory, or (B) negotiable, confirmation that the bill is issued in the name of such Loan Party and consigned to the order of the Administrative Agent, and a reasonably acceptable agreement has been executed with such Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and will follow instructions of the Administrative Agent with respect to the disposition thereof and of the goods, (ii) the common carrier is not an Affiliate of the applicable vendor or supplier and (iii) the customs broker is not an Affiliate of any Loan Party;

(h) which is located in any location leased by the applicable Loan Party (other than any retail store of such Loan Party located in a jurisdiction that does not provide for a common law or statutory landlord’s lien on the personal property of tenants that would be prior or superior to that of the Administrative Agent) unless (i) the lessor (and any mortgagee, if applicable) has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

(i) which is located at an owned location subject to mortgage in favor of a Person other than the Administrative Agent, unless the mortgagee is party to the Intercreditor Agreement or ~~a Permitted Intercreditor Agreement or~~ has delivered a Collateral Access Agreement or other mortgagee agreement in form and substance satisfactory to the Administrative Agent in its Permitted Discretion;

(j) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (g) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion; provided that up to $10,000,000 at any one time of such Inventory described in this clause (i) and not meeting the requirements of the preceding subclauses (i) and (ii) may be included as Eligible Inventory to the extent such Inventory is being held for not more than 60 days in a warehouse pending delivery to a store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store);

(k) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(l) which is the subject of a consignment by a Loan Party as consignor;

(m) which contains or bears any intellectual property rights licensed to a Loan Party unless the Administrative Agent is satisfied in its Permitted Discretion that it may sell or otherwise dispose of such Inventory without (i) infringing the intellectual property rights of such licensor, (ii) violating any contract with such licensor or (iii) incurring any liability with respect to payment of royalties to licensor other than royalties or other payments incurred pursuant to sale or disposal of such Inventory under the current licensing agreement;

(n) which is not reflected in a current perpetual inventory report of the applicable Loan Party (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);

(o) for which reclamation rights have been asserted by the seller; and

(p) which does not meet such other eligibility criteria for Inventory as the Administrative Agent in its Permitted Discretion may determine from time to time;

provided   further that in determining the value of the Eligible Inventory, such value shall be reduced by, without duplication, any amounts representing (i) Vendor Rebates; (ii) costs included in Inventory relating to advertising; (iii) to the extent determined by the Administrative Agent in its Permitted Discretion to be appropriate, the shrink reserve; (iv) the unreconciled discrepancy between the general inventory ledger and the perpetual inventory ledger, to the extent the general inventory ledger reflects less Inventory than the perpetual inventory ledger; and (v) a reserve for Inventory which is designated or demanded to be returned to or retained by the applicable vendor or which is recognized as damaged or off quality by the applicable Loan Party.

In the event that a Financial Officer of the Parent has actual knowledge that Inventory at any location having a fair market value of $7,500,000 or more which was previously Eligible Inventory ceases to be Eligible Inventory hereunder (other than by reason of clause (o) above), such Loan Party or the Borrower Representative shall promptly notify the Administrative Agent thereof and, in any event, not later than the submission to the Administrative Agent of the next Borrowing Base Certificate hereunder; provided   further that the Administrative Agent may, in its Permitted Discretion, upon receipt of such notice as set forth above, adjust the applicable Borrowing Base to reflect such change in Eligible Inventory.

“Eligible Rental Inventory” means, as of the date of determination thereof, without duplication, items of Rental Product of a Loan Party that are not excluded as ineligible by virtue of one or more of the criteria set forth below. The following items of Rental Product shall not be included in Eligible Rental Inventory:

(a) which does not meet the requirements set forth in clauses (a), (b), (d), (e), (f), (i), (j), (k), (l) or (n) of the definition of “Eligible Inventory”;

(b) which is unmerchantable, defective, damaged or unfit for rental (as such terms are customarily used in the Loan Parties’ industry), or is unacceptable due to age, type, category and/or quantity, in each case, consistent with the usage of such terms in the most recent appraisal received by the Administrative Agent as contemplated hereby;

(c) which is not located in the United States or, solely in the case of Rental Product of a Canadian Loan Party, Canada, or is in transit with a common carrier from vendors and suppliers; provided that up to $10,000,000 of such Rental Product in transit shall not be excluded from being Eligible Rental Inventory pursuant to this clause (c) so long as (i) the Administrative Agent shall have received (1) a true and correct copy of the bill of lading and other shipping documents for such Rental Product (and, if such Rental Product are in transit from outside the United States, such bill of lading is negotiable), (2) evidence of satisfactory casualty insurance naming the Administrative Agent as lender’s loss payee and otherwise covering such risks as the Administrative Agent may reasonably request, (3) confirmation that the applicable Loan Party has paid for the goods (unless such Loan Party’s payment obligations are covered by a Commercial Letter of Credit or a private label letter of credit) or that the applicable Loan Party has title to such Rental Product (together with such evidence thereof as the Administrative Agent may from time to time require) and (4) if the bill of lading is (A) non-negotiable, a duly executed Collateral Access Agreement or other bailee agreement reasonably satisfactory to the Administrative Agent from the applicable customs broker for such Rental Product, or (B) negotiable, confirmation that the bill is issued in the name of such Loan Party and consigned to the order of the Administrative Agent, and a reasonably acceptable agreement has been executed with such Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the Administrative Agent and will follow instructions of the Administrative Agent with respect to the disposition thereof and of the goods, (ii) the common carrier is not an Affiliate of the applicable vendor or supplier and (iii) the customs broker is not an Affiliate of any Loan Party;

(d) (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor or rental customer) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (c) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion; provided that up to $5,000,000 at any one time of such Rental Product described in this clause (d) and not meeting the requirements of the preceding subclauses (i) and (ii) may be included as Eligible Rental Inventory to the extent such rentals are being held for not more than 60 days in a warehouse pending delivery to a store upon the initial opening thereof (including the initial opening after the renovation or remodeling of a store);

(e) which is not reflected in a current rental inventory report of the applicable Loan Party in a form reasonably acceptable to the Administrative Agent;

(f) which is reflected in an internal report of the applicable Loan Party as “damaged”, “hold”, “lost”, “repair” or “ship”, or such similar designation used by the Loan Parties from time to time;

(g) which, if such Rental Product constitutes “laundry” (as reflected in an internal report of the applicable Loan Party), is not under the control of a Loan Party and located at a facility which (i) is leased by a Loan Party unless (A) the lessor (and any mortgagee, if applicable) has delivered to the Administrative Agent a Collateral Access Agreement or (B) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion or (ii) is owned by a Loan Party and is subject to mortgage in favor of a Person other than the Administrative Agent, unless (A) the mortgagee is party to the Intercreditor Agreement or ~~a Permitted Intercreditor Agreement or~~ (B) has delivered a Collateral Access Agreement or other mortgagee agreement in form and substance satisfactory to the Administrative Agent in its Permitted Discretion; and

(g) which does not meet such other eligibility criteria for Rental Product as the Administrative Agent in its Permitted Discretion may determine from time to time;

provided   further that in determining the value of the Eligible Rental Inventory, such value shall be reduced by, without duplication, any amounts representing (i) Vendor Rebates; (ii) costs included in Eligible Rental Inventory relating to advertising; (iii) to the extent determined by the Administrative Agent in its Permitted Discretion to be appropriate, the shrink reserve; and (iv) a reserve for Rental Product which is designated or demanded to be returned to or retained by the applicable vendor or which is recognized as damaged or off quality by the applicable U.S. Borrower.

In the event that a Financial Officer of the Borrower Representative has actual knowledge that Rental Product at any location having a fair market value of $7,500,000 or more which was previously Eligible Rental Inventory ceases to be Eligible Rental Inventory hereunder (other than by reason of clause (f) above), such U.S. Borrower or the Borrower Representative shall promptly notify the Administrative Agent thereof and, in any event, not later than the submission to the Administrative Agent of the next Borrowing Base Certificate hereunder; provided   further that the Administrative Agent may, in its Permitted Discretion, upon receipt of such notice as set forth above, adjust the U.S. Borrowing Base to reflect such change in Eligible Rental Inventory.

“Eligible Successor Agent” means (x) a bank or financial institution that is organized under the laws of the United States or any State or district thereof with an office in New York, New York which has a combined capital surplus of at least $200,000,000 or (y) in the case of the Canadian Administrative Agent only, an Affiliate of the Administrative Agent acting through a branch or an office in Canada.

“Enhanced Reporting Period” means any period (a) commencing at any time when Specified Availability shall be less than the greater of (i) 12.5% of the Line Cap and (ii) $40,000,000 for three consecutive Business Days, and (b) ending when Specified Availability shall have been greater than the greater of (i) 12.5% of the Line Cap then in effect and (ii) $40,000,000 for a period of 30 consecutive days.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” means all applicable federal, state, and local laws (including common law), regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), orders-in-council, and binding agreements with any Governmental Authority in each case, relating to pollution or protection of the Environment, human health and safety (to the extent related to exposure to Hazardous Materials), or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” means any liability, claim, action, suit, agreement, judgment or order arising under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threat of Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of such conversion, any Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived or a failure to make a required contribution to a Multiemployer Plan, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than PBGC premiums due but not delinquent under Section 4007 of ERISA), (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (h) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan, (i) the receipt by any Loan Party or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA or Section 432 of the Code, (j) a failure by any Loan Party or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability, or (k) the occurrence of a non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which any Loan Party or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or could otherwise reasonably be expected to be liable.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” or “€” means the single currency of the Participating Member States.

“European Union” means the region comprised of member states of the European Union pursuant to the Treaty on the European Union.

“Events of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Account” means any deposit account or securities account of a Loan Party of the type described in the definition of “Excluded Accounts” in the applicable Security Agreement.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of Parent, (b) any Foreign Subsidiary of Parent, (c) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary of Parent that is a CFC and (d) any CFC Holdco, (e) any Subsidiary that is prohibited or restricted by applicable law from providing a Loan Guarantee of the applicable Guaranteed Obligations or if such Loan Guarantee would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received, (f) any Subsidiary that is a not-for-profit organization, (g) [reserved], (h) [reserved], and (i) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to Parent), the cost or other consequences of becoming a Loan Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom. Notwithstanding the foregoing, no Canadian Subsidiary shall be excluded from being required to comply with the Collateral and Guarantee Requirement pursuant to clauses (b), (c) or (d) above. Notwithstanding anything herein or in any other Loan Document to the contrary, a Subsidiary that ceases to be a wholly owned Subsidiary of Parent as a result of a transfer of the relevant Equity Interests (i) to an Affiliate of Parent or (ii) in a transaction that is not a bona fide arm’s-length transaction shall not be deemed to be an Excluded Subsidiary by virtue of clause (a) of this definition of “Excluded Subsidiary”.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Loan Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Loan Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guarantee or Lien is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed by a jurisdiction as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, such jurisdiction or as a result of any other present or former connection between such Recipient and such jurisdiction (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document), (b) withholding Taxes imposed on amounts payable to or for the account of any Lender with respect to an applicable interest in a Loan or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Revolving Commitment (or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan) (in each case, other than pursuant to an assignment request under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case under clause (i) or (ii) to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Revolving Commitment, as applicable, or to such Lender immediately before it changed its lending office, (c) any Taxes attributable to a Recipient’s failure to comply with Section 2.17(e), (d) any withholding Taxes imposed under FATCA and (e) Taxes imposed under the ITA payable by virtue of the Recipient being a Person with whom a Canadian Loan Party does not deal at arm’s length for purposes of the ITA or being a “specified nonresident shareholder” (as that term is defined in subsection 18(5) of the ITA) of a Canadian Loan Party or a Person not dealing at arm’s length with such a “specified nonresident shareholder” for purposes of the ITA (other than any such non-arm’s length relationship arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to or enforced any Loan Document and/or sold or assigned an interest in any Loan Document).

“Expected Run Rate Benefits” has the meaning set forth in clause (a)(xvi) of the definition of “Consolidated EBITDA.”

“Existing Letters of Credit” means the letters of credit referred to in Section 2.06(k) of the Disclosure Letter.

“Facility” means each of the U.S. Facility and the Canadian Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time), and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Fee Letters” means, collectively, the Agent Fee Letter and the Lender Fee Letter.

“Fifth Amendment” means the Fifth Amendment to Credit Agreement, dated as of March 31, 2023, by and among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Canadian Administrative Agent.

“Fifth Amendment Effective Date” has the meaning ascribed to it in the Fifth Amendment.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer, vice president or controller of such Person.

“First Amendment” means the First Amendment and Joinder to Credit Agreement, dated as of March 5, 2021.

“First Amendment Effective Date” has the meaning ascribed to it in the First Amendment.

“Fixed Charge Coverage Ratio” means, with respect to any period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Capital Expenditures for such period (except to the extent financed with long-term Indebtedness (excluding Loans)) to (b) Consolidated Fixed Charges for such period.

“Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~Adjusted~~ Term SOFR Rate, Canadian Prime Rate or the Adjusted Term CORRA Rate, as applicable. For the avoidance of doubt the Floor as of the ~~Sixth~~Seventh Amendment Effective Date is 0.00%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of Parent, other than a Domestic Subsidiary.

“Funding Account(s)” means the deposit account(s) of the Borrowers to which the Administrative Agent or the Swingline Lender is authorized by the Borrowers (or by the Borrower Representative on their behalf) to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.

“Gift Card Reserve” means, at any time, the sum of (a) 50% of the aggregate remaining amount at such time of outstanding gift certificates and gift cards sold by the Loan Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price of Inventory and (b) 100% of the aggregate amount at such time of outstanding customer deposits and merchandise credits entitling the holder thereof to use all or a portion of such deposit or credit to pay all or a portion of the purchase price of Inventory or deposits for Rental Product.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether provincial, territorial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of Parent)).

“Guaranteed Obligations” has the meaning set forth in Section 10.01.

“Hazardous Materials” means any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any applicable Environmental Law, including, without limitation, any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances or mold.

“Holdco Guarantors” means, collectively, Tailored Brands and Midco.

“Hypothecary Representative” has the meaning set forth in Article VIII.

“Incremental Equivalent Debt” has the meaning ascribed to it in the Term Credit Agreement as in effect on the ~~First~~Seventh Amendment Effective Date.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees of Parent or any Restricted Subsidiary and (iii) any purchase price adjustment or earnout incurred in connection with an acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is, or becomes, reasonably determinable), (e) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person (but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of such property, if such Indebtedness has not been assumed by such Person), and (i) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor by contract, as a matter of law or otherwise as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Indenture” means the Indenture dated as of January 28, 2026, among the Company, as issuer, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent (in such capacities, the “Indenture Agent”), as amended, restated, amended and restated, supplemented, modified or replaced from time to time.

“Indenture Agent” has the meaning set forth in the definition of “Indenture”.

“Indenture Notes” means the 9.000% Senior Secured Notes due 2031 of the Company issued on January 28, 2026 pursuant to the Indenture.

“Information” has the meaning set forth in Section 9.12.

“Insolvency Laws” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), in each case as amended, and any other applicable state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any corporate law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement dated as of the Effective Date among each Holdco Guarantor, Parent and Subsidiaries party thereto, as the same may be amended ~~in accordance with the terms hereof and thereof~~, restated, amended and restated, supplemented or otherwise modified from time to time.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated as of ~~the First Amendment Effective Date~~March 5, 2021, among the U.S. Borrowers, the Administrative Agent, the ~~administrative agent for the Term Credit Agreement, and the collateral agent and notes agent under the Convertible Notes Agreement, as amended in accordance with the terms hereof and thereof.~~Term Loan Agent (after giving effect to that certain Agent Joinder dated as of January 28, 2026, executed and delivered by the Term Loan Agent and acknowledged by the Administrative Agent), and the Indenture Agent (after giving effect to that certain Agent Joinder dated as of January 28, 2026, executed and delivered by the Indenture Agent and acknowledged by the Administrative Agent), as amended, restated, amended and restated, supplemented, modified or replaced from time to time.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.08, which shall be, in the case of any such written request, in the form of Exhibit F or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Protective Advance or an Overadvance) or Canadian Prime Rate Loan, the first Business Day of each ~~fiscal~~calendar quarter of Parent and the Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date, and (c) with respect to any Protective Advance or Overadvance, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower Representative may elect and (b) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the date which is one or three months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning set forth in each Security Agreement.

“Inventory Advance Rate” means, for each calendar year, (a) during the period of three consecutive months commencing on May 1 and ending on July 31 of each such calendar year, 92.5% and (b) at all other times during each such calendar year, 90%.

“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by a Financial Officer of Parent)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee,” (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by a Financial Officer of Parent) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by a Financial Officer of Parent) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by a Financial Officer of Parent) of such Equity Interests at the time of the issuance thereof.

“IP Security Agreements” has the meaning set forth in the Security Agreement.

“IPO Entity” means, at any time at and after a Qualifying IPO, Parent, a Parent Entity or any IPO Listco described in clause (b) of the definition thereof, as the case may be, the Equity Interests in which were issued or otherwise sold pursuant to the Qualifying IPO or any other transaction that results in any Parent Entity being publicly traded; provided, that, immediately following the Qualifying IPO, each Borrower is a wholly-owned direct or indirect subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrowers immediately prior to the Qualifying IPO.

“IPO Listco” means any (a) IPO Entity or (b) any wholly owned subsidiary of Parent formed in contemplation of a Qualifying IPO to become the IPO Entity; provided, that the Borrower Representative shall, promptly following its formation, notify the Administrative Agent of the formation of any IPO Listco.

“IPO Reorganization Transactions” means, collectively, the transactions taken in connection with, or in preparation for, and reasonably related to consummating a Qualifying IPO, including any reorganization or tax planning activities so long as after giving effect thereto neither the security interests of the Lenders in the Collateral or the Guarantees of the Secured Obligations, taken as a whole, would be materially impaired; provided, that in no event shall any IPO Reorganization Transactions result in any ABL Priority Collateral ceasing to be subject to a first-priority perfected Lien in favor of the Administrative Agent (for the benefit of the Lender Parties) or ceasing to be owned by a Loan Party (unless the transferee thereof contemporaneously becomes a Loan Party and grants such Lien), in each case without the express prior written consent of the Required Lenders.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means, individually and collectively as the context may require, each U.S. Issuing Bank and each Canadian Issuing Bank.

“ITA” means the Income Tax Act (Canada), as amended.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit H-1 executed by a Restricted Subsidiary and the Administrative Agent.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Alternative Currency” means (a) Sterling, (b) Euros or (c) any other lawful currency (other than Dollars) acceptable to the applicable Administrative Agent, and the applicable Issuing Bank or which, in the case of this clause (c), is freely transferable and convertible into Dollars and is freely available to the applicable Issuing Bank.

“LC Collateral Account” has the meaning set forth in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit. The date of an LC Disbursement shall be the date of payment by the applicable Issuing Bank under a Letter of Credit or a time draft presented thereunder, as the case may be.

“LC Exposure” means, at any time, the U.S. LC Exposure and the Canadian LC Exposure.

“LCT Election” has the meaning set forth in Section 1.09.

“LCT Test Date” has the meaning set forth in Section 1.09.

“Lender Fee Letter” means the Fee Letter dated August 2, 2020, among Tailored Brands, Inc., the Borrowers and JPMCB, with respect to fees payable to the Administrative Agent for the benefit of the Lenders.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Parties” means (a) the Administrative Agent, (b) the Canadian Administrative Agent, (c) the Arrangers, (d) the Co-Syndication Agents, (e) the Co-Documentation Agents, (f) the Lenders, (g) the Issuing Banks, (h) Qualified Counterparties to whom any Banking Services Obligations are owing, (i) Qualified Counterparties to whom Swap Obligations constituting Secured Obligations hereunder are owing, (j) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (k) the permitted successors and assigns of the foregoing.

“Lenders” means the Persons listed on Schedule 2.01 hereto and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an amendment referred to in Section 2.09(e), other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means ~~each Existing Letter of Credit and~~ any letter of credit or similar instrument (including a bank guarantee) acceptable to the Applicable Administrative Agent and the applicable Issuing Bank issued pursuant to this Agreement.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Eligible Transaction” means any Permitted Acquisition or similar Investment permitted under Section 6.04 by any Loan Party or one or more of the Restricted Subsidiaries, including by way of merger or amalgamation, of any assets, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Limited Condition Transaction” means any Limited Condition Eligible Transaction with respect to which the Borrower Representative has made an LCT Election.

“Line Cap” means, as of any date of determination thereof by the Administrative Agent, an amount equal to the lesser of (i) the total Revolving Commitments then in effect and (ii) the Aggregate Borrowing Base.

“Loan Documents” means this Agreement, the Disclosure Letter, the Seventh Amendment Disclosure Letter, the Collateral Documents, the Intercreditor Agreement, ~~any Permitted Intercreditor Agreement,~~ the Fee Letters, the Intercompany Subordination Agreement, each perfection certificate, any amendment referred to in Section 2.09(e) and, except for purposes of Section 9.02, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent, the Canadian Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent, the Canadian Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantee” means Article X of this Agreement.

“Loan Guarantor” means (a) each Person that guaranties all or a portion of the Secured Obligations, including each Holdco Guarantor, Parent and any Person that is a “Loan Guarantor” under the Loan Guarantee, and (b) each other Person that becomes a guarantor after the Effective Date pursuant to Section 5.03 of this Agreement or otherwise.

“Loan Parties” means the U.S. Loan Parties and the Canadian Loan Parties.

“Loans” means the loans and advances made by the Lenders or the Applicable Administrative Agent pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) Equity Interests in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith) exceeds $12,500,000.

“Material Adverse Effect” means a material adverse effect on (a) the results of operations, assets, business or financial condition of Parent and the Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their monetary obligations under the Loan Documents to which it is a party, or (c) the rights of or benefits available to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Lenders under the Loan Documents.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by Parent or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment but excluding earnout or similar payments) and all other consideration payable in connection therewith) exceeds $12,500,000.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and the Loan Guarantee), or obligations in respect of one or more Swap Agreements, of any one or more of Parent and the Restricted Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means ~~March 31~~July 21, ~~2028~~2031 (the “Scheduled Maturity Date”); provided that, if on the date that is 91 days prior to the final scheduled maturity (as such final scheduled maturity may be extended or otherwise modified~~) of any term loans~~, including in connection with any applicable Refinancing Indebtedness) of any payment obligations outstanding under the Term Credit Agreement ~~any such term loans or other~~, the Indenture or any other Material Indebtedness, as applicable, any such payment obligations remain outstanding, then the Maturity Date shall be automatically modified to be such date; provided, in each case, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Liability” has the meaning set forth in Section 10.09.

“Maximum Rate” has the meaning set forth in Section 9.16.

“Midco” means New TMW Midco LLC, a Delaware limited liability company and the direct parent of Parent.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions or has any ongoing obligation with respect to withdrawal liability (within the meaning of Title IV of ERISA).

“Net Orderly Liquidation Value” means, with respect to Inventory or Rental Product of any Person, the orderly liquidation value thereof, as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion by an appraiser reasonably acceptable to the Administrative Agent (which, for the avoidance of doubt, shall include the results of appraisals conducted pursuant to Section 5.12).

“New TMW” has the meaning set forth in the introductory paragraph of this Agreement.

“Non-Consenting Lender” has the meaning set forth in Section 9.02(d).

“Non-Paying Borrower” has the meaning set forth in Section 10.10.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligated Party” has the meaning set forth in Section 10.02.

“Obligations” means, individually and collectively as the content may require, the U.S. Obligations and the Canadian Obligations.

“Original Currency” has the meaning set forth in Section 9.21.

“Original Indebtedness” has the meaning set forth in the definition of “Refinancing Indebtedness.”

“Original Term Credit Agreement” means the Senior Term Credit Agreement dated as of the Effective Date, among Parent, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent, as amended as of the First Amendment Effective Date and as the same may be further amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time, in whole or in part, in an agreement or agreements or indenture or indentures (in each case with the same or new agents, lenders or institutional investors), whether or not such Original Term Credit Agreement remains outstanding, including any agreement or agreements or indenture or indentures adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof. The obligations under the Original Term Credit Agreement were repaid in full on December 18, 2023.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, excluding any such Taxes imposed with respect to an assignment by a Lender (other than an assignment made pursuant to Section 2.19) if such Tax is imposed as a result of a present or former connection between the assigner or assignee and the jurisdiction imposing such Tax (other than connections arising from such having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to or enforced any Loan Document, and/or sold or assigned an interest in any Loan Document).

“Overadvance” means a U.S. Overadvance or a Canadian Overadvance.

“Overadvance Exposure” means, at any time, the sum of the Canadian Overadvance Exposure and the U.S. Overadvance Exposure.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.~~“Parent” means New TMW.~~

“Parent” means (a) prior to a Qualifying IPO, New TMW and (b) on and after a Qualifying IPO, (x) if the IPO Entity is New TMW or any Person of which New TMW is a subsidiary, New TMW or (y) if the IPO Entity is a subsidiary of New TMW, the IPO Entity.

“Parent Entity” means any Person that, with respect to another Person, directly or indirectly owns more than 50% of the total voting power of the voting stock of such other Person. Unless the context otherwise requires, any reference to Parent Entity refers to a Parent Entity of the Borrowers.

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Participants” has the meaning set forth in Section 9.04(c)(i).

“Participating Member State” means any member state of the European Communities that adopts or has adopted (and has not ceased to adopt) the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Paying Borrower” has the meaning set forth in Section 10.10.

“Payment” has the meaning set forth in Article VIII.

“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of the entering into of such transaction or the making of such payment, and (b) on a Pro Forma Basis after giving effect to such transaction or payment and any incurrence or repayment of Indebtedness in connection therewith:

(i) in the case of any Restricted Payment, either (A) both (I) Specified Availability on such date and for each of the 30 days preceding such Restricted Payment is equal to or greater than the greater of (x) $45,000,000 and (y) 15% of the Line Cap and (II) the Fixed Charge Coverage Ratio for the most recently ended four fiscal quarter period of Parent for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) is at least 1.0 to 1.0 or (B) Specified Availability on such date and for each of the 30 days preceding such Restricted Payment is equal to or greater than the greater of (x) $60,000,000 and (y) 20% of the Line Cap; and

(ii) in all other cases, either (A) both (I) Specified Availability on such date and for each of the 30 days preceding such transaction or payment is equal to or greater than the greater of (x) $40,000,000 and (y) 12.5% of the Line Cap and (II) the Fixed Charge Coverage Ratio for the most recently ended four fiscal quarter period of Parent for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) is at least 1.0 to 1.0 or (B) Specified Availability on such date and for each of the 30 days preceding such transaction or payment is equal to or greater than the greater of (x) $55,000,000 and (y) 17.5% of the Line Cap;

provided that, in each case, the Borrower Representative shall have delivered a customary officer’s certificate to the Administrative Agent certifying as to compliance with the requirements of clauses (a) and (b), together with reasonably detailed supporting calculations therefor.

“Payment Intangibles” has the meaning set forth in the U.S. Security Agreement.

“Payment Notice” has the meaning set forth in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Permitted Acquisition” means the purchase or other acquisition by Parent or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person if (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person will be, upon the consummation of such acquisition a Restricted Subsidiary, in each case including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person, or (b) in the case of any purchase or other acquisition of other assets, such assets will be owned by Parent or a Restricted Subsidiary; provided that (i) no Event of Default exists at the date the agreement relating to such Permitted Acquisition is entered into, (ii) the Payment Conditions are satisfied and (iii) the acquisition is consensual; provided, further, that the aggregate consideration paid in all Permitted Acquisitions by the Parent and its Restricted Subsidiaries (other than in the form of Equity Interests (other than Disqualified Stock) of the Company) in respect of Equity Interests in Persons that do not become Loan Parties and assets that are not owned by Loan Parties shall not, except as otherwise permitted by another provision of Section 6.04, exceed $50,000,000.

“Permitted Debt” means Indebtedness of any U.S. Borrower (including any Guarantee thereof by a U.S. Borrower) so long as (i) no portion of such Indebtedness has a scheduled maturity prior to the date that is 91 days after the final Maturity Date, (ii) except as contemplated by the final proviso to Section 6.01(a)(xii), no Subsidiary of Parent that is not a U.S. Borrower is an obligor in respect of such Indebtedness, (iii) the terms and conditions of such Indebtedness (other than interest rates, fees and call protection) are not, taken as a whole, more restrictive than the terms of the Term Credit Agreement (as determined in good faith by Parent) and (iv) such Indebtedness is not secured by any Liens on any assets of Parent or any Restricted Subsidiary.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes (i) that are not yet delinquent or (ii) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) Parent or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (C) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of Parent or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made to secure the performance of bids, trade contracts (other than Indebtedness for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;

(f) easements, zoning restrictions, rights-of-way, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and similar encumbrances and exceptions to title on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Parent or any Subsidiary or the ordinary operation of such real property;

(g) customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC in respect of payment items in the course of collection;

(h) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable law, including the PPSA) regarding operating leases or consignments;

(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;

(j) Liens arising in the ordinary course of business in favor of custom and forwarding agents and similar Persons in respect of imported goods and merchandise in the custody of such Persons;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l) Liens or rights of setoff against credit balances of Parent or any Subsidiary with credit card issuers or credit card processors to secure obligations of Parent or such Subsidiary, as the case may be, to any such credit card issuer or credit card processor incurred in the ordinary course of business as a result of fees and chargebacks;

(m) other Liens that are contractual rights of set-off; and

(n) non-exclusive licenses of intellectual property granted in the ordinary course of business or granted in connection with intellectual property that Parent or any Subsidiary is permitted to sell;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clause (c) above securing letters of credit, bank guarantees or similar instruments.

“Permitted Holders” means (a) Silver Point Capital, L.P. and any of its Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing or any company controlled by a portfolio company, and (b) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clause (a) are members; provided, that the Persons described in clause (a) beneficially own a majority of the voting Equity Interests beneficially owned by such group.

“Permitted Tax Restructuring” means any reorganizations and other activities related to Tax planning and Tax reorganization entered into prior to, on or after the Seventh Amendment Effective Date so long as such Permitted Tax Restructuring is not materially adverse to the Lenders (as determined by the Borrower Representative in good faith); provided, that in no event shall any Permitted Tax Restructuring result in any ABL Priority Collateral ceasing to be subject to a first-priority perfected Lien in favor of the Administrative Agent (for the benefit of the Lender Parties) or ceasing to be owned by a Loan Party (unless the transferee thereof contemporaneously becomes a Loan Party and grants such Lien), in each case without the express prior written consent of the Required Lenders.

~~“Permitted Intercreditor Agreement” means an intercreditor agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative, that contains terms and conditions that are within the range of terms and conditions customary for intercreditor agreements that are of the type that govern intercreditor relationships between holders of asset-based senior secured credit facilities, on the one hand, and holders of the same type of Indebtedness as the applicable Indebtedness permitted hereunder subject to such intercreditor agreement, on the other.~~

~~“Permitted Specified Indebtedness” means Indebtedness so long as (i) no portion of such Indebtedness has a stated final maturity date that is prior to the date that is 91 days after the Scheduled Maturity Date, (ii) such Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Loan Party or of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the Term Credit Agreement) any obligor in respect of the Term Credit Agreement unless such Subsidiary shall also become an obligor in respect of the Obligations, (iii) such Indebtedness shall not be secured by any Lien on any asset or other property other than the assets and other property that secured the Term Credit Agreement unless a Lien on such asset or other property shall be granted to secure the Obligations, (iv) such Indebtedness (A) shall not be secured by Liens on any ABL Priority Collateral (as defined in the Intercreditor Agreement) that are not junior to any ABL Lien (as defined in the Intercreditor Agreement) on such ABL Priority Collateral and (B) shall be subject to the Intercreditor Agreement or a Permitted Intercreditor Agreement and (v) such Indebtedness shall not be senior in right of payment to the Obligations.~~

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” has the meaning set forth in the Recitals.

“Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto~~,~~; provided, that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code (Quebec)) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prepetition Indebtedness” means the Indebtedness of the Loan Parties existing prior to the Petition Date.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Claims” means all liabilities and obligations of any Canadian Loan Party secured by any Liens, choate or inchoate, which rank or are capable of ranking in priority to the Liens granted to the Administrative Agent to secure the Secured Obligations, including, in the Permitted Discretion of the Administrative Agent, (i) any such amounts due and not paid for wages, or vacation pay, amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due with respect to Taxes including amounts currently or past due and not paid for realty, municipal or similar taxes (to the extent impacting personal or moveable property); and (ii) all amounts currently or past due and not yet contributed, remitted or paid to or under any Canadian Pension Plan or under the Canada Pension Plan, the Quebec Pension Plan, the Pension Benefits Act (Ontario) or any similar legislation.

“Priority Senior Term Credit Agreement” means that certain Priority Senior Term Credit Agreement dated as of the Effective Date, by and among Parent, the Company, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent, as amended as of the First Amendment Effective Date and as the same may be further amended, restated, amended and restated, supplemented, modified or replaced from time to time. The obligations under the Priority Senior Term Credit Agreement were repaid in full on August 1, 2022.

“Pro Forma Basis” means, with respect to any computation hereunder required to be made on a pro forma basis giving effect to any proposed Investment or other acquisition (including any Permitted Acquisition or any Material Acquisition), any Material Disposition, any Restricted Payment or any payment of or in respect of any Indebtedness (collectively, “Pro Forma Events”), computation thereof after giving pro forma effect to adjustments in connection with such Pro Forma Event that are either (i) in accordance with Regulation S-X under the Securities Act or (ii) set forth in a certificate of a Financial Officer of ~~Parent~~the Borrower Representative delivered to the Administrative Agent and ~~believed~~reasonably identifiable, factually supportable and reasonably expected by the Borrower Representative in good faith ~~by Parent to be probable based on~~to result from actions ~~take or~~taken, committed to be taken or expected to be taken (in the good faith determination of the Borrower Representative) within ~~12~~24 months following the consummation of the relevant Pro Forma Event (it being agreed such determination need not be made in compliance with Regulation S-X or other applicable securities laws); provided, further, that no amounts shall be added pursuant to this clause (ii) to the extent duplicative of any amounts that are otherwise added back in calculating Consolidated EBITDA, whether through a pro forma adjustment or otherwise, with respect to such period; provided that the aggregate amount of any increase in Consolidated EBITDA resulting from adjustments pursuant to this clause (ii) for any four fiscal quarter period of Parent, when aggregated with the amount of any add-back to Consolidated EBITDA pursuant to clause (a)(ix) and clause (a)(xvi) of the definition thereof for such period, shall not exceed ~~10~~20% of Consolidated EBITDA for such period (prior to giving effect to any increase pursuant to such clause (a)(ix), clause (a)(xvi) or this clause (ii)), in each case, using, for purposes of making such computation, the consolidated financial statements of Parent and the Restricted Subsidiaries (and, to the extent applicable, the historical financial statements of any entities or assets so acquired or to be acquired, or so disposed or to be disposed), which shall be reformulated as if such Pro Forma Event (and, in the case of any pro forma computations made hereunder to determine whether such Pro Forma Event is permitted to be consummated hereunder, to any other Pro Forma Event consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation), and any Indebtedness or other liabilities incurred in connection with any such Pro Forma Event, had been consummated and incurred at the beginning of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness if such Swap Agreement has a remaining term in excess of 12 months).

“Pro Forma Event” has the meaning set forth in the definition of “Pro Forma Basis.”

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Protective Advance” means a U.S. Protective Advance or a Canadian Protective Advance.

“Protective Advance Exposure” means, at any time, the sum of the Canadian Protective Advance Exposure and the U.S. Protective Advance Exposure.

“Qualified Counterparties” means each Administrative Agent, each Lender, each Affiliate of a Lender and each Person that was a Lender or an Affiliate of a Lender at any time that such Person provided any Banking Services or Swap Obligations to Parent or any of its Subsidiaries.

“Qualifying IPO” means any transaction or series of transactions, including a SPAC IPO, that results in, or following which, any common Equity Interests of Parent, any Parent Entity, any Subsidiary of Parent, any SPAC IPO Entity (or its successor by merger, amalgamation or other combination) or any Affiliate of Parent formed in contemplation of any Qualifying IPO are being publicly traded on any United States national securities exchange, or any analogous exchange in Canada, the United Kingdom or the European Union.

“Quebec Security Documents” means a deed of hypothec executed by any Loan Party from time to time, and any other related documents required to perfect a Lien in favor of the Hypothecary Representative in the Province of Quebec.

“Recipient” means the Administrative Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document.

“Reduced Availability Period” means any period (a) commencing at any time when Specified Availability shall be less than the greater of (i) ~~12.5~~10.0% of the Line Cap and (ii) $~~40,000,000 for three~~ 35,000,000 for (x) three (3) consecutive Business Days or (y) solely to the extent any reduction in Specified Availability is attributable solely to a change in the Dollar Equivalent of any Letter of Credit denominated in an LC Alternative Currency occurring on a Revaluation Date (other than a Revaluation Date described in clause (a)(i) or (a)(iii) of the definition thereof), five (5) consecutive Business Days (such period, the “Cash Dominion Grace Period”); provided, that if more than two (2) Reduced Availability Periods shall occur during any calendar year, the Cash Dominion Grace Period shall be eliminated for purposes of determining the occurrence of any subsequent Reduced Availability Period; and (b) ending when Specified Availability shall have been greater than the greater of (i) ~~12.5~~10.0% of the Line Cap then in effect and (ii) $~~40,000,000~~35,000,000 for a period of 30 consecutive days.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is Term CORRA, 1:00 p.m. (Toronto Time) on the day that is two Business Days preceding the date of such setting or (c) if such Benchmark is not the Term SOFR Rate or Term CORRA, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness plus underwriting discounts and other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness and shall constitute an obligation of such Subsidiary only to the extent of their obligations in respect of such Original Indebtedness; (d) such Refinancing Indebtedness shall not be secured by any Lien on any asset or other property other than the assets and other property that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) and, if the Original Indebtedness is subject to an intercreditor agreement to which the Administrative Agent is a party, such Refinancing Indebtedness shall be subject to the same intercreditor agreement to which the Original Indebtedness was subject or an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent; (e) such Refinancing Indebtedness (i) shall not be secured by Liens on any asset or other property of any Loan Party with a more senior priority than any Liens thereon securing the Original Indebtedness and (ii) shall not be entitled to any priority of payment senior to the priority of payment of the Original Indebtedness (whether pursuant to any “waterfall”, priority of payments or similar provision, any intercreditor agreement or otherwise); and (f) if the Original Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable (taken as a whole) to the Administrative Agent and the Lenders as those that were applicable to the Original Indebtedness.

“Refinitiv” means, as applicable, Refinitiv Benchmark Services (UK) Limited, or any successor thereto.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Regulatory Authority” has the meaning set forth in Section 9.12.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Relevant Governmental Body” means, (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the ~~Adjusted~~ Term SOFR Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted Term CORRA Rate.

“Rent Reserve” means, with respect to any leased store, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to two months’ rent at such store, warehouse distribution center, regional distribution center or depot.

“Rental Inventory Advance Rate” means, for each calendar year, (a) during the period of three consecutive months commencing on May 1 and ending on July 31 of each such calendar year, 87.5% and (b) at all other times during each such calendar year, 85%.

“Rental Product” means any coats, pants, shirts, vests, cummerbunds, neckwear, belts, shoes and other accessories held by the Loan Parties for rental to customers.

“Report” means ~~reports~~(a) any report prepared by the Administrative Agent or another Person (other than a Loan Party) showing the results of appraisals, field examinations or audits pertaining to the Loan Parties’ assets from information furnished by or on behalf of the Loan Parties (or any representative of the Loan Parties), after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, and (b) any other report, document or certificate prepared or compiled by the Administrative Agent or another Person (other than a Loan Party) utilizing the Reports in clause (a) above or such other information furnished by or on behalf of the Loan Parties (or any representative of the Loan Parties) pertaining to their assets, in each case, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Revolving Commitments representing more than 50% of the sum of the total Credit Exposure and unused Revolving Commitments at such time.

“Requirement of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the determinations of, any Governmental Authority, in each case that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, without duplication of any other Reserves or items that are otherwise addressed through eligibility criteria, any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves based on audits, appraisals and field exams of the Collateral, reserves for accrued and unpaid interest on the Secured Obligations, Rent Reserves, Gift Card Reserves, Banking Services Reserves and reserves for loyalty programs, reserves for consignee’s, warehousemen’s, mortgagee’s and bailee’s charges, reserves for dilution of Accounts, layaway deposits reserves for Inventory shrinkage, reserves for customs charges and shipping charges and other foreign landing costs related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges and Prior Claims) with respect to the Collateral or any Loan Party. The Administrative Agent may allocate Reserves among the U.S. Borrowing Base, the Canadian Borrowing Base, the U.S. Commitment and the Canadian Commitment as it deems appropriate in its Permitted Discretion. The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve. Notwithstanding anything herein to the contrary, the Administrative Agent shall not establish duplicate Reserves to address the same event, condition or matter otherwise addressed within the applicable eligibility definitions and shall not duplicate other Reserves then established.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Holdco Guarantor, Parent or any Restricted Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of any Equity Interests in any Holdco Guarantor, Parent or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of Parent, including the Company and the other Borrowers.

“Revaluation Date” shall mean (a) with respect to any Letter of Credit denominated in an LC Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (b) during any period in which an Event of Default has occurred and is continuing, such additional dates (not more frequently than once per week) as the Administrative Agent may determine in its Permitted Discretion upon not less than one (1) Business Day’s prior written notice to the Borrower Representative.

“Revolving Commitment” means, with respect to each Lender, individually and collectively as the context may require, the U.S. Commitment and the Canadian Commitment of such Lender.

“Revolving Exposure” means the U.S. Revolving Exposure and the Canadian Revolving Exposure.

“Revolving Exposure Limitations” has the meaning set forth in Section 2.01(b).

“Revolving Lender” means a U.S. Revolving Lender or a Canadian Revolving Lender.

“Revolving Loan” means a Loan made pursuant to Sections 2.01 and 2.02(a).

“Sale/Leaseback Transaction” means an arrangement relating to property owned by Parent or any Restricted Subsidiary whereby Parent or such Restricted Subsidiary sells or transfers such property to any Person and Parent or any Restricted Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory, or any government or agency of the government thereof, which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, and North Korea ~~and Syria~~).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) a Canadian Blocked Person, (c) any Person operating, organized or resident in a Sanctioned Country, (d) any Person ~~controlled by any such Person or (e) any Person~~ otherwise the subject of any Sanctions or (e) any Person controlled by any Person described in clauses (a) through (d) above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) by the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, ~~or~~ (c) by a government of Canada pursuant to Canadian Economic Sanctions and Export Control Laws, or (d) any other Governmental Authority with jurisdiction over any Loan Party, any of its Subsidiaries or any Lender Party.

“Scheduled Maturity Date” has the meaning provided in the definition of “Maturity Date.”

“Second Currency” has the meaning set forth in Section 9.21.

“Secured Obligations” means all U.S. Obligations and Canadian Obligations, together with all (a) Banking Services Obligations of any Holdco Guarantor, Parent or any Subsidiary of Parent; and (b) Swap Obligations of any Holdco Guarantor, Parent or any Subsidiary of Parent, owing to one or more Qualified Counterparties; provided that Excluded Swap Obligations with respect to any Loan Party shall not be Secured Obligations of such Loan Party.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreement” means, individually and collectively as the context may require, the U.S. Security Agreement and the Canadian Security Agreements.

“Settlement” has the meaning set forth in Section 2.05(d).

“Settlement Date” has the meaning set forth in Section 2.05(d).

“Seventh Amendment” means the Seventh Amendment to Credit Agreement, dated as of July 21, 2026, by and among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Canadian Administrative Agent.

“Seventh Amendment Disclosure Letter” means the letter from the Borrowers to the Lenders delivered on the Seventh Amendment Effective Date.

“Seventh Amendment Effective Date” has the meaning ascribed to it in the Seventh Amendment.

“Sixth Amendment” means the Sixth Amendment to Credit Agreement, dated as of ~~[●]~~May 23, 2024, by and among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Canadian Administrative Agent.

“Sixth Amendment Effective Date” has the meaning ascribed to it in the Sixth Amendment.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SPAC IPO” means the acquisition, purchase, merger, amalgamation or other combination of Parent, any Parent Entity or any Subsidiary of Parent, by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing (a “SPAC IPO Entity”) that results in any common Equity Interests of Parent, any Parent Entity, any Subsidiary of Parent or any direct or indirect parent entity of such SPAC IPO Entity (or its successor by merger, amalgamation or other combination) being publicly traded on any United States national securities exchange, or any analogous exchange in Canada, the United Kingdom or the European Union.

“SPAC IPO Entity” has the meaning assigned to such term in the definition of “SPAC IPO.”

“Specified Availability” means, at any time, the sum of (a) Availability, plus (b) the amount, if positive, by which the Aggregate Borrowing Base at such time exceeds the aggregate Revolving Commitments at such time; provided, that the amount attributable to clause (b) of this definition shall not exceed 3% of the aggregate Revolving Commitments at such time.

“Specified Indebtedness” means Subordinated Indebtedness and Indebtedness described in Sections 6.01(a)(~~ix), (a)(~~x), (a)(xii), (a)(xiv) and (a)(xxi).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor to its rating agency business.

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Standby Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements relating to Standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Lender under any Facility at any time shall be its Applicable Percentage of the total Standby LC Exposure under such Facility at such time.

“Standby Letter of Credit” means all Letters of Credit other than Commercial Letters of Credit.

“Sterling” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations.

“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Parent.

“Supplemental Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or any Subsidiary shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Borrowing” means a borrowing of a Swingline Loan.

“Swingline Exposure” means, at any time, the Canadian Swingline Exposure and/or the U.S. Swingline Exposure, as the context requires.

“Swingline Lender” means the Canadian Swingline Lender and/or the U.S. Swingline Lender, as the context requires.

“Swingline Loan” means a Canadian Swingline Loan and/or a U.S. Swingline Loan, as the context requires.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for US federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum, without duplication, of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term. For purposes of Section 6.02, a Synthetic Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Tailored Brands” means Tailored Brands, Inc. (f/k/a New TMW Topco Inc.), a Delaware corporation and the direct parent of Midco.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the ~~Adjusted~~ Term SOFR Rate or the Adjusted Term CORRA Rate.

“Term CORRA” means, for any calculation with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day, the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Borrower Representative of the occurrence of a Term CORRA Reelection Event.

“Term CORRA Reelection Event” means the determination by the Administrative Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent, and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.14(a) that is not Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Credit Agreement” means the ~~Senior Term~~ Credit Agreement dated as of ~~the Effective Date~~January 28, 2026, among Parent, the Company, Tailored Brands, Midco, the lenders party thereto and ~~Wilmington Savings Fund Society, FSB~~Goldman Sachs Bank USA, as administrative agent~~, as amended as of the First Amendment Effective Date and as the same may be further~~ and collateral agent (in such capacities, the “Term Loan Agent”), as amended, restated, amended and restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time~~, in whole or in part, in an agreement or agreements or indenture or indentures (in each case with the same or new agents, lenders or institutional investors), whether or not such Term Credit Agreement remains outstanding, including any agreement or agreements or indenture or indentures adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.~~.

“Term Loan Agent” has the meaning set forth in the definition of “Term Credit Agreement”.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term SOFR Determination Day” has the meaning assigned to it in the definition of “Term SOFR Reference Rate”.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided, that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 a.m. (Chicago time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Assets” means, at any date of determination, the consolidated total assets of Parent as of the last day of the most recent fiscal quarter of Parent for which financial statements have been delivered pursuant to Section 5.01(a) or (b) as adjusted to give effect to any Pro Forma Event occurring since such date.

“Total Indebtedness” means, as of any date, the excess of (i) the sum, without duplication, of (a) the aggregate principal amount of Indebtedness of Parent and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness), (b) the aggregate amount of Capital Lease Obligations and Synthetic Lease Obligations of Parent and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis, and (c) the aggregate obligations of Parent and the Restricted Subsidiaries as an account party in respect of letters of credit or letters of guaranty, other than contingent obligations in respect of any letter of credit or letter of guaranty to the extent such letter of credit or letter of guaranty does not support Indebtedness over (ii) the lesser of (x) the aggregate amount of unrestricted cash and Cash Equivalents of Parent and its Restricted Subsidiaries that would be reflected on a consolidated balance sheet of Parent in accordance with GAAP on such date (other than the cash proceeds of any Indebtedness being incurred on such date) and (y) $~~100,000,000~~200,000,000.

“Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Parent most recently ended on or prior to such date.

“Transactions” means, collectively, (a) the entry of the Confirmation Order and the granting of the Canadian Confirmation Order, (b) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowings hereunder, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (c) the execution, delivery and performance by the Loan Parties of the Original Term Credit Agreement and the borrowings thereunder, (d) the creation and perfection of the Liens provided for in the Collateral Documents, (e) the consummation of the other transactions contemplated by the Confirmation Order, (f) the consummation of the transactions contemplated by the Approved Plan, (g) the entry into the Priority Senior Term Credit Agreement and the borrowings thereunder, (h) the entry into the Convertible Notes Agreement and the borrowings under the Convertible Notes, (i) the consummation of any other transactions in connection with the foregoing, and (j) the payment of the fees and expenses incurred in connection with any of the foregoing (including the payment of any close-out fees in connection with the termination of hedging obligations, if any, of the Company and its Subsidiaries (including accrued and unpaid interest and applicable premiums), to consummate the transactions contemplated by the Approved Plan).

“Treaty on the European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Adjusted~~ Term SOFR Rate, the Alternate Base Rate, the Canadian Prime Rate, or the Adjusted Term CORRA Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of Liens created by the Collateral Documents.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Borrowers” means, individually and collectively as the context may require, the Company and each U.S. Subsidiary Borrower.

“U.S. Borrowing Base” means, at any time (without duplication), the sum of:

(a) the lesser of (x) the product of (i) ~~90%~~the Inventory Advance Rate multiplied by (ii) the Net Orderly Liquidation Value of Eligible Inventory of the U.S. Borrowers at such time and (y) the net book value of Eligible Inventory of the U.S. Borrowers; provided that in no event shall the amount included pursuant to this clause (a) attributable to uncut fabric bolsters exceed $10,000,000 at any time, plus

(b) the lesser of (i) the product of (A) ~~85%~~Rental Inventory Advance Rate multiplied by (B) the Net Orderly Liquidation Value of Eligible Rental Inventory of the U.S. Borrowers and (ii) the net book value of Eligible Rental Inventory of the U.S. Borrowers; provided that in no event shall the amount included pursuant to this clause (b) together with amounts included pursuant to clause (b) of the definition of “Canadian Borrowing Base” exceed 20% of the Aggregate Borrowing Base, plus

(c) the product of (i) ~~85%~~Accounts Advance Rate multiplied by (ii) the Eligible Accounts of the U.S. Borrowers at such time, plus

(d) the product of (i) ~~90%~~Credit Card Advance Rate multiplied by (ii) the Eligible Credit Card Accounts Receivable of the U.S. Borrowers at such time, plus

(e) the product of (i) 100% multiplied by (ii) the Eligible Cash of the U.S. Borrowers at such time; provided that in no event shall the amount included pursuant to this clause (e) at such time together with amounts included in the Canadian Borrowing Base at such time pursuant to clause (e) of the definition of “Canadian Borrowing Base” exceed the lesser of (i) $40,000,000 and (ii) 10% of the Aggregate Borrowing Base at such time, minus

(f) without duplication, Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion upon not less than three Business Days’ prior written notice to the Borrower Representative (other than during a Dominion Period in which case notice shall not be required), reduce the advance rates set forth above, establish new or adjust existing Reserves or reduce one or more of the other elements used in computing the U.S. Borrowing Base; provided, that the Borrowers may not obtain any new Revolving Loans or Letters of Credit to the extent that such Revolving Loan or Letter of Credit would cause an Overadvance after giving effect to the reduction of any advance rate, adjustment of such Reserve or other reduction of such element as set forth in such notice. Subject to the immediately preceding sentence and the other provisions hereof expressly permitting the Administrative Agent to reduce advance rates, establish or adjust Reserves or reduce such elements, the U.S. Borrowing Base, the U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or most recently prior to such day pursuant to the First Amendment or Section 5.01(g) (or, prior to the first such delivery following the Effective Date, the Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 4.01(n)); provided, that if any Borrowing Base Certificate delivered under Section 4.01(n) or 5.01(g) or the First Amendment shall prove to have been materially inaccurate (regardless of whether any Revolving Commitments are in effect or any amounts are outstanding hereunder when such inaccuracy is discovered), and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual U.S. Borrowing Base), the applicable Borrowers shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such inaccuracy.

Any changes after the Effective Date in how the Borrowers value their Inventory in accordance with their historical practices prior to the Effective Date shall be subject to the reasonable approval of the Administrative Agent.

“U.S. Cases” has the meaning set forth in the Recitals.

“U.S. Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any U.S. Borrower, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of the Administrative Agent to secure the Secured Obligations.

“U.S. Commitment” means, with respect to each U.S. Revolving Lender, the commitment, if any, of such U.S. Revolving Lender to make U.S. Revolving Loans and to acquire participations in U.S. Letters of Credit and U.S. Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such U.S. Revolving Lender’s U.S. Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such U.S. Revolving Lender pursuant to Section 9.04. The amount of each U.S. Revolving Lender’s U.S. Commitment is set forth on Schedule 2.01 hereto, or in the Assignment and Assumption pursuant to which such U.S. Revolving Lender shall have assumed its U.S. Commitment, as applicable. As of the Effective Date, the aggregate amount of the U.S. Commitments is $380,000,000. As of the First Amendment Effective Date, the aggregate amount of the U.S. Commitments is $350,000,000. As of the Fifth Amendment Effective Date, the aggregate amount of the U.S. Commitments is $350,000,000. As of the Seventh Amendment Effective Date, the aggregate amount of the U.S. Commitments is $350,000,000.

“U.S. Credit Exposure” means, as to any U.S. Revolving Lender at any time, the sum of (a) such Lender’s U.S. Revolving Exposure plus (b) such Lender’s Applicable Percentage of the aggregate amount of U.S. Overadvances and U.S. Protective Advances outstanding.

“U.S. Facility” means, collectively, the U.S. Commitments and the extensions of credit made thereunder.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Issuing Banks” means, individually and collectively as the context may require, in the case of each U.S. Letter of Credit, JPMorgan Chase Bank, N.A. and any other Lender proposed by the Borrower Representative that has agreed to act as a U.S. Issuing Bank and is reasonably acceptable to the Administrative Agent, each in its capacity as an issuer of U.S. Letters of Credit hereunder, and its successors and assigns in such capacity as provided in Section 2.06(i). Each U.S. Issuing Bank may, in its sole discretion, arrange for one or more U.S. Letters of Credit to be issued by Affiliates of such U.S. Issuing Bank, in which case the term “U.S. Issuing Bank” shall include any such Affiliate with respect to U.S. Letters of Credit issued by such Affiliate. ~~Additionally, each Person that has issued any Existing Letter of Credit shall be deemed to be an Issuing Bank for purposes of such Existing Letter of Credit but shall be under no obligation to issue any additional Letters of Credit unless otherwise specified herein.~~

“U.S. LC Collateral Account” has the meaning set forth in Section 2.06(j).

“U.S. LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure under the U.S. Facility. The U.S. LC Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the total U.S. LC Exposure at such time.

“U.S. Letter of Credit” means any Letter of Credit or similar instrument (including a bank guarantee) acceptable to the applicable Issuing Bank issued for the purpose of providing credit support for the U.S. Borrowers.

“U.S. Loan Parties” means, individually and collectively as the context may require, the U.S. Borrowers and each Loan Guarantor organized under the laws of the United States of America or any state thereof or the District of Columbia.

“U.S. Obligations” means, with respect to the U.S. Borrowers, all unpaid principal of and accrued and unpaid interest on the Loans to the U.S. Borrowers, all LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers, all accrued and unpaid fees and all expenses, reimbursements (including pursuant to Section 2.06(a)), indemnities and other obligations of the U.S. Borrowers to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents (including interest, costs, fees and other amounts accruing during the pendency of any proceeding under any Insolvency Laws, regardless of whether allowed or allowable in such proceeding).

“U.S. Overadvance” has the meaning set forth in Section 2.05(b).

“U.S. Overadvance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding U.S. Overadvances at such time. The U.S. Overadvance Exposure of any Lender at any time shall be its Applicable Percentage of the total U.S. Overadvance Exposure at such time.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Protective Advance” has the meaning set forth in Section 2.04(a).

“U.S. Protective Advance Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding U.S. Protective Advances at such time. The U.S. Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total U.S. Protective Advance Exposure at such time.

“U.S. Revolving Exposure” means, with respect to any U.S. Revolving Lender at any time, the sum of (a) the outstanding principal amount of U.S. Revolving Loans of such U.S. Revolving Lender at such time, plus (b) an amount equal to such U.S. Revolving Lender’s U.S. Swingline Exposure at such time, plus (c) an amount equal to such U.S. Revolving Lender’s U.S. LC Exposure at such time.

“U.S. Revolving Lenders” means the Persons listed on Schedule 2.01 hereto as having a U.S. Commitment and any other Person that shall acquire a U.S. Commitment pursuant to an Assignment and Assumption, other than any such Person that ceases to be such a Person hereto pursuant to an Assignment and Assumption.

“U.S. Revolving Loan” means a Revolving Loan made to the U.S. Borrowers by the U.S. Revolving Lenders.

“U.S. Security Agreement” means that certain Pledge and Security Agreement, dated as of the Effective Date, between the U.S. Loan Parties and the Administrative Agent, and, as the context requires, any other pledge or security agreement entered into, after the Effective Date by any other U.S. Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“U.S. Subsidiary Borrowers” means, collectively (i) each Domestic Subsidiary of Parent that is a party to this Agreement on the Effective Date and (ii) each Domestic Subsidiary of Parent that becomes a party to this Agreement following the Effective Date pursuant to Section 5.03, in each case, until such time as such Domestic Subsidiary is released from its obligations under the Loan Documents in accordance with this Agreement.

“U.S. Swingline Exposure” means, at any time, the sum of the aggregate principal amount of all outstanding U.S. Swingline Loans at such time. The U.S. Swingline Exposure of any U.S. Revolving Lender at any time shall be its Applicable Percentage of the total U.S. Swingline Exposure at such time.

“U.S. Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of U.S. Swingline Loans hereunder, and its successors and assigns in such capacity.

“U.S. Swingline Loan” has the meaning set forth in Section 2.05(a).

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(e).

“Vendor Rebates” means credits earned from vendors for volume purchases that reduce net inventory costs for the Loan Parties.

“Weekly Reporting Period” means any period (a) commencing at any time when Availability shall be less than the greater of (i) 12.5% of the Line Cap then in effect and (ii) $40,000,000 for a period of (x) three (3) consecutive Business Days or (y) solely to the extent any reduction in Availability is attributable solely to a change in the Dollar Equivalent of any Letter of Credit denominated in an LC Alternative Currency occurring on a Revaluation Date (other than a Revaluation Date described in clause (a)(i) or (a)(iii) of the definition thereof), five (5) consecutive Business Days, and (b) ending when Availability shall have been greater than the greater of (i) 12.5% of the Line Cap then in effect and (ii) $40,000,000 for a period of 30 consecutive days.

“wholly-owned,” when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP, as in effect from time to time; provided that (a) if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided that the Borrower Representative, on the one hand, and the Administrative Agent and Lenders, on the other hand, agree to negotiate in good faith with respect to any proposed amendment to eliminate or adjust for the effect of any such change in GAAP at no cost to the Loan Parties other than the reimbursement of the Administrative Agent’s costs and expenses; and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Parent or any Subsidiary at “fair value,” as defined therein, and (ii) any change in GAAP occurring after December 31, 2018 as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on December 31, 2018.

SECTION 1.05 Currency Matters~~.~~.

(a) Without limiting the other terms of this Agreement, the calculations and determinations under this Agreement of any amount in any currency other than Dollars shall be deemed to refer to the Dollar Equivalent thereof, as the case may be, and all certificates delivered under this Agreement shall express such calculations or determinations in Dollars or the Dollar Equivalent thereof, as the case may be. The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of any Letter of Credit extensions denominated in an LC Alternative Currency and such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. The Administrative Agent shall promptly notify the Borrower Representative of the Dollar Equivalent amounts determined on each Revaluation Date (other than a Revaluation Date described in clause (a)(i) or (a)(iii) of the definition thereof). The permissibility of actions taken under Article VI on any date based on the requisite currency translation calculated as of such date shall not be affected by subsequent fluctuations in exchange rates.

(b) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

(i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Administrative Agent; and

(ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent.

(c) If a change in any currency of a country occurs, this Agreement will, to the extent the Administrative Agent reasonably determines necessary, be amended to comply with any generally accepted conventions and market practice in the relevant interbank market and otherwise to reflect the change in currency.

SECTION 1.06 Classification of Actions. For purposes of determining compliance at any time with the covenants set forth in Article VI (or, in each case, any defined terms used therein), in the event that the subject transaction meets the criteria of more than one of the categories of transactions permitted pursuant to the Sections (or related defined terms) in Article VI, the Borrowers may, in its sole discretion, classify the applicable transaction (or any portion thereof) under such Section (or defined term); it being understood that (i) the Borrowers may divide and include such transaction under one or more of the clause of such Section (or any relevant portion thereof or of the applicable related defined term) that permit such transaction and (ii) notwithstanding anything in this Section 1.06 to the contrary for purposes of this Agreement, (a) Indebtedness incurred (i) under the Term Credit Agreement shall only be permitted to be incurred or be outstanding under Section 6.01(a)(x) and (ii) ~~Convertible Notes Agreement and Convertible~~under the Indenture and Indenture Notes shall only be permitted to be incurred or be outstanding under Section 6.01(a)(xxi), (b) ~~the Permitted Specified Indebtedness shall only be permitted to be incurred or be outstanding under Section 6.01(a)(ix)~~[reserved], and (c) Incremental Equivalent Debt shall only be permitted to be incurred or be outstanding under Section 6.01(a)(x).

SECTION 1.07 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event or a Term CORRA Reelection Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.09 Limited Condition Transactions. Notwithstanding any other provision of this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (a) determining compliance with any provision of this Agreement that requires the calculation of the Fixed Charge Coverage Ratio, (b) testing available capacity under baskets set forth in this Agreement or (c) determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (other than with respect to Section 4.02), in each case, at the option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements with respect to such Limited Condition Transaction are entered into, in the case of a Limited Condition Eligible Transaction (in each case, the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred on the LCT Test Date (or, if testing the Fixed Charge Coverage Ratio, at the beginning of the most recent period of four consecutive fiscal quarters ending on or prior to the LCT Test Date (or, if such date is not the last day of any fiscal quarter, the most recently completed fiscal quarter for which financial statements are required to have been delivered pursuant to Section 5.01(a) or (b))), the Borrower Representative could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or requirement with respect to the accuracy of representations and warranties or absence of Defaults or Events of Default, such ratio, basket or requirement shall be deemed to have been complied with; provided, with respect to any provision that requires minimum Availability, Average Availability or Specified Availability, compliance with such Availability, Average Availability or Specified Availability test shall be made at the time any Limited Condition Transaction is consummated instead of on the LCT Test Date; provided, further, with respect to any provision that requires compliance with Payment Conditions, compliance with such Payment Conditions shall be determined in accordance with clause (ii) of the definition thereof. If the Borrower Representative has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios or baskets on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis (or Pro Forma Basis, if applicable) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

ARTICLE II

The Credits

SECTION 2.01 Commitments.

(a) Effective Date Conversion. On the Effective Date, (i) the Borrowers assumed all obligations in respect of the Revolving Commitments, Loans and Letters of Credit (as such terms are each defined in the DIP Credit Agreement) and all other monetary obligations in respect thereof, (ii) each Loan and Letter of Credit (as such terms are each defined in the DIP Credit Agreement) under the DIP Credit Agreement was continued as a Loan or Letter of Credit hereunder, (iii) each Lender (as such term is defined in the DIP Credit Agreement) under the DIP Credit Agreement became a Lender hereunder and (iv) the DIP Credit Agreement was superseded and replaced in its entirety by this Agreement, and each of the Revolving Commitments under the DIP Credit Agreement automatically became Revolving Commitments hereunder, as reduced and as set forth on Schedule 2.01; provided that all Surviving DIP Obligations (as defined in the Approved Plan) survived without prejudice and remained in full force and effect in accordance with the Approved Plan. Notwithstanding anything to the contrary contained herein or in any other Loan Document, on the Effective Date, (x) each Existing Letter of Credit constituted a “Letter of Credit” for all purposes of this Agreement and was deemed issued under this Agreement on the Effective Date and all LC Exposure (as such term is defined in the DIP Credit Agreement) constituted “LC Exposure” for all purposes of this Agreement and (y) all outstanding and unpaid “Banking Services Obligations” and “Swap Obligations” (as each such term is defined in the DIP Credit Agreement), if any, constituted Secured Obligations under the Loan Documents except to the extent paid in connection with the Approved Plan.

(b) Revolving Loans. Subject to the terms and conditions set forth herein, each U.S. Revolving Lender severally agrees to make U.S. Revolving Loans to the U.S. Borrowers from time to time during the Availability Period and each Canadian Revolving Lender severally agrees to make Canadian Revolving Loans to the Canadian Borrower or the U.S. Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in:

(i) the U.S. Revolving Exposure of any U.S. Revolving Lender exceeding such U.S. Revolving Lender’s U.S. Commitment;

(ii) the Canadian Revolving Exposure of any Canadian Revolving Lender exceeding such Canadian Revolving Lender’s Canadian Commitment; or

(iii) the aggregate Revolving Exposure exceeding the Aggregate Borrowing Base; subject to the Administrative Agent’s and Canadian Administrative Agent’s authority, in their sole discretion, to make Protective Advances pursuant to the terms of Section 2.04. The limitations on Borrowings referred to in clauses (i) through (iii) are referred to collectively as the “Revolving Exposure Limitations.” Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings~~.~~.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Facility and Type made by the Lenders ratably in accordance with their respective Revolving Commitments under the applicable Facility. Any Protective Advance, any Swingline Loan and any Overadvance shall be made in accordance with the procedures set forth in Section 2.04 or 2.05, as applicable.

(b) All Borrowings under the U.S. Commitment shall be denominated in Dollars. Borrowings under the Canadian Commitment may be in Dollars or Canadian Dollars. Subject to Section 2.14, (i) each Borrowing that is denominated in Dollars shall be comprised entirely of ABR Loans or Term Benchmark Loans (other than Adjusted Term CORRA Rate Loans) as the Borrower Representative may request in accordance herewith and (ii) each Borrowing that is denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or Adjusted Term CORRA Rate Loans as the Borrower Representative may request in accordance herewith. Each Swingline Loan or Overadvance shall be an ABR Loan or Canadian Prime Rate Loan, as applicable. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing (other than any Adjusted Term CORRA Rate Borrowing), such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that any such Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the commencement of each Interest Period for any Adjusted Term CORRA Rate Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of Cdn.$1,000,000 and not less than Cdn.$5,000,000; provided that any such Adjusted Term CORRA Rate Borrowing that results from a continuation of an outstanding Adjusted Term CORRA Rate Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term Benchmark Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert to or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Revolving Borrowings. To request a Borrowing of Revolving Loans, the Borrower Representative shall ~~notify~~submit a Borrowing Request to the Administrative Agent (in the case of a requested Borrowing under the U.S. Facility) or the Canadian Administrative Agent with a copy to the Administrative Agent (in the case of a requested Borrowing under the Canadian Facility), ~~of such request~~ either in writing (delivered by hand or through the Approved Borrower Portal or other electronic transmission) in a form approved by the Applicable Administrative Agent and signed by the Borrower Representative or by telephone (i) with respect to U.S. Revolving Loans, not later than (a) in the case of a Term Benchmark Borrowing denominated in Dollars, 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 12:00 p.m., New York City time, on the date of the proposed Borrowing and (ii) with respect to Canadian Revolving Loans, not later than (a) in the case of a Term Benchmark Borrowing denominated in Canadian Dollars, 11:00 a.m., Toronto time, three Business Days prior to the date of the proposed Borrowing and (b) in the case of Canadian Prime Rate Borrowings or ABR Borrowings, 11:00 a.m., Toronto time, one Business Day before the date of the proposed Borrowing; provided that, any such request submitted through the Approved Borrower Portal, if permitted, is not required to be signed but shall be submitted by a Financial Officer of the Borrower Representative or its duly appointed designee to the Administrative Agent. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic transmission to the Administrative Agent (if a U.S. Revolving Loan) or the Canadian Administrative Agent with a copy to the Administrative Agent (if a Canadian Revolving Loan), of a written Borrowing Request in a form approved by the Applicable Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i) whether such Loans are being made to the U.S. Borrowers or the Canadian Borrower;

(ii) the aggregate amount of the requested Borrowing and the manner in which the proceeds of such Borrowing are to be disbursed (which shall be consistent with Section 2.07);

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be a Borrowing under the U.S. Facility or the Canadian Facility;

(v) the currency of the requested Borrowing;

(vi) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or a Canadian Prime Rate Borrowing; and

(vii) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then (A) a Borrowing of U.S. Revolving Loans or Canadian Revolving Loans requested in Dollars shall be an ABR Borrowing and (B) a Borrowing of Canadian Revolving Loans requested in Canadian Dollars shall be a Canadian Prime Rate Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month’s or thirty (30) days’, as applicable, duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Borrowing.

SECTION 2.04 Protective Advances~~.~~.

(a) Subject to the limitations set forth below, the Applicable Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Applicable Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make (i) in the case of the Administrative Agent, Loans to the U.S. Borrowers in Dollars on behalf of the U.S. Revolving Lenders (each such Loan, a “U.S. Protective Advance”) or (ii) in the case of the Canadian Administrative Agent, Loans to the Canadian Borrower or the U.S. Borrowers in Canadian Dollars or Dollars on behalf of the Canadian Revolving Lenders (each such Loan, a “Canadian Protective Advance”) which the Applicable Administrative Agent, in its Permitted Discretion, deems necessary or appropriate (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to or required to be paid by the applicable Borrower(s) pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents; provided that (i) the aggregate principal amount of outstanding U.S. Protective Advances shall not, at any time, exceed (x) 5% of the total U.S. Commitment then in effect or (y) when aggregated with the aggregate outstanding principal amount of U.S. Overadvances, 7.5% of the total U.S. Commitment then in effect; provided further that no U.S. Protective Advance shall be made if after giving effect thereto, any Lender’s U.S. Credit Exposure shall exceed such Lender’s U.S. Commitment and (ii) the aggregate Dollar Equivalent of outstanding Canadian Protective Advances shall not, at any time, exceed (x) 5% of the total Canadian Commitment then in effect or (y) when aggregated with the aggregate outstanding principal amount of Canadian Overadvances, 7.5% of the total Canadian Commitment then in effect; provided further that no Canadian Protective Advance shall be made if after giving effect thereto, any Lender’s Canadian Credit Exposure shall exceed such Lender’s Canadian Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. All Protective Advances shall be ABR Borrowings (in the case of Dollar denominated amounts) or Canadian Prime Rate Borrowings (in the case of Canadian Dollar denominated amounts). The Applicable Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Applicable Administrative Agent’s receipt thereof. At any time that the making of such U.S. Revolving Loan would not violate the Revolving Exposure Limitations and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the U.S. Revolving Lenders to make a U.S. Revolving Loan in Dollars to repay a U.S. Protective Advance. At any other time the Administrative Agent may require the U.S. Revolving Lenders to fund in Dollars their risk participations described in Section 2.04(b). At any time the making of such Canadian Revolving Loan would not violate the Revolving Exposure Limitations and the conditions precedent set forth in Section 4.02 have been satisfied, the Canadian Administrative Agent may request the Canadian Revolving Lenders to make a Canadian Revolving Loan to the applicable Borrower(s) in the currency in which any Canadian Protective Advance is denominated to repay such Canadian Protective Advance. At any other time the Canadian Administrative Agent may require the Canadian Revolving Lenders to fund their risk participations described in Section 2.04(b) in any Canadian Protective Advance in the currency in which such Canadian Protective Advance is denominated.

(b) The Administrative Agent may by notice given not later than 12:00 p.m., New York City time, on any Business Day require the U.S. Revolving Lenders to acquire participations on such Business Day in all or a portion of any U.S. Protective Advance outstanding. The Canadian Administrative Agent may by notice given not later than 12:00 p.m., Toronto time, on any Business Day require the Canadian Revolving Lenders to acquire participations on such Business Day in all or a portion of any Canadian Protective Advance outstanding. Each such notice shall specify the aggregate principal amount of the Protective Advance in which the Lenders will be required to participate, the currency thereof and each Lender’s Applicable Percentage of such Protective Advance. Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent such Lender’s Applicable Percentage of each such Protective Advance. Each Lender acknowledges and agrees that its obligation to acquire participations in Protective Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including nonsatisfaction of any of the conditions precedent set forth in Section 4.02, the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph). From and after the date, if any, on which any Lender has paid in full for its participation in any Protective Advance purchased hereunder, the Applicable Administrative Agent shall promptly distribute to such Lender its Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Applicable Administrative Agent in respect of such Protective Advance; provided that any such payment or proceeds so distributed shall be repaid to the Applicable Administrative Agent if and to the extent such payment or proceeds is required to be refunded to the applicable Borrower(s) for any reason. The purchase of participations in any Protective Advance pursuant to this paragraph shall not constitute a Loan and shall not relieve the Borrowers of their respective obligations to repay such Protective Advance.

SECTION 2.05 Swingline Loans and Overadvances~~.~~.

(a) The Administrative Agent, the U.S. Swingline Lender and the U.S. Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing under the U.S. Facility, the Swingline Lender may, in its discretion, elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the U.S. Revolving Lenders and in the amount and on the date requested, same day funds to the U.S. Borrowers to the Funding Account(s) (each such Loan made solely by the U.S. Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “U.S. Swingline Loan”), with settlement among the U.S. Swingline Lender and the other U.S. Revolving Lenders as to the U.S. Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each U.S. Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the U.S. Revolving Lenders, except that all payments thereon shall be payable to the U.S. Swingline Lender solely for its own account. The Administrative Agent, the Canadian Swingline Lender and the Canadian Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing or Canadian Prime Rate Borrowing under the Canadian Facility, the Canadian Swingline Lender may, in its discretion, elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Canadian Revolving Lenders and in the amount and on the date requested, same day funds to the Canadian Borrower to the Funding Account(s) (each such Loan made solely by the Canadian Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Canadian Swingline Loan”), with settlement among the Canadian Swingline Lender and the Canadian Revolving Lenders as to the Canadian Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans or Canadian Prime Rate Loans funded by the Canadian Revolving Lenders, except that all payments thereon shall be payable to the Canadian Swingline Lender solely for its own account. The aggregate Dollar Equivalent of U.S. Swingline Loans outstanding at any time shall not exceed 10% of the aggregate U.S. Commitment in effect at such time. The aggregate Dollar Equivalent of Canadian Swingline Loans outstanding at any time shall not exceed 10% of the aggregate Canadian Commitment in effect at such time. The aggregate principal amount of Swingline Loans outstanding at any time shall not exceed $40,000,000. No Swingline Lender shall make any Swingline Loan if the requested Swingline Loan would not comply with the Revolving Exposure Limitations. All Swingline Loans denominated in dollars shall be ABR Borrowings and all Canadian Swingline Loans denominated in Canadian Dollars shall be Canadian Prime Rate Loans.

(b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but shall have absolutely no obligation) make (i) in the case of the Administrative Agent, Loans to the U.S. Borrowers in Dollars on behalf of the U.S. Revolving Lenders (each such Loan, a “U.S. Overadvance”) or (ii) in the case of the Canadian Administrative Agent, Loans to the Canadian Borrower or the U.S. Borrowers in Canadian Dollars or Dollars on behalf of the Canadian Revolving Lenders (each such Loan, a “Canadian Overadvance”); provided that (1) the aggregate amount of outstanding U.S. Overadvances shall not, at any time, exceed (x) 5% of the total U.S. Commitment then in effect or (y) when aggregated with the aggregate outstanding amount of U.S. Protective Advances then outstanding, 7.5% of the total U.S. Commitment then in effect; provided further that no U.S. Overadvance shall be made if after giving effect thereto, any Lender’s U.S. Credit Exposure shall exceed such Lender’s U.S. Commitment; and (2) the aggregate Dollar Equivalent of outstanding Canadian Overadvances shall not, at any time, exceed (x) 5% of the total Canadian Commitment then in effect or (y) when aggregated with the aggregate Dollar Equivalent of Canadian Protective Advances shall not at any time exceed 7.5% of the Canadian Commitment then in effect; provided, further, that no Canadian Overadvance shall be made if after giving effect thereto, any Lender’s Canadian Credit Exposure shall exceed such Lender’s Canadian Commitment. Overadvances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. All Overadvances denominated in dollars shall be ABR Borrowings and all Canadian Overadvances denominated in Canadian Dollars shall be Canadian Prime Rate Loans. The applicable Borrowers shall be required to repay each Overadvance no later than the 30th day after the date of the making thereof. The Applicable Administrative Agent’s authorization to make Overadvances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(c) The U.S. Swingline Lender and the Administrative Agent may by notice given not later than ~~12:00 p.m~~2:00 p.m., New York City time, on any Business Day require the U.S. Revolving Lenders to acquire participations on such Business Day in all or a portion of any U.S. Swingline Loan or U.S. Overadvance, respectively, outstanding. The Canadian Administrative Agent may by notice given not later than ~~12:00 p.m~~2:00 p.m. Toronto time, on any Business Day require the Canadian Revolving Lenders to acquire participations on such Business Day in all or a portion of any Canadian Swingline Loan and Canadian Overadvance outstanding. Each such notice shall specify the aggregate principal amount of the Swingline Loan or Overadvance, respectively, in which the Lenders will be required to participate, including the currency thereof, and each Lender’s Applicable Percentage of such Swingline Loan or Overadvance. Each Lender hereby absolutely and unconditionally agrees to pay, upon receipt of notice as provided above, to the Administrative Agent, for the account of the applicable Swingline Lender or the account of the Applicable Administrative Agent, as applicable, such Lender’s Applicable Percentage of such Swingline Loan or Overadvance. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans and Overadvances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including nonsatisfaction of any of the conditions precedent set forth in Section 4.02, the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph). From and after the date, if any, on which any Lender has paid in full for its participation in any Swingline Loan or Overadvance purchased hereunder, the applicable Swingline Lender or the Applicable Administrative Agent, as applicable, shall promptly distribute to such Lender its Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Swingline Lender or the Applicable Administrative Agent, as applicable, in respect of such Swingline Loan or Overadvance; provided, that any such payment or proceeds so distributed shall be repaid to the Swingline Lender or the Applicable Administrative Agent, as applicable, if and to the extent such payment or proceeds is required to be refunded to the applicable Borrowers for any reason. The purchase of participation in any Swingline Loan or Overadvance pursuant to this paragraph shall not constitute a Loan and shall not relieve the applicable Borrowers of their obligation to repay such Swingline Loan or Overadvance.

(d) The Applicable Administrative Agent, on behalf of each Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any earlier date that the Administrative Agent elects, by notifying the applicable Revolving Lenders of such requested Settlement by electronic transmission, telephone, or e-mail no later than 1:00 p.m., New York City time, on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the applicable Swingline Lender) shall transfer the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Swingline Loan in the currency in which such Swingline Loan is denominated with respect to which Settlement is requested to the Applicable Administrative Agent, to such account of the Applicable Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m., New York City time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

SECTION 2.06 Letters of Credit~~.~~.

(a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit denominated in Dollars or an LC Alternative Currency (in the case of U.S. Letters of Credit) for the account of the U.S. Borrowers or Letters of Credit denominated in Dollars, Canadian Dollars or an LC Alternative Currency (in the case of any Canadian Letter of Credit) for the account of the U.S. Borrowers or the Canadian Borrower, in a form reasonably acceptable to the Applicable Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period; provided, that no Issuing Bank shall be under any obligation to issue a Letter of Credit that would result in more than a total of thirty-five (35) Letters of Credit outstanding. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower to, or entered into by any Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. For the avoidance of doubt, subject to Section 2.06(n) any Letter of Credit hereunder for the account of the U.S. Borrowers or the Canadian Borrower may be for the benefit of any Subsidiary whether or not a U.S. Borrower or a Canadian Borrower.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the Borrower Representative shall deliver by hand or electronic transmission (or transmit ~~by~~through the Approved Borrower Portal or by other electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Applicable Administrative Agent (reasonably in advance of, but in any event no less than three (3) Business Days prior to, the requested date of issuance, amendment, renewal or extension) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, specifying whether such Letter of Credit is a U.S. Letter of Credit or a Canadian Letter of Credit, the Borrower(s) for whose account such Letter of Credit is to be issued, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit will be denominated (which (x) shall be Dollars in the case of U.S. Letters of Credit and (y) shall be Dollars, Canadian Dollars or any LC Alternative Currency in the case of Canadian Letters of Credit) the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower Representative also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the total U.S. LC Exposure shall not exceed $60,000,000 and the total Canadian LC Exposure shall not exceed $15,000,000, (ii) the total LC Exposure shall not exceed $75,000,000 and (iii) the Revolving Exposure Limitations shall be complied with.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof (including, without limitation, any automatic renewal provision), one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Scheduled Maturity Date; provided, that, if the applicable Issuing Bank shall so agree, a Letter of Credit may expire on a date no later than one year after the Scheduled Maturity Date if the applicable Borrower shall have deposited cash collateral in a U.S. LC Collateral Account or Canadian LC Collateral Account, as applicable, pursuant to Section 2.06(j) in an amount equal to 103% of the undrawn face amount of such Letter of Credit no later than the date that is ten Business Days prior to the Scheduled Maturity Date. Subject to the immediately preceding sentence, any Letter of Credit may provide by its terms that it may be automatically extended for additional successive one year periods on terms reasonably acceptable to the applicable Issuing Bank. Any Letter of Credit providing for automatic extension shall be extended upon the then current expiration date without any further action by any Person unless the applicable Issuing Bank shall have given notice to the applicable beneficiary (with a copy to the applicable Borrower) of the election by such Issuing Bank not to extend such Letter of Credit, such notice to be given not fewer than 30 days prior to the then current expiration date of such Letter of Credit; provided, that no Letter of Credit may be extended automatically or otherwise beyond the date that is one year after the Scheduled Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under any Facility and without any further action on the part of the applicable Issuing Bank or the Lenders under such Facility, such Issuing Bank hereby grants to each Lender under such Facility, and each Lender under such Facility hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, (i) with respect to each U.S. Letter of Credit, each U.S. Revolving Lender hereby absolutely and unconditionally agrees to pay in Dollars to the Administrative Agent, and (ii) with respect to any Canadian Letters of Credit, each applicable Canadian Revolving Lender hereby absolutely and unconditionally promises to pay, in Dollars, to the Canadian Administrative Agent, in each case for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of the Dollar Equivalent of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower(s) on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower(s) for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit (including any Letter of Credit permitted to extend beyond the Scheduled Maturity Date in accordance with Section 2.06(c)) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit (including any extension of any Letter of Credit beyond the Scheduled Maturity Date in accordance with Section 2.06(c)) or the occurrence and continuance of a Default, reduction or termination of the Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit (including any Letter of Credit permitted to extend beyond the Scheduled Maturity Date in accordance with Section 2.06(c)), the applicable Borrower(s) shall, following notice of such LC Disbursement to the Borrower Representative, reimburse such LC Disbursement by paying to the Applicable Administrative Agent in Dollars an amount equal to the Dollar Equivalent of such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the Business Day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, so long as the Scheduled Maturity Date has not occurred, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the applicable Borrower(s)’ obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing, or, if the applicable Swingline Lender shall have elected to apply the terms of Section 2.05(a) to such requested Borrowing, the resulting Swingline Loan. If the applicable Borrower(s) fail to make such payment when due, the Applicable Administrative Agent shall notify each applicable Lender of the Dollar Equivalent of the applicable LC Disbursement, the payment then due from the applicable Borrower(s) in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each applicable Revolving Lender shall pay to the Applicable Administrative Agent in Dollars its Applicable Percentage of the payment then due from the applicable Borrower(s), in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Applicable Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the applicable Revolving Lenders. Promptly following receipt by the Applicable Administrative Agent of any payment from the Borrower(s) pursuant to this paragraph, the Applicable Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that any Revolving Lender has made payments pursuant to this paragraph to reimburse such Issuing Bank, then to each such Revolving Lender and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower(s) of their obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ obligations to reimburse LC Disbursements (including in connection with any Letter of Credit permitted to extend beyond the Scheduled Maturity Date in accordance with Section 2.06(c)) as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. No Lender Party, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the applicable Borrower(s) to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower(s) that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of an Issuing Bank (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Applicable Administrative Agent and the Borrower Representative by telephone (confirmed by electronic transmission) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder (including in connection with any Letter of Credit permitted to extend beyond the Scheduled Maturity Date in accordance with Section 2.06(c)); provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the applicable Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower(s) shall reimburse such LC Disbursement in full in cash on the date such LC Disbursement is made, the unpaid Dollar Equivalent thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower(s) reimburse such LC Disbursement in full in cash, at the rate per annum then applicable to Canadian Prime Rate Revolving Loans (if the LC Disbursement is in Cdn$) or ABR Revolving Loans (if the LC Disbursement is in US$); provided that, (i) in connection with any Letter of Credit permitted to extend beyond the Scheduled Maturity Date in accordance with Section 2.06(c), the Applicable Rate shall be the rate per annum set forth in Level III of the definition thereof and (ii) if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(f) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Applicable Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower(s) reimburse the applicable LC Disbursement in full in cash.

(i) Replacement of the Issuing Banks. Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Applicable Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Applicable Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the applicable Borrower(s) shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, (i) the U.S. Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “U.S. LC Collateral Account”), an amount in cash in the currencies in which such LC Exposure is denominated equal to 103% of the LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers as of such date plus accrued and unpaid interest thereon and (ii) the Canadian Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Canadian LC Collateral Account”), an amount in the currencies in which such LC Exposure is denominated equal to 103% of the LC Exposure in respect of Letters of Credit issued for the account of the Canadian Borrower as of such date plus accrued and unpaid interest thereon as of such date plus accrued and unpaid interest thereon; provided that the obligations to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Loan Party described in clause (h), (i) or (j) of Article VII. Such deposits, (A) if made into the U.S. LC Collateral Account shall be held by the Administrative Agent as collateral for the payment and performance of the U.S. Obligations arising from LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers and (B) if made into the Canadian LC Collateral Account shall be held by the Administrative Agent as collateral for the payment and performance of the Canadian Obligations arising from LC Exposure in respect of Letters of Credit issues for the account of the Canadian Borrower, in each case, as further set forth in the applicable Collateral Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such accounts. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower(s)’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in each such account shall, notwithstanding anything to the contrary herein or in the Collateral Documents, be applied by the Administrative Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower(s) for the LC Exposure in respect of Letters of Credit issued for the account of such Borrower(s) at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders), be applied to satisfy the Secured Obligations (but subject to, in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders that has not been reallocated to non-Defaulting Lenders pursuant to Section 2.20), the consent of each Issuing Bank). If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

~~(k) Existing Letters of Credit. Each Existing Letter of Credit that is (i) a Canadian Letter of Credit (as defined in the DIP Credit Agreement) shall constitute a “Canadian Letter of Credit” for all purposes of this Agreement and shall be deemed issued under this Agreement on the Effective Date and (ii) a U.S. Letter of Credit (as defined in the DIP Credit Agreement) shall constitute a “U.S. Letter of Credit” for all purposes of this Agreement and shall be deemed issued under this Agreement on the Effective Date. All (i) Canadian LC Exposure (as defined in the DIP Credit Agreement) shall constitute “Canadian LC Exposure” for all purposes of this Agreement and (ii) U.S. LC Exposure (as defined in the DIP Credit Agreement) shall constitute “U.S. LC Exposure” for all purposes of this Agreement, and, in each case, no issuance or similar fees (as distinguished from ongoing participation or fronting fees) will be required in connection with the deemed issuance of the Existing Letters of Credit on the Effective Date.~~

(k)  [Reserved].

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Applicable Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Applicable Administrative Agent (including with respect to any Letter of Credit permitted to extend beyond the Scheduled Maturity Date in accordance with Section 2.06(c)) (i) periodic activity (for such period or recurrent periods as shall be requested by the Applicable Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount and currency of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount and currency of such LC Disbursement, (iv) on any Business Day on which the applicable Borrower(s) fail to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount cue and (v) on any other Business Day, such other information as the Applicable Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m) LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(n) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the U.S. Borrowers (in the case of a Letter of Credit issued for the account of the U.S. Borrowers) or the Canadian Borrower (in the case of a Letter of Credit issued for the account of the Canadian Borrower) shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit requested by such Borrower for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.07 Funding of Borrowings~~.~~.

(a) Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Applicable Administrative Agent most recently designated by it for such purpose by notice to the Revolving Lenders. The Applicable Administrative Agent will make such Loans available to the applicable Borrower(s) by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that (I) ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Applicable Administrative Agent to the applicable Issuing Bank and (ii) a U.S. Protective Advance or U.S. Overadvance shall be retained by the Administrative Agent and (II) ABR Loans made to finance the reimbursement of (i) an LC Disbursement on account of a Canadian Letter of Credit as provided in Section 2.06(f) shall be remitted by the Canadian Administrative Agent to the applicable Canadian Issuing Bank and (ii) a Canadian Protective Advance or Canadian Overadvance shall be retained by the Canadian Administrative Agent.

(b) Unless the Applicable Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Applicable Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower(s) a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Administrative Agent, then the applicable Lender and the applicable Borrower(s) severally agree to pay to the Applicable Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower(s) to but excluding the date of payment to the Applicable Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (x) the Federal Funds Effective Rate (in the case of Dollar-denominated amounts) or the Canadian Prime Rate (in the case of Canadian Dollar-denominated amounts) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of Loans denominated in Dollars, the interest rate applicable to ABR Loans and in the case of Loans denominated in Canadian Dollars, the interest rate applicable to Canadian Prime Rate Loans. If the applicable Borrower(s) and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower(s) the amount of such interest paid by the Borrowers for such period. If such Lender pays such amount to the Applicable Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing. Any payment by any Borrower(s) pursuant to this paragraph (b) shall be without prejudice to any claim such Borrower(s) may have against a Lender that shall have failed to make such payment to the Applicable Administrative Agent.

SECTION 2.08 Interest Elections~~.~~.

(a) Each Borrowing initially shall be of the Type and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower Representative may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall notify (i) the Administrative Agent with respect to each U.S. Revolving Loan and (ii) the Canadian Administrative Agent (with a copy to the Administrative Agent), with respect to each Canadian Revolving Loan, in each case of such election through the Approved Borrower Portal or by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Revolving Loan of the Type resulting from such election to be made on the effective date of such election. Each such ~~telephonic~~ Interest Election Request shall be irrevocable and, if telephonic, shall be confirmed promptly by hand delivery or electronic transmission to the Administrative Agent (and, in the case of a Canadian Revolving Loan, the Canadian Administrative Agent) of an executed written Interest Election Request~~. Each telephonic and written~~; provided that, any Interest Election Request submitted through the Approved Borrower Portal, if permitted, is not required to be signed but shall be submitted by a Financial Officer of the Borrower Representative or its duly appointed designee to the Administrative Agent. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing, including whether such Term Benchmark Borrowing is an ~~Adjusted~~ Term SOFR Rate or Adjusted Term CORRA Rate Borrowing, as applicable, or a Canadian Prime Rate Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s or thirty (30) days’, as applicable, duration.

(c) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing denominated in Canadian Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Canadian Prime Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative (provided that no such notice shall be required in the case of an Event of Default under clause (h), (i) or (j) of Article VII), then, so long as an Event of Default is continuing (i) no outstanding Revolving Loan may be converted to or continued as a Term Benchmark Borrowing, (ii) unless repaid, each Term Benchmark Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Term Benchmark Borrowing denominated in Canadian Dollars shall be converted into a Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto.

(e) Notwithstanding the foregoing, the parties agree that the Borrower Representative may deliver an Interest Election Request on the Effective Date with respect to all outstanding Revolving Loans, with such Interest Election Request to be effective on the Effective Date.

SECTION 2.09 Termination and Reduction of Revolving Commitments; Increase in Revolving Commitments~~.~~.

(a) Unless previously terminated, the Revolving Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Maturity Date, or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

(b) The Borrower Representative may at any time terminate the Commitments under the U.S. Facility and/or the Canadian Facility upon (i) the payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon and on any LC Disbursements, in each case, under the applicable Facility, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, (x) the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a backup standby letter of credit reasonably satisfactory to the Administrative Agent) equal to 103% of the portion of the LC Exposure attributable to all Letters of Credit, as determined by the applicable Issuing Banks) or (y) such other alternative arrangement with respect to any such Letters of Credit that is satisfactory to the Administrative Agent and the Issuing Bank), (iii) the payment in full in cash of all accrued and unpaid fees owing in respect of such Facility and (iv) the payment in full in cash of all reimbursable expenses and all other Obligations outstanding at such time in respect of such Facility.

(c) The Borrower Representative may from time to time reduce the Commitments under the U.S. Facility and/or the Canadian Facility; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower Representative shall not reduce the Revolving Commitments under any Facility if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Borrowers would not be in compliance with the Revolving Exposure Limitations.

(d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments under any Facility shall be made ratably among the Lenders under such Facility in accordance with their respective Revolving Commitments thereunder.

(e) The Borrower Representative shall have the right to increase the Commitments under either Facility by obtaining additional U.S. Commitments or additional Canadian Commitments, either from one or more of the Lenders or from one or more other lending institutions; provided that (i) no Lender hereunder shall have any obligation to provide any such requested increase, (ii) any such request for an increase shall be in a minimum amount of $10,000,000, (iii) the aggregate amount of all additional Revolving Commitments obtained under this paragraph shall not exceed $150,000,000, (iv) the Administrative Agent, each Swingline Lender and each Issuing Bank shall have approved the identity of any such new Lender, such approval not to be unreasonably withheld, conditioned or delayed, (v) any such new Lender shall assume all the rights and obligations of a “Lender” hereunder, and (vi) the procedure described in paragraph (e)(ii) of this Section shall have been satisfied.

(i) Any amendment hereto for such an increase or addition shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Canadian Administrative Agent, the Swingline Lenders, the Issuing Bank, the Loan Parties and the Lender(s) being added or increasing their Revolving Commitments. As a condition precedent to such an increase, the Borrower Representative shall deliver to the Administrative Agent (A) a certificate of each Loan Party signed by an authorized officer of such Loan Party (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (2) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Article III and the other Loan Documents are true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (y) no Default exists, (B) an opinion of counsel to the Loan Parties as to the power and authority of the Loan Parties to effect such increase and such other customary and related matters as the Administrative Agent may reasonably request and (C) a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by the Loan Parties.

(ii) On the Business Day following any such increase, all outstanding Borrowings under any Facility being increased shall be reallocated, pursuant to procedures reasonably determined by the Administrative Agent, among the Lenders (including any newly added Lenders) under such Facility in accordance with the Lenders’ respective revised Applicable Percentages and, with respect to any reallocation of Term Benchmark Borrowings, the applicable Borrowers shall pay the assigning Lenders any amounts that would have been required to be paid pursuant to Section 2.16 had the assigned portions of such Borrowings been prepaid on such date.

SECTION 2.10 Repayment of Loans; Evidence of Debt~~.~~.

(a) The U.S. Borrowers hereby, jointly and severally, unconditionally promise to pay to (i) the Administrative Agent, for the account of each U.S. Revolving Lender the principal amount of all outstanding U.S. Revolving Loans, (ii) the Canadian Administrative Agent, for the account of each Canadian Revolving Lender the principal amount of all outstanding Canadian Revolving Loans to the U.S. Borrowers, (iii) the Applicable Administrative Agent the then unpaid amount of each Protective Advance to the U.S. Borrowers and Overadvance to the U.S. Borrowers, (iv) the U.S. Swingline Lender, the principal amount of each U.S. Swingline Loan and (v) the Canadian Swingline Lender, the principal amount of each Canadian Swingline Loan to the U.S. Borrowers, in each case, on the earliest of (A) the Maturity Date, (B) in the case of any Overadvance, the earlier of the 60th day after the date of the making thereof and demand by the Administrative Agent and (C) in the case of any Protective Advance, demand by the Administrative Agent. The Canadian Borrower hereby unconditionally promises to pay to (i) the Canadian Administrative Agent, for the account of each Canadian Revolving Lender the principal amount of all outstanding Canadian Revolving Loans to the Canadian Borrower, (ii) the Canadian Administrative Agent the then unpaid amount of each Canadian Protective Advance to the Canadian Borrower and Canadian Overadvance to the Canadian Borrower and (iii) the Canadian Swingline Lender, the principal amount of each Canadian Swingline Loan to the Canadian Borrower, in each case, on the earliest of (A) the Maturity Date, (B) in the case of any Canadian Overadvance, the 60th day after the date of the making thereof and demand by the Administrative Agent and (C) in the case of any Canadian Protective Advance, demand by the Canadian Administrative Agent.

(b) On each Business Day during any Dominion Period, the Administrative Agent shall apply all funds credited to a Concentration Account of the Borrowers on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available), first, to prepay any U.S. Protective Advances, U.S. Overadvances, Canadian Protective Advances and Canadian Overadvances that may be outstanding, second, to prepay the Revolving Loans, Swingline Loans, Canadian Revolving Loans and Canadian Swingline Loans, third, to cash collateralize outstanding U.S. LC Exposure and Canadian LC Exposure with respect to U.S. Letters of Credit and Canadian Letters of Credit issued for the account of the Borrowers at such time in accordance with Section 2.06(j), and fourth, as the Borrower Representative may direct.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower(s) to such Lender resulting from each Loan made by such Lender to such Borrower(s), including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder to the applicable Borrower(s), the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Applicable Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.

SECTION 2.11 Prepayment of Loans~~.~~.

(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section.

(b) Except to the extent such excess arises from Protective Advances permitted under Section 2.04 or Overadvances permitted under Section 2.05, in the event and on each occasion that the Borrowers are not in compliance with the Revolving Exposure Limitations, the Canadian Borrower and the U.S. Borrowers shall severally prepay the Revolving Loans and/or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in the LC Collateral Account in accordance with Section 2.06(j)) of such Borrower(s) in an aggregate amount that, after giving effect to such prepayments or cash collateralizations the Borrowers shall be in compliance with the Revolving Exposure Limitations.

(c) The Borrower Representative shall notify the Applicable Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender), with a copy to the Administrative Agent in the case of a prepayment of a Canadian Loan, by telephone (confirmed by hand delivery or electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

SECTION 2.12 Fees~~.~~.

(a) The U.S. Borrowers, jointly and severally, agree to pay to the Administrative Agent for the account of each U.S. Revolving Lender a commitment fee in dollars, which shall accrue at the Applicable Commitment Fee Rate on the daily amount by which such Lender’s U.S. Commitment exceeds the amount of such Lender’s U.S. Revolving Loans and U.S. LC Exposure during the period from and including the Effective Date to but excluding the date on which the Lenders’ U.S. Commitment terminates. The Canadian Borrowers agree to pay to the Canadian Administrative Agent in dollars for the account of each Canadian Revolving Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the daily amount by which such Lender’s Canadian Commitment exceeds the Dollar Equivalent of such Lender’s Canadian Revolving Loans and Canadian LC Exposure during the period from and including the Effective Date to but excluding the date on which the Lenders’ Canadian Commitment terminates. Accrued commitment fees shall be payable in arrears on the first Business Day of each ~~fiscal~~calendar quarter of Parent, commencing on the first such date to occur after the Seventh Amendment Effective Date, and on the date on which the Revolving Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, the Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans, Swingline Exposure, Protective Advances, Overadvances and LC Exposure of such Lender.

(b) The (i) U.S. Borrowers agree to pay to the Applicable Administrative Agent for the account of each U.S. Revolving Lender a letter of credit fee with respect to its participations in U.S. Letters of Credit and for the account of each Canadian Revolving Lender a letter of credit fee with respect to Canadian Letters of Credit issued for the account of the U.S. Borrowers and (ii) the Canadian Borrower agrees to pay to the Canadian Administrative Agent for the account of each Canadian Revolving Lender a letter of credit fee with respect to its participation in Canadian Letters of Credit issued for the account of the Canadian Borrower which, in each case, shall accrue at the same Applicable Rate used to determine the interest rate applicable to ~~Adjusted~~ Term SOFR Rate/Adjusted Term CORRA Rate Loans (as in effect from time to time) on the daily Dollar Equivalent of such Lender’s applicable LC Exposure in respect of such Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure in respect of such Borrower(s)’ Letters of Credit. In addition, (x) the U.S. Borrowers, jointly and severally, agrees to pay to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.125% of the daily Dollar Equivalent of the LC Exposure attributable to Letters of Credit issued for the account of the U.S. Borrowers by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued for the account of the U.S. Borrowers, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder and (y) the Canadian Borrower agrees to pay to each Issuing Bank a fronting fee, which shall accrue at a rate per annum equal to 0.125% of the daily Dollar Equivalent of the LC Exposure attributable to Letters of Credit issued for the account of the Canadian Borrower by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued for the account of the Canadian Borrower, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any such Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each ~~fiscal~~calendar quarter of Parent shall be payable in arrears on the first Business Day of the next succeeding ~~fiscal~~calendar quarter of Parent, commencing on the first such date to occur after the Seventh Amendment Effective Date; provided, that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day of each period and the date on which the Revolving Commitments terminate).

(c) The Borrowers agree to pay the fees in the amounts and payable at the times separately agreed upon in the Fee Letters or as otherwise agreed between the Borrowers and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Applicable Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances (absent manifest error in the amount paid).

SECTION 2.13 Interest~~.~~.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan, but excluding Protective Advances and Overadvances) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term Benchmark Borrowing denominated in Dollars shall bear interest at the ~~Adjusted~~ Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(d) The Loans comprising each Term Benchmark Borrowing denominated in Canadian Dollars shall bear interest at the Adjusted Term CORRA Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) Each (i) U.S. Protective Advance and U.S. Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate for ABR Revolving Loans plus 2% per annum and (ii) Canadian Protective Advance and Canadian Overadvance shall bear interest at the Canadian Prime Rate plus the Applicable Rate for Canadian Prime Rate Loans plus 2% per annum.

(f) Notwithstanding the foregoing, (i) all past due amounts in respect of the principal of any Loan shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount that is past due, such amount shall bear interest at 2% per annum plus the rate applicable to Base Rate Revolving Loans hereunder (or, in the case of amounts denominated in Canadian Dollars, 2% per annum plus the rate applicable to Canadian Prime Rate Loans hereunder), in each case, as of the first date that any such amount became past due.

(g) Accrued interest on each Loan (for ABR Loans and Canadian Prime Rate Loans, accrued through the last day of the prior ~~fiscal~~calendar quarter) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate, the Canadian Prime Rate and the Adjusted Term CORRA Rate shall each be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, ~~Adjusted Term SOFR Rate,~~ Term SOFR Rate, Daily Simple SOFR, the Canadian Prime Rate or the Adjusted Term CORRA Rate shall be determined by the Applicable Administrative Agent, and such determination shall be conclusive absent manifest error.

(i) For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(j) If any provision of this Agreement or of any of the other Loan Documents would obligate any Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Section 2.13, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Parties shall be entitled, by notice in writing to the Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrowers. Any amount or rate of interest referred to in this Section 2.13(j) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

SECTION 2.14 Alternate Rate of Interest; Illegality. (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if:

(i) the Applicable Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Adjusted~~ Term SOFR Rate or the Adjusted Term CORRA Rate (including because the Term SOFR Reference Rate or Term CORRA Reference Rate, as applicable, is not available or published on a current basis) for such Interest Period or (B) at any time when Daily Simple SOFR is an applicable Benchmark, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the ~~Adjusted~~ Term SOFR Rate or Adjusted Term CORRA Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time when Daily Simple SOFR is an applicable Benchmark, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Applicable Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Applicable Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing, and (B) for Loans denominated in Canadian Dollars any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Revolving Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for a Canadian Prime Rate Borrowing; provided, that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Applicable Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Applicable Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Applicable Administrative Agent to, and shall constitute, an ABR Loan on such day and (B) for Loans denominated in Canadian Dollars, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan on such day.

(b) Subject to Section 2.14(g) with respect to any Canadian Dollar Borrowings, notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Chicago time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, the Applicable Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this clause (c)(ii), with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c)(ii) shall not be effective unless the Applicable Administrative Agent has delivered to the Lenders and the Borrower Representative a Term CORRA Notice. For the avoidance of doubt, the Applicable Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.

(d) The Applicable Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Applicable Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Applicable Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an ABR Borrowing denominated in Dollars or (B) a Canadian Prime Rate Borrowing denominated in Canadian Dollars, as applicable. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR or the Canadian Prime Rate, as applicable, based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR or the Canadian Prime Rate, as applicable. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars, then on the last day of the Interest Period applicable to such Loan, such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan and (B) for Loans denominated in Canadian Dollars, then on the last day of the Interest Period applicable to such Loan, such Loan shall be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan.

SECTION 2.15 Increased Costs~~.~~.

(a)	If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the ~~Adjusted~~ Term SOFR Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the applicable offshore interbank market or Canadian interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than any (A) Indemnified Taxes or (B) Excluded Taxes) on or with respect to its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender or other Recipient, the applicable Borrower(s) will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or such Issuing Bank, the applicable Borrower(s) will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower Representative shall be conclusive absent manifest error. The applicable Borrower(s) shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding the above, a Lender will not be entitled to demand compensation for any increased cost or reduction set forth in this Section 2.15 at any time if it is not the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances under agreements containing provisions permitting such compensation to be claimed at such time.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith), or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of Section 2.09(e) or a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense (excluding any loss of margin) attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the ~~Adjusted~~ Term SOFR Rate or Adjusted Term CORRA Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the applicable offshore interbank market or Term CORRA rate market, as applicable. A certificate of any Lender delivered to the Borrower Representative and setting forth and explaining in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The applicable Borrower(s) shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.17 Taxes~~.~~.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Lender (or, in the case of payments made to any Administrative Agent for its own account, such Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Applicable Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Applicable Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such-payment reasonably satisfactory to the Applicable Administrative Agent.

(d) Indemnification by the Loan Parties. The applicable Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Applicable Administrative Agent), or by the Applicable Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)	Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Applicable Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Applicable Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Applicable Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Applicable Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Applicable Administrative Agent as will enable the Borrower Representative or the Applicable Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender to a U.S. Borrower that is a U.S. Person shall deliver to the Borrower Representative and the Applicable Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(B) any Foreign Lender to a U.S. Borrower shall deliver to the Borrower Representative and the Applicable Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable (in such number of copies as shall be requested by the recipient):

(1) executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party;

(2) executed originals of IRS Form W-8ECI (or any successor forms);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with the Foreign Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E (or any successor forms); or

(4) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I on behalf of each such direct and indirect partner;

(C) any Foreign Lender to a U.S. Borrower shall deliver to the Borrower Representative and the Applicable Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Applicable Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or the Applicable Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender to a U.S. Borrower under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agents at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agents such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agents as may be necessary for the Borrower Representative and the Administrative Agents to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if any, the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(E) Any Lender to the Canadian Borrower shall deliver to the Canadian Borrower and the Canadian Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Canadian Borrower or the Canadian Administrative Agent), (1) two executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding or (2) two executed originals of an applicable IRS Form W-8 certifying such Lender’s non-U.S. status.

(iii) Status of Administrative Agent. If the Administrative Agent is not a Lender, on or before the date on which JPMCB (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, to the extent legally entitled to do so, the Administrative Agent shall deliver to the Borrower Representative two duly completed copies of IRS Form W-9 (if the Administrative Agent is a U.S. Person) or applicable IRS Form W-8 (if the Administrative Agent is not a U.S. Person), and any such other documentation prescribed by applicable law and reasonably requested by the Borrower Representative that would allow the Borrowers to make payments without deduction or withholding of any U.S. federal withholding Taxes, certifying its exemption from U.S. withholding Taxes with respect to amounts payable to the Administrative Agent hereunder.

Each Lender agrees that if any form or certification it previously delivered (including any specific documentation required in this Section 2.17(e)) expires or becomes obsolete or inaccurate in any respect, it shall deliver promptly to the Borrower Representative or the Applicable Administrative Agent updated or other appropriate documentation (including any new documentation reasonably request by the Borrower or the Applicable Administrative Agent) or promptly notify the Borrower Representative and the Applicable Administrative Agent in writing of its legal ineligibility to do so.

Each Lender hereby authorizes the Applicable Administrative Agent to deliver to the Loan Parties and to any other successor Applicable Administrative Agent any documentation provided by such Lender pursuant to this Section 2.17(e).

Notwithstanding any other provision of this Section 2.17(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(f) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g) Defined Terms. For the avoidance of doubt, for purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and any Swingline Lender and the term “applicable law” includes FATCA.

SECTION 2.18  Payments Generally; Allocation of Proceeds; Sharing of Set-offs~~.~~.

(a) The Borrowers shall make each payment required to be made by them hereunder or under any other Loan Document on or prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, on or prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. All payments (i) in respect of any Loan (and interest thereon) shall be made in the same currency in which such Loan was made and (ii) in respect of all fees, in respect of reimbursement of LC Disbursements and in respect of any other amounts payable hereunder or under other Loan Documents shall be paid in Dollars. All such payments in respect of Revolving Loans and LC Exposure under any Facility shall be made and allocated, pro rata in accordance with the respective unpaid principal amounts of such Loans and the LC Exposure of each Lender under such Facility. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its ~~offices at 10 South Dearborn Street, 22nd Floor, Chicago, Illinois~~applicable office or offices as described in the Administrative Questionnaire provided by the Administrative Agent to the Borrowers from time to time, except that (i) payments required to be made directly to an Issuing Bank or the Swingline Lender shall be so made and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein and (ii) payments of Canadian Loans and LC Disbursements or fronting fees that are payable to any Canadian Issuing Bank, shall be made to the Canadian Administrative Agent at its offices at Suite 4500, 66 Wellington St., W. Toronto, ON M5K 1A1 Canada. The Applicable Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) (i) Any proceeds of Collateral received by the Administrative Agent (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower Representative), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from a Concentration Account during any Dominion Period (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent, the Canadian Administrative Agent and each Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Obligations); second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services or Swap Obligations); third, to pay interest due in respect of the Protective Advances and Overadvances; fourth, to pay the principal of the Protective Advances and Overadvances, fifth, to pay interest then due and payable on the Loans (other than the Protective Advances and Overadvances) ratably; sixth, to prepay principal on the Loans (other than the Protective Advances and Overadvances) and unreimbursed LC Disbursements ratably; seventh, to deposit in the U.S. LC Collateral Account and the Canadian LC Collateral Account cash collateral (in accordance with 2.06(j)); eighth, to payment of any amounts owing to any Qualified Counterparty with respect to Banking Services (other than supply chain financing) and Swap Obligations; ninth, to the payment of any other Secured Obligations due to any Lender Party by the Borrowers; tenth, to the payment of amounts owing to a Qualified Counterparty with respect to Banking Services comprising supply chain financing; and eleventh, any excess to be returned to Borrower Representative. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, no Agent nor any Lender shall apply any payment which it receives to any Term Benchmark Loan, except (a) on the expiration date of the Interest Period applicable to such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans or Canadian Prime Rate Loans, respectively and, in any such event, the applicable Borrower(s) shall pay the break funding payment required in accordance with Section 2.16.

(c) During a Dominion Period, all payments of principal, interest, LC Disbursements, fees, reimbursable expenses (including, without limitation, all reimbursements of fees and expenses pursuant to Section 9.03) and other sums payable under the Loan Documents may be paid from the proceeds of Borrowings made hereunder, whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Applicable Administrative Agent to request a Borrowing on its behalf for the purpose of paying each payment referred to in the preceding sentence during a Dominion Period and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses pursuant to Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable, and (ii) the Applicable Administrative Agent to charge any deposit account of any Borrower (other than, so long as no Dominion Period is in effect or no Event of Default shall have occurred or be continuing, any Excluded Account) maintained with the Administrative Agent for each payment of principal, interest, fees or any other amount due under the Loan Documents referred to in the previous sentence.

(d) If any Lender under any Facility shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements, Swingline Loans, Protective Advances or Overadvances under such Facility resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements, Swingline Loans, Protective Advances or Overadvances and accrued interest thereon under such Facility than the proportion received by any other Lender under such Facility, then the Lender receiving such greater proportion shall notify the Applicable Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements, Swingline Loans, Protective Advances and Overadvances of other Lenders under such Facility to the extent necessary so that the amount of all such payments shall be shared by the Lenders under such Facility ratably in accordance with the aggregate amounts of principal of and accrued interest on their respective Loans and participations in LC Disbursements, Swingline Loans, Protective Advances and Overadvances under such Facility; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements, Swingline Loans, Protective Advances or Overadvances to any Person that is an Eligible Assignee (as such term is defined from time to time). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. For purposes of subclause (b)(i) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.18(d) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

(e) Unless the Applicable Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Applicable Administrative Agent for the account of any of the Lenders or the Issuing Banks hereunder that the applicable Borrower(s) will not make such payment, the Applicable Administrative Agent may assume that the applicable Borrower(s) have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the applicable Borrower(s) have not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to each Applicable Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by each Applicable Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Applicable Administrative Agent, then the Applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Applicable Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged and/or (ii) hold any such amounts in a segregated account as cash collateral for, and apply any such amounts to, any future payment obligations of such Lender hereunder to or for the account of the Applicable Administrative Agent.

SECTION 2.19  Mitigation Obligations: Replacement of Lenders~~.~~.

(a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Borrower(s) hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower Representative may, at the sole expense and effort of the applicable Borrower(s), upon notice to such Lender and the Administrative Agent by the Borrower Representative, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (i) the Borrower Representative shall have received the prior written consent of the Administrative Agent, each Issuing Bank and each Swingline Lender, which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Swingline Loans, Protective Advances and Overadvances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower(s) (in the case of all other amounts), (iii) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) such assignment and delegation does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower(s) to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent and the assignee (subject to any required consents referred to above) and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender under any Facility:

(a) commitment fees shall cease to accrue on the unused portion of the Revolving Commitment of such Defaulting Lender of such Facility pursuant to Section 2.12(a);

(b) the Revolving Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or all affected Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure, LC Exposure, Protective Advance Exposure and Overadvance Exposure exists under any Facility under which such Lender has a Revolving Commitment at the time such Lender becomes a Defaulting Lender, then:

(i) such Defaulting Lender’s Swingline Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c)), LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.06(d)), Protective Advance Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(b)) and Overadvance Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.05(c)) under such Facility shall be reallocated among the non-Defaulting Lenders under such Facility in accordance with their respective Applicable Percentages, but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures under such Facility plus such Defaulting Lender’s Swingline Exposures under such Facility, LC Exposure under such Facility, Protective Advance Exposure under such Facility and Overadvance Exposure under such Facility does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments under such Facility;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower(s) shall within one Business Day following notice by the Administrative Agent, without prejudice to any rights or remedies of the Borrowers against such Defaulting Lender, (A) first, prepay the portion of such Defaulting Lender’s Overadvance Exposure under such Facility that has not been so reallocated, (B) second, prepay the portion of such Defaulting Lender’s Protective Advance Exposure under such Facility that has not been so reallocated, (C) third, prepay the portion of such Defaulting Lender’s Swingline Exposure under such Facility that has not been so reallocated and (D) fourth, cash collateralize such Defaulting Lender’s LC Exposure under such Facility that has not been so reallocated in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if any Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the applicable Borrower(s) shall not be required to pay any letter of credit participation fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s cash collateralized LC Exposure under such Facility during the period such Defaulting Lender’s LC Exposure under such Facility is cash collateralized;

(iv) if any portion of the LC Exposure under such Facility of such Defaulting Lender is reallocated pursuant to clause (c)(i) above, then the fees payable to the Lenders pursuant to Section 2.12(b) shall be adjusted to give effect to such reallocation; or

(v) if any portion of such Defaulting Lender’s LC Exposure under such Facility is neither cash collateralized nor reallocated pursuant to clause (c)(i) or (c)(ii) above, then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, all letter of credit participation fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure under such Facility shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure under such Facility attributable to Letters of Credit issued by each Issuing Bank) until such LC Exposure is cash collateralized and/or reallocated; and

(d) the Swingline Lender under such Facility shall not be required to fund any Swingline Loan and no Issuing Bank under such Facility shall be required to issue, amend, renew, extend or increase any Letter of Credit, in each case, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders under such Facility and/or cash collateral provided by the Borrowers in accordance with clause (c) of this Section, and participating interests in any such newly issued, amended, renewed, extended or increased Letter of Credit under such Facility or newly made Swingline Loan under such Facility shall be allocated among non-Defaulting Lenders in a manner consistent with clause (c)(i) of this Section (and Defaulting Lenders shall not participate therein).

In the event and on the date that each of the Administrative Agent, Parent, each of the Issuing Banks and each of the Swingline Lenders agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, LC Exposure, Protective Advance Exposure and Overadvance Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment under the applicable Facility and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders under such Facility as the Administrative Agent shall determine may be necessary in order for such Lender to hold Revolving Loans under such Facility in accordance with its Applicable Percentage.

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) any Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Swingline Lender shall be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lenders or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to each Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

SECTION 2.21 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, any Lender Party is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside or determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement and the other Loan Documents shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, such Issuing Bank or such Lender. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section shall survive the termination of this Agreement.

SECTION 2.22 Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party shall deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof shall deliver to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Obligations. The most recent information provided to the Administrative Agent shall be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Obligations pursuant to Section 2.18(b). For the avoidance of doubt, so long as JPMCB or its Affiliate is the Administrative Agent, neither JPMCB nor any of its Affiliates providing Banking Services for, or having Swap Agreements with, any Loan Party shall be required to provide any notice described in this Section 2.22 in respect of such Banking Services or Swap Agreements.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants to the Lenders as follows:

SECTION 3.01 Organization; Powers. Each Holdco Guarantor, Parent and each Restricted Subsidiary is duly organized, validly existing and (to the extent the concept is applicable in such jurisdiction and, in the case of any Restricted Subsidiary other than any Borrower, except where the failure to be so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability; Benefit to Loan Parties~~.~~.

(a) Subject to the entry of the Confirmation Order and the granting of the Canadian Confirmation Order, the Transactions, insofar as they are to be carried out by each Loan Party, are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, shareholder or other equityholder action. Subject to the entry of the Confirmation Order and the granting of the Canadian Confirmation Order, this Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, subject to the entry of the Confirmation Order and the granting of the Canadian Confirmation Order, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.03 Governmental Approvals; No Conflicts. Subject to the entry and terms of the Confirmation Order and the Canadian Confirmation Order, and except to the extent (if any) excused as a result of the Cases, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are (or will so be) in full force and effect and except for filings or recordations necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, (c) will not violate the charter, bylaws or other organizational documents of any Holdco Guarantor, Parent or any Restricted Subsidiary, (d) will not violate or result in a default under any indenture or agreement (including the Term Credit Agreement, the ~~Convertible Notes Agreement~~Indenture, any agreement governing any Incremental Equivalent Debt or other material instrument binding upon Parent or any Restricted Subsidiary or any of their assets), or give rise to a right thereunder to require any payment to be made by any Holdco Guarantor, Parent or any Restricted Subsidiary, and (e) will not result in the creation or imposition of any Lien on any asset of any Holdco Guarantor, Parent or any Restricted Subsidiary, except Liens created pursuant to the Loan Documents or Liens created in connection with the Term Credit Agreement, the ~~Convertible Notes Agreement~~Indenture or any Incremental Equivalent Debt, in the case of clauses (b) and (d) above, except for a violation or creation, as applicable, which would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04 Financial Condition; No Material Adverse Effect~~.~~.

(a) Parent has heretofore furnished to the Lenders (i) the audited consolidated balance sheets and related consolidated statements of operations, shareholders’ equity and cash flows of Parent and its consolidated Subsidiaries as of and for the fiscal year ended February 1, 2020 audited by and accompanied by the unqualified opinion of Deloitte & Touche LLP, independent registered public accounting firm, and (ii) the unaudited consolidated balance sheets and related statements of operations, shareholders’ equity and cash flows of the U.S. Borrower and its consolidated Subsidiaries as of and for the fiscal quarter ended October 31, 2020. Such financial statements (x) present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above and (y) comply in all material respects with the requirements of Regulation S-X under the Securities Act.

(a) [Reserved].

(b) Since the date of entry of the Confirmation Order, there has been no event, development or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect on the business, assets, results of operations or financial condition of Tailored Brands and its Subsidiaries, taken as a whole.

SECTION 3.05 Properties~~.~~.

(a) Each Holdco Guarantor, Parent and each Restricted Subsidiary has good title to, or valid leasehold interests in, all its property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and Liens expressly permitted by Section 6.02.

(b) Each Holdco Guarantor, Parent and each Restricted Subsidiary owns, or is licensed to use, all trademarks, service marks, tradenames, trade dress, copyrights, patents, industrial designs and other intellectual property used in its business, and the conduct of their respective businesses, including the use thereof, by each Holdco Guarantor, Parent and the Restricted Subsidiaries does not infringe upon the intellectual property rights of any other Person, except for any such failure to own or license or infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06   Litigation and Environmental Matters~~.~~.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Holdco Guarantor or Parent, threatened against or affecting any Holdco Guarantor, Parent or any Restricted Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions and the other transactions contemplated thereby (other than the Disclosed Matters).

(b) Except for the Disclosed Matters or matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of any Holdco Guarantor, Parent and any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the Seventh Amendment Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements~~.~~.

(a) Subject to the entry of the Confirmation Order and the granting of the Canadian Confirmation Order, each Holdco Guarantor, Parent and each Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect (it being agreed that this Section does not apply to any law which is specifically addressed in Section 3.06(b), 3.07(b), 3.08, 3.09, 3.10 or 3.14). No Default or Event of Default has occurred and is continuing.

(b) Parent has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by each Holdco Guarantor, Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Holdco Guarantors, Parent, its Subsidiaries and their respective officers and employees and to the knowledge of Parent its directors and agents, are in compliance with Anti-Corruption Laws ~~and~~, applicable Sanctions and the Patriot Act, in each case, in all material respects. None of (a) any Holdco Guarantor, Parent, any Subsidiary or, to the knowledge of Parent, any of their respective directors, officers or employees, or (b) to the knowledge of Parent, any agent of any Holdco Guarantor, Parent or any Subsidiary that will act in any capacity in connection with or benefit from the Facilities, is a Sanctioned Person. No proceeds of any Borrowing~~,~~ made or Letter of Credit ~~use of proceeds~~issued hereunder or other transaction contemplated by this Agreement will ~~violate Anti-Corruption Laws or~~be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person, or otherwise used for the purpose of violating any applicable Sanctions or Anti-Corruption Laws.

SECTION 3.08 Investment Company Status, etc. No Loan Party is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.09 Taxes. Each Holdco Guarantor, Parent and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as withholding agent), except (a) any Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which such Holdco Guarantor, Parent or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP, (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (c) Taxes the non-payment of which is permitted or required by the Bankruptcy Code. There is no current or proposed tax assessment, deficiency or other claim against any Holdco Guarantor, Parent or any of their Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Loan Party and each of their respective Subsidiaries has withheld all material employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada Pension Plan and the Quebec Pension Plan, employment insurance and employee income taxes.

SECTION 3.10  ERISA; Labor Matters; Canadian Pension Plans~~.~~.

(a) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and (iii) on the Effective Date, the present value of all accumulated benefit obligations under each Plan that is subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Accounting Standards Topic No. 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans that are subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Accounting Standards Topic No. 715) did not, as of the date or dates of the most recent financial statements reflecting such amounts, exceed the fair value of the assets of all such underfunded Plans.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or any other labor disputes against any Holdco Guarantor, Parent or any Restricted Subsidiary pending or, to the knowledge of Parent, threatened, (ii) the hours worked by and payments made to employees of the Holdco Guarantors, Parent and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act of 1938, the Employee Standards Act (Ontario) or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters and (iii) all payments due from any Holdco Guarantor, Parent or any Restricted Subsidiary, or for which any claim may be made against any Holdco Guarantor, Parent or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Holdco Guarantor, Parent or such Restricted Subsidiary to the extent required by GAAP. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Holdco Guarantor, Parent or any Restricted Subsidiary is bound.

(c) As of the ~~Fifth~~Seventh Amendment Effective Date, none of the Canadian Pension Plans are Canadian Defined Benefit Plans. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party and each of their Subsidiaries has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Multi-Employer Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee contributions to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Multi-Employer Plans have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, there have been no improper withdrawals or applications of the assets of the Canadian Pension Plans. To the knowledge of the Loan Parties, no facts or circumstances have occurred or existed that could result, or be reasonably anticipated to result, in the order of a termination of any Canadian Defined Benefit Plan by any Governmental Authority under applicable laws. No promises of benefit improvements under the Canadian Pension Plans have been made except where such improvement could not be reasonably expected to have a Material Adverse Effect. Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) there are no outstanding disputes concerning the assets of the Canadian Pension Plans, and (ii) each of the Canadian Defined Benefit Plans is fully funded on both a going concern and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

SECTION 3.11 Disclosure.

(a) Parent has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Holdco Guarantor, Parent or any Restricted Subsidiary is subject, and all other matters known to them, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No reports, financial statements, certificates or other information furnished by or on behalf of any Holdco Guarantor, Parent or any Restricted Subsidiary to the Administrative Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder, taken as a whole (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forecasts and projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made and at the time so furnished and, if furnished prior to the Seventh Amendment Effective Date, as of the Seventh Amendment Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material).

(b) As of the ~~Fifth~~Seventh Amendment Effective Date, to the best knowledge of any Borrower, the information included in the Beneficial Ownership Certification (if any) provided on or prior to the ~~Fifth~~Seventh Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.12  Subsidiaries and Joint Ventures. Section 3.12 of the Seventh Amendment Disclosure Letter sets forth, as of the Seventh Amendment Effective Date, the name, type of organization and jurisdiction of organization of, and the percentage of each class of Equity Interests owned by Parent or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which Parent or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary. All the issued and outstanding Equity Interests in each Subsidiary owned by any Loan Party have been (to the extent such concepts are relevant with respect to such Equity Interests) duly authorized and validly issued and are fully paid and non-assessable (except as such rights may arise under mandatory provisions of applicable statutory law that may not be waived and not as a result of any rights contained in organizational documents). Except as set forth in Section 3.12 of the Seventh Amendment Disclosure Letter, as of the Seventh Amendment Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Holdco Guarantor, Parent or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary.

SECTION 3.13   Insurance. Section 3.13 of the Seventh Amendment Disclosure Letter sets forth a description of all insurance maintained by or on behalf of each Holdco Guarantor, Parent and the Restricted Subsidiaries as of the Seventh Amendment Effective Date. As of the Seventh Amendment Effective Date, all premiums due and payable in respect of such insurance have been paid. Parent believes that the insurance maintained by or on behalf of the Holdco Guarantors, Parent and the Restricted Subsidiaries is adequate.

SECTION 3.14 Federal Reserve Regulations. None of any Holdco Guarantor, Parent and any Restricted Subsidiary is principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, in any manner or for any purpose that would entail a violation of Regulations T, U or X of the Board of Governors.

SECTION 3.15 Solvency~~.~~.

(a) Immediately after the consummation of the transactions contemplated to occur on the ~~Fifth~~Seventh Amendment Effective Date, (i) the fair value of the assets of Parent and its consolidated Subsidiaries, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of Parent and its consolidated Subsidiaries (determined on the basis of such property being liquidated with reasonable promptness in an arm’s-length transaction) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Parent and its consolidated Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise (it being understood and agreed that for purposes of this Section, contingent liabilities mean the maximum amount of liability that could reasonably be likely to result from pending litigation, asserted claims and assessments, guaranties, indemnification obligations, adjustment of purchase price or other post-closing payment adjustments (including earn-outs and other similar arrangements) and uninsured risks of Parent and its Subsidiaries), as such debts and liabilities become absolute and matured; and (iv) Parent and its consolidated Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the ~~Fifth~~Seventh Amendment Effective Date.

(b) Immediately after the consummation of the transactions contemplated to occur on the ~~Fifth~~Seventh Amendment Effective Date, with respect to each Canadian Loan Party, (i) each Canadian Loan Party’s property is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due; (ii) each Canadian Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities generally become due; and (iii) each Canadian Loan Party has not ceased paying its current obligations in the ordinary course of business as they generally become due.

SECTION 3.16 Collateral Matters~~.~~.

The provisions of this Agreement and the other Loan Documents, upon entry by the Court of the Confirmation Order and the granting of the Canadian Confirmation Order, create legal and valid Liens on all the Collateral granted by Loan Parties in favor of the Administrative Agent (for the benefit of the Lender Parties), securing the Secured Obligations, constitute perfected and continuing Liens on the Collateral (to the extent such Liens can be perfected by possession, by filing a UCC financing statement or a PPSA financing statement or equivalent under each applicable jurisdiction, by recording an appropriate document with the United States Patent and Trademark Office or the Canadian Intellectual Property Office or by a control agreement), securing the applicable Secured Obligations, enforceable against the applicable Loan Party and having priority over all other Liens on the Collateral except in the case of (x) Liens permitted by Section 6.02, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (y) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

SECTION 3.17 Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for purposes set forth in Section 5.11.

SECTION 3.18 Credit Card Agreements. Section 3.18 of the Seventh Amendment Disclosure Letter (as updated from time to time as permitted by Section 5.16) sets forth a list of all Credit Card Agreements to which any Loan Party is a party. A true and complete copy of each Credit Card Agreement listed on Section 3.18 of the Seventh Amendment Disclosure Letter has been delivered to the Administrative Agent, together with all material amendments, waivers and other modifications thereto. All such Credit Card Agreements are in full force and effect, currently binding upon each Loan Party that is a party thereto and, to the knowledge of the Loan Parties, binding upon other parties thereto in accordance with their terms. The Loan Parties are in compliance in all material respects with each such Credit Card Agreement.

ARTICLE IV

Conditions

SECTION 4.01   Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) to the satisfaction of the Administrative Agent:

(a) Credit Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include PDF or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Notes. The Administrative Agent shall have received a promissory note executed by the Borrowers in favor of each Lender that has requested a promissory note at least two (2) Business Days prior to the Effective Date.

(c) Opinions. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Kirkland & Ellis LLP, special New York, Massachusetts and Texas counsel for the Loan Parties and (ii) Stewart McKelvey, Canadian counsel for the Loan Parties and Stikeman Elliott LLP, as counsel in the provinces of Ontario and Quebec, in each case, in form and substance reasonably satisfactory to the Applicable Administrative Agent.

(d) Organization and Good Standing Documents. The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing (or equivalent) of each Loan Party as of a recent date prior to or as of the Effective Date, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(e) Representations and Warranties. To the extent required by the penultimate paragraph of this Article IV, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(f) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of Parent, confirming compliance with the conditions set forth in paragraph (e) of this Section and the first sentence of paragraph (t) of this Section.

(g) Solvency Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of Parent, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions, in the form of Exhibit J.

(h) Collateral and Guarantee Requirement. The Collateral and Guarantee Requirement shall have been satisfied (subject to the last sentence of the penultimate paragraph of this Section). The Administrative Agent shall have received a completed perfection certificate, dated the Effective Date and signed by an executive officer or a Financial Officer of Parent.

(i) Insurance Certificates. Subject to Section 5.20, the Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Lender Parties, as additional insured and lender’s loss payee thereunder to the extent required under Section 5.08.

(j) Intercreditor Agreement. The Intercreditor Agreement shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(k) Disclosure Letter. The Administrative Agent and the Lenders shall have received the Disclosure Letter, dated the Effective Date and signed by a Financial Officer or other executive officer of the Company.

(l) Payment of Fees. The Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior to the Effective Date, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Commitment Letter, the Fee Letters or any Loan Document.

(m) Know Your Customer Information. The Lenders shall have received all documentation and other information (including, to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party) required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, at least 3 Business Days prior to the Effective Date (or such later date agreed to by the Administrative Agent) to the extent such information was requested at least 10 days prior to the Effective Date.

(n) Borrowing Base Certificate; Availability. The Agents shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the last day of the week ending November 21, 2020 reflecting Availability as of the Effective Date of not less than 25% of the Line Cap (after giving effect to all payments required to be made in connection with the Effective Date (including any deferred payments made under the Approved Plan), the release of any restricted cash (and corresponding pay down of amounts outstanding under the DIP Credit Agreement) on or prior to the Effective Date, and the release of Reserves which are no longer applicable after such payments).

(o) No Material Adverse Effect. There shall not have occurred since the Petition Date, other than those events or circumstances customarily arising from the commencement of the Cases, any event or condition that has had or would be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(p) [Reserved].

(q) Confirmation Order. The Confirmation Order and the Canadian Confirmation Order shall each have been entered and shall be in full force and effect and shall not have been stayed, reversed, appealed, vacated or otherwise modified in any manner.

(r) Approved Plan. The effective date under the Approved Plan shall have occurred, or shall occur contemporaneously with the Effective Date, and all conditions precedent thereto as set forth therein shall have been satisfied or waived.

(s) Business Plan. The Administrative Agent and the Lenders shall have received the Company’s updated business plan, in form reasonably consistent with the business plan delivered to the Administrative Agent under the Prepetition Credit Agreement (as defined in the DIP Credit Agreement) prior to the Petition Date.

(t) Term Loans. The Original Term Credit Agreement shall have been duly executed and delivered by each of the parties thereto and shall be in full force and effect.

(u) Indebtedness. The aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries (excluding the obligations under the Facilities and obligations outstanding on the Petition Date or otherwise permitted to remain outstanding hereunder) shall not exceed $440,000,000 on a pro forma basis after giving effect to the Transactions on the Effective Date.

(v) Satisfaction of DIP ABL Facility Claims. All “DIP ABL Facility Claims” (as defined in the Approved Plan) shall have been repaid in full, in cash on the Effective Date, (x) exclusive of outstanding “Loans” and “Letters of Credit” under the DIP Credit Agreement, which shall constitute, respectively, Loans and Letters of Credit hereunder and (y) inclusive of all “Swap Claims” (as defined in the Approved Plan) and all other “Obligations” referred to in the DIP Credit Agreement.

Notwithstanding the foregoing, solely with respect to the matters expressly identified in Section 5.18 and Section 5.20, the satisfaction of the foregoing conditions shall not be required on the Effective Date, and shall not be a condition to the obligations of the Lenders to make Loans hereunder, but shall be required to be accomplished in accordance with Section 5.18 and Section 5.20.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any Borrowing made on the Effective Date), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in this Agreement shall be true and correct (i) in the case of representations and warranties qualified as to materiality, in all respects, and (ii) otherwise, in all material respects, in each case, on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c) After giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, the Borrowers shall be in compliance with the Revolving Exposure Limitations.

(d) [Reserved].

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) through (c) of this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraph (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Applicable Administrative Agent may, but shall have no obligation to, continue to make Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if the Applicable Administrative Agent believes that making such Loans or issuing or causing to be issued any such Letter of Credit is in the best interests of the Lenders.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than Banking Services Obligations and contingent or indemnity obligations for which no claim has been made) have been paid in full in cash and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 5.01  Financial Statements: Borrowing Base and Other Information. Tailored Brands will furnish to the Administrative Agent, for distribution to each Lender:

(a) within 90 days after the end of each fiscal year of Tailored Brands, its audited consolidated balance sheet and related consolidated statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth, in each case in comparative form the figures for the previous fiscal year, all audited by and accompanied by the opinion of Deloitte & Touche LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis and without any qualification or exception as to the scope of such audit, other than solely with respect to, or resulting solely from, an upcoming maturity date under this Credit Agreement occurring within one year from the time such opinion is delivered) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Tailored Brands and its consolidated Subsidiaries as of the end of and for such fiscal year on a consolidated basis in accordance with GAAP;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Tailored Brands, its consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of operations for such fiscal quarter and the then-elapsed portion of the fiscal year and the related consolidated statement of cash flows for the then-elapsed portion of the fiscal year, setting forth, in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Tailored Brands as presenting fairly, in all material respects, the financial position, results of operations and cash flows of Tailored Brands and its consolidated Subsidiaries as of the end of and for such fiscal quarter and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) during any Enhanced Reporting Period, within 30 days after the end of each of the first two fiscal months of each fiscal quarter of Tailored Brands, the consolidated balance sheet and related statements of operations and cash flows of Tailored Brands as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of Tailored Brands as presenting fairly in all material respects the financial condition and results of operations and cash flows of Tailored Brands and its consolidated Subsidiaries as of the end of and for such fiscal month and such portion of the fiscal year on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(d) concurrently with each delivery of financial statements under clauses (a) through (c) above, a completed Compliance Certificate signed by a Financial Officer of Tailored Brands (i) certifying, in the case of the financial statements delivered under clauses (a) through (c) above that such financial statements present fairly in all material respects the financial position, results of operations and cash flows of Tailored Brands and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) solely with respect to financial statements delivered pursuant to clauses (a) and (b), above, setting forth reasonably detailed calculations of the Total Leverage Ratio as of the end of the applicable fiscal year or fiscal quarter, (iv) solely with respect to financial statements delivered pursuant to clauses (a) and (b), above, setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio whether or not a Covenant Period then exists, (v) if any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04, specifying the effect of such change on the financial statements accompanying such certificate (and, in the event of any such change referred to in Section 1.04(b)(ii), with respect to the amounts included in the calculation of the Fixed Charge Coverage Ratio for the period of four fiscal quarters of Tailored Brands then most recently ended, providing a reasonably detailed reconciliation of such amounts as they are reflected in the financial statements accompanying such certificate and as they would be reflected therein without giving effect to such change), (vi) certifying that all notices required to be provided under Sections 5.02 and 5.04 have been provided;

(e) [reserved];

(f) together with the financial statements delivered pursuant to clause (a) above, and in any event within 90 days after the end of each fiscal year of Tailored Brands, a copy of the plan and forecast (including projected Availability, and a projected consolidated and consolidating balance sheet, statement of operations and statement of cash flow) of Tailored Brands for each quarter of the upcoming fiscal year;

(g) as soon as available but in any event within 15 Business Days (or, during any Weekly Reporting Period, four Business Days) after each Borrowing Base Reporting Date, a Borrowing Base Certificate setting forth a computation of the Borrowing Base as of such Borrowing Base Reporting Date, together with supporting information (including documentation reasonably acceptable to the Administrative Agent evidencing the amount of all Eligible Cash included in the Borrowing Base), and any additional reports with respect to the Borrowing Base that the Administrative Agent may reasonably request;

(h) as soon as available but in any event within 15 Business Days (or, during any Weekly Reporting Period, four Business Days) after each Borrowing Base Reporting Date, and at such other times as may be requested by the Administrative Agent, the following information as of such Borrowing Base Reporting Date, all delivered electronically in a text formatted file in form reasonably acceptable to the Administrative Agent:

(i) (A) a reasonably detailed aging of the Loan Parties’ Accounts (1) including all invoices’ invoice date and payment terms) and (2) reconciled to the Borrowing Base Certificate delivered as of such date in a form reasonably acceptable to the Administrative Agent and (B) a summary aging of the Loan Parties’ Accounts specifying the name, address and balance due for each Account Debtor.

(ii) a reasonably detailed aging of the Loan Parties’ Credit Card Accounts Receivables (A) including aging by each credit card issuer and credit card processor and (B) reconciled to the Borrowing Base Certificate delivered as of such date, in a form reasonably acceptable to the Administrative Agent, together with a summary specifying the balance due from each credit card issuer or credit card processor;

(iii) a schedule reasonably detailing the Loan Parties’ Rental Product, in form reasonably satisfactory to the Administrative Agent, (A) by location (showing Rental Product in transit, any Rental Product located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type and by volume on hand, which Rental Product shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (B) including a report of any variances or other results of Rental Product counts performed by the Loan Parties since the last Rental Product schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Loan Parties), and (C) reconciled to the Borrowing Base Certificate delivered as of such date;

(iv) a schedule detailing the Loan Parties’ Inventory, in form reasonably satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (B) including a report of any variances or other results of Inventory counts performed by the Loan Parties since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Loan Parties), and (C) reconciled to the Borrowing Base Certificate delivered as of such date;

(v) a worksheet of calculations prepared by the Loan Parties to determine Eligible Credit Card Accounts Receivables, Eligible Accounts, Eligible Rental Inventory and Eligible Inventory, such worksheets detailing the Credit Card Accounts Receivables, Accounts, Rental Product and Inventory excluded from Eligible Credit Card Accounts Receivables, Eligible Accounts, Eligible Rental Inventory and Eligible Inventory and the reasons for such exclusion;

(vi) a reconciliation of the Loan Parties’ Credit Card Accounts Receivables, Accounts, Rental Product and Inventory between the amounts shown in the Loan Parties’ general ledger and financial statements and the reports delivered pursuant to clauses (i), (ii), (iii) and (iv) above; and

(vii) a reconciliation of the loan balance per the Loan Parties’ general ledger to the loan balance under this Agreement;

(i) as soon as available but in any event within 15 Business Days after the end of each fiscal month, a schedule and aging of the Loan Parties’ accounts payable as of the month then ended, delivered electronically in a text formatted file in a form reasonably acceptable to the Administrative Agent;

(j) [reserved];

(k) [reserved];

(l) ~~copies of any “Liquidity Certificate” delivered under (and as defined in) the Term Credit Agreement concurrently with such delivery~~[reserved];

(m) [reserved];

(n) promptly after any reasonable written request therefor by the Administrative Agent, copies of (x)(i) each Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) filed by any Loan Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) such other documents or governmental reports or filings relating to any Plan and concerning any ERISA Event as the Administrative Agent shall reasonably request and (y)(i) any material documents described in Section 101(k)(1) of ERISA that the Loan Parties or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1)(1) of ERISA that the Loan Parties or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any ERISA Affiliate have not requested such material documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, upon request by the Administrative Agent, the applicable Loan Party or ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; provided, further that notwithstanding anything herein, the rights of the Administrative Agent under Section 5.01(n)(y)(ii) shall be exercised not more than once with respect to the same Multiemployer Plan during any applicable plan year;

(o) promptly after any reasonable written request therefor by the Administrative Agent, a copy of each actuarial valuation report or annual information report in relation to a Canadian Defined Benefit Plan; and

(p) promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of any Holdco Guarantor, Parent or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to clause (a), (b), (c) or (n) of this Section shall be deemed to have been delivered if such information, or one or more annual, quarterly or monthly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02 Notices of Material Events. Parent will furnish to the Administrative Agent (for distribution to the Lenders) written notice promptly upon any Financial Officer, or other officer or employee responsible for compliance with the Loan Documents, of any Holdco Guarantor, Parent or any Subsidiary becoming aware of any of the following:

(a) the occurrence of any Default or Event of Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Holdco Guarantor, Parent or any Restricted Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by Parent to the Administrative Agent and the Lenders, that in each case would reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;

(c) any and all notices that a material default has occurred and is continuing received under or with respect to any leased location or public warehouse where Collateral having an aggregate value in excess of $5,000,000 is located (which shall be delivered within ten (10) Business Days after receipt thereof);

(d) the occurrence of an ERISA Event that has resulted, or would reasonably be expected to result, in a Material Adverse Effect;

(e) any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect;

(f) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and

(g) ~~(x) entry into any definitive documentation in connection with any Indebtedness permitted pursuant to Section 6.01(a)(ix), together with copies of all such material definitive documents and (y)~~ all amendments to the Term Credit Agreement, the ~~Convertible Notes Agreement or Convertible Notes, or the definitive documentation in connection with any Indebtedness permitted pursuant to Section 6.01(a)(ix), as applicable~~Indenture or Indenture Notes, together with a copy of each such amendment.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Additional Subsidiaries. Subject to applicable law, each Borrower and each Loan Party will cause each Designated Subsidiary formed or acquired after the Effective Date or that becomes a Designated Subsidiary after the Effective Date in accordance with the terms of this Agreement to within 30 days (as such time may be extended in the Administrative Agent’s sole discretion) become (i) in the case of a Domestic Subsidiary, a U.S. Subsidiary Borrower by executing a Joinder Agreement and (ii) in the case of a Canadian Subsidiary, a Canadian Guarantor by executing a Canadian Joinder Agreement. Upon execution and delivery thereof, each such Person (i) shall automatically become a U.S. Subsidiary Borrower or Canadian Guarantor, as applicable hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the applicable Lender Parties, in any property of such Loan Party which constitutes Collateral, under the applicable Security Agreement.

SECTION 5.04 Information Regarding Collateral~~.~~.

(a) Each Loan Party will furnish to the Administrative Agent prompt written notice (and in any event within 60 days thereof) of any change in (i) its legal name, as set forth in its organizational documents, (ii) its jurisdiction of organization or the form of its organization (including as a result of any merger, amalgamation or consolidation), (iii) the location of its chief executive office, (iv) the jurisdiction in which it maintains any Collateral, or (v) its organizational identification number, if any and the Federal Taxpayer Identification Number of such Loan Party, in each case of this subclause (v), only with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a UCC financing statement. Each Loan Party agrees not to effect or permit any change referred to in the preceding sentence unless all filings or registrations have been made under the UCC or the PPSA, as applicable or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected Lien in all the Collateral affected thereby. Each Loan Party also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(b) If any material assets are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Documents that become subject to the Lien in favor of the Administrative Agent set forth in the Collateral Documents upon the acquisition thereof), Parent will promptly notify the Administrative Agent thereof and will cause such assets to be subjected to a Lien securing the Secured Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect (subject to the Collateral and Guarantee Requirements) such Lien, all at the expense of the Loan Parties. It is understood and agreed that, notwithstanding anything to the contrary set forth in this Agreement or in any Collateral Document, Parent and, to the extent required by the Collateral Documents, any other Loan Party, shall not be required to (A) grant mortgages, (B) obtain landlord lien waivers, estoppels, Collateral Access Agreements or bailee agreements with respect to any of their retail operating store locations or (C) enter into Deposit Account Control Agreements in respect of any Excluded Account.

SECTION 5.05 Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except in the case of clause (ii) where failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation, dissolution, disposition or other transaction permitted under Section 6.03 or 6.05.

SECTION 5.06 Payment of Obligations. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all its material obligations, including Tax liabilities (whether or not shown on a Tax return), before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Holdco Guarantor, Parent or such Restricted Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, (b) the failure to make payment would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (c) the non-payment of which is permitted or required by the Bankruptcy Code.

SECTION 5.07 Maintenance of Properties. Each Holdco Guarantor will, and Parent will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08 Insurance. Each Holdco Guarantor will, and Parent will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Collateral Documents. Each Holdco Guarantor will, and Parent will~~,~~ furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Each such policy of liability or casualty insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, as an additional insured thereunder, (b) in the case of each casualty insurance policy, contain a lender’s loss payable clause or endorsement that names the Administrative Agent, as a lender’s loss payee thereunder.

SECTION 5.09 Books and Records; Inspection Rights. Each Loan Party will, and will cause each Restricted Subsidiary to, (a) keep proper books of record and account in which full, true and correct (in all material respects) entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice (but in no event more than once each fiscal year of Parent unless an Event of Default has occurred and is continuing), to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and, accompanied by one or more such officers or their designees if requested by Parent, independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested. Unless an Event of Default has occurred and is continuing, the Borrower shall have the right to have a representative present at any and all inspections. Notwithstanding anything herein to the contrary, the right of the Administrative Agent or any Lender to conduct appraisals or field examinations shall be governed exclusively by Sections 5.12 and 5.13, respectively, and shall not be limited by this Section. Notwithstanding anything to the contrary in this Section 5.09, no Loan Party will be required to disclose or permit the inspection or discussion of any document, information or other matter to the extent that such disclosure, inspection or discussion would (i) violate applicable law or any binding agreement with a third party (not entered in contemplation hereof) or (ii) result in the waiver of attorney-client privilege, attorney work product protection or similar privilege; provided, that if any Loan Party does not provide or disclose any such document, information or other matter that is otherwise required to be provided or disclosed as a result of the foregoing exceptions, the Borrower Representative shall (A) notify the Administrative Agent that such document, information or other matter is being withheld and (B) describe the applicable document, information or other matter in reasonable detail, in each case, with respect to the foregoing clauses (A) and (B), solely to the extent such Loan Party determines in good faith that such notification and description (x) is feasible, (y) is permitted under any requirements of law and such binding agreements and (z) would not result in the waiver or deemed waiver of any such attorney-client privilege, attorney work product protection or similar privilege, as applicable.

SECTION 5.10  Compliance with Laws~~.~~.

(a) Each Loan Party will, and will cause each Restricted Subsidiary to, comply with (x) all laws (including Environmental Laws and all orders of any Governmental Authority) applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (y) the Confirmation Order, the Canadian Confirmation Order and Approved Plan at all times required thereby.

(b) Canadian Pension Plans.

(i) For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Multi-Employer Plan, each Loan Party will, and will cause each Subsidiary to, in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan and Canadian Multi-Employer Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(ii) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan and Canadian Multi-Employer Plan shall be paid or remitted by each Loan Party and each Subsidiary of each Loan Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

SECTION 5.11 Use of Proceeds. The proceeds of Loans made, and Letters of Credit issued, will be used by the Borrowers (a) on the Effective Date (i) to pay the consideration for the corporate reorganization in accordance with the Approved Plan, (ii) to repay Prepetition Indebtedness and any obligations under the DIP Credit Agreement required to be paid in connection with the Transactions, (iii) for the payment of any close-out fees in connection with the termination of hedging obligations, if any, of the Company and its Subsidiaries (including accrued and unpaid interest and applicable premiums), and (iv) to pay fees, costs and expenses related to the Transactions and (v) for other general corporate purposes, and (b) after the Effective Date, for working capital and other general corporate purposes (including for Capital Expenditures, acquisitions, purchase price adjustments, the payment of transaction fees and expenses (in each case, including in connection with the corporate reorganization in accordance with the Approved Plan), other Investments, Restricted Payments and other lawful corporate purposes of the Borrowers and their Restricted Subsidiaries. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails (x) a violation of any of the Regulations of the Board of Governors, including Regulations T, U and X, (y) a violation of applicable legislation governing financial assistance and/or capital maintenance or (z) (1) a violation of any Sanctions or Anti-Corruption Laws applicable to any party thereto~~.~~, (2) to make any payments to a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Person, or for the purpose of violating Sanctions by any Person, or (3) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws.

SECTION 5.12 Appraisals. The Loan Parties will provide to the Administrative Agent from time to time upon the Administrative Agent’s reasonable request, at the sole expense of the Loan Parties, appraisals (or updates thereof) of the Inventory of the Loan Parties from appraisers selected and engaged by the Administrative Agent. The Administrative Agent may request one full appraisal, at the sole expense of the Loan Parties, in each twelve-month period, except that (a) at any time after Specified Availability shall have been less than the greater of (i) ~~17.5~~15.0% of the Line Cap then in effect and (ii) $~~55,000,000 for three~~45,000,000 for (x) three (3) consecutive Business Days or (y) solely to the extent any reduction in Specified Availability is attributable solely to a change in the Dollar Equivalent of any Letter of Credit denominated in an LC Alternative Currency occurring on a Revaluation Date (other than a Revaluation Date described in clause (a)(i) or (a)(iii) of the definition thereof), five (5) consecutive Business Days, the Administrative Agent may request a second full appraisal, at the sole expense of the Loan Parties, in the then-current twelve-month period, (b) if an Event of Default shall have occurred and be continuing, there shall be no limitation on the number of appraisals that the Administrative Agent may request, at the sole expense of the Loan Parties, and (c) if Parent or any Restricted Subsidiary shall have consummated any Permitted Acquisition, the Administrative Agent may request a separate full appraisal of the inventory acquired thereby, at the sole expense of the Loan Parties, to the extent the Loan Parties desire to include such inventory in Eligible Inventory. For purposes of the foregoing, it is understood that a single appraisal may consist of appraisals of the assets of each Loan Party and may be conducted at multiple sites. In addition to the foregoing, upon reasonable advance notice to Parent, the Administrative Agent may request such appraisals in addition to those authorized by the preceding sentences of this Section as the Administrative Agent may reasonably request in its Permitted Discretion; provided, that the Loan Parties will not be responsible for the expense of appraisals conducted pursuant to this sentence.

SECTION 5.13 Field Examinations. At any time that the Administrative Agent reasonably requests, each Holdco Guarantor, Parent and the Restricted Subsidiaries will allow the Administrative Agent, at the sole expense of the Loan Parties, to conduct, or engage a third party to conduct, field examinations (or updates thereof) during normal business hours to ensure the adequacy of Collateral included in the Borrowing Base and related reporting and control systems; provided that the Administrative Agent shall conduct only one such field examination in any calendar year, except that (a) at any time after Specified Availability shall have been less than the greater of (i) ~~17.5~~15.0% of the Line Cap then in effect and (ii) $~~55,000,000 for three~~45,000,000 for (x) three (3) consecutive Business Days or (y) solely to the extent any reduction in Specified Availability is attributable solely to a change in the Dollar Equivalent of any Letter of Credit denominated in an LC Alternative Currency occurring on a Revaluation Date (other than a Revaluation Date described in clause (a)(i) or (a)(iii) of the definition thereof), five (5) consecutive Business Days, the Administrative Agent may elect to conduct a second field examination, at the sole expense of the Loan Parties, in the then-current twelve-month period, (b) if an Event of Default shall have occurred and be continuing, there shall be no limitation on the number of field examinations that the Administrative Agent may conduct, at the sole expense of the Loan Parties, and (c) if Parent or any Restricted Subsidiary shall have consummated any Permitted Acquisition, the Administrative Agent may conduct a separate field examination of the Collateral acquired thereby, at the sole expense of the Loan Parties, to the extent the Loan Parties desire to include such Collateral in the Borrowing Base. For purposes of the foregoing, it is understood that a single field examination may consist of examinations of the assets of each Loan Party and may be conducted at multiple sites. In addition to the foregoing, upon reasonable advance notice to Parent, the Administrative Agent may conduct, or engage a third party to conduct, such field examinations in addition to those authorized by the preceding sentences of this Section as the Administrative Agent may reasonably request in its Permitted Discretion; provided that the Loan Parties will not be responsible for the expense of field examinations conducted pursuant to this sentence.

SECTION 5.14 Depository Banks; Withdrawals from Borrowing Base Deposit Accounts~~.~~.

(a) Subject to Section 5.18, the Loan Parties will maintain the Administrative Agent or one or more Lenders acceptable to the Administrative Agent as their principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other Deposit Accounts for the conduct of their business; provided that the Loan Parties shall not be required to satisfy the foregoing requirement with respect to any Deposit Account (i) that is an Excluded Account or (ii) with respect to which the applicable Loan Parties have entered into a Deposit Account Control Agreement in accordance with the applicable Security Agreement, Sections 5.15 and 5.18, as applicable, in favor of the Administrative Agent.

(b) The Administrative Agent shall not consent to any request by the Borrower Representative to withdraw any Eligible Cash from the applicable Deposit Account if, after giving effect to such transfer, the amount of Eligible Cash remaining in such Deposit Account is less than the amount of Eligible Cash shown in the most recent Borrowing Base Certificate received by the Administrative Agent, unless Tailored Brands delivers an updated Borrowing Base Certificate demonstrating that after giving effect to such transfer, the Loan Parties are in compliance with the terms of this Agreement and no payment would then be due under Section 2.11 after giving effect to any concurrent prepayment of Loans. If no Eligible Cash is shown in the most recent Borrowing Base Certificate received by the Administrative Agent, then the Administrative Agent shall permit the Borrower Representative to withdraw all or any portion of Eligible Cash then held the applicable Deposit Account, so long as (x) no Reduced Availability Period shall exist and (y) no Default or Event of Default exists or would result from such withdrawal.

SECTION 5.15 Further Assurances. The Loan Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, and other documents) that are required under the Collateral Documents or this Agreement to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times (subject to the last paragraph of the Collateral and Guarantee Requirement definition). The Loan Parties also agree to provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

SECTION 5.16 Credit Card Agreements and Notifications. Each Loan Party will (a) comply in all material respects with all its obligations under each Credit Card Agreement to which it is party and (b) maintain credit card arrangements solely with the credit card issuers and credit card processors identified in Section 3.18 of the Seventh Amendment Disclosure Letter; provided, however, that the U.S. Borrower may amend Section 3.18 of the Seventh Amendment Disclosure Letter to remove any credit card issuer or credit card processor identified on such Section 3.18 of the Seventh Amendment Disclosure Letter or to add additional credit card issuers and credit card processors that are reasonably satisfactory to the Administrative Agent, and concurrently with the making of any such amendment the Loan Party shall provide to the Administrative Agent evidence that a Credit Card Notification shall have been delivered to any credit card issuer or credit card processor added to such Section 3.18 of the Seventh Amendment Disclosure Letter.

SECTION 5.17 [Reserved].

SECTION 5.18 Deposit Accounts. The Loan Parties shall, at all times, comply with the provisions of Section 4.04(b) of the U.S. Security Agreement and Section 4.04(b) of the Canadian Security Agreement.

SECTION 5.19 [Reserved]~~.~~.

SECTION 5.20 Post-Closing Undertakings. Within the time periods specified on Schedule 5.20 hereto (as each may be extended by the Administrative Agent in its sole discretion), the Loan Parties shall complete such post-closing undertakings as are set forth on Schedule 5.20 hereto.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than Banking Services Obligations and contingent or indemnity obligations for which no claim has been made) have been paid in full in cash and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01 Indebtedness; Certain Equity Securities~~.~~.

(a) The Loan Parties will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents;

(ii) Indebtedness existing on the Seventh Amendment Effective Date and set forth in Section 6.01 of the Seventh Amendment Disclosure Letter and any Refinancing Indebtedness in respect thereof;

(iii) Indebtedness of Parent to any Restricted Subsidiary and of any Restricted Subsidiary to Parent or any other Restricted Subsidiary; provided that (A) such Indebtedness shall not have been transferred to any Person other than Parent or any Restricted Subsidiary, (B) any such Indebtedness owing by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the applicable Secured Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent, and (C) any such Indebtedness shall be incurred in compliance with Section 6.04;

(iv) Guarantees incurred in compliance with Section 6.04;

(v) Indebtedness of Parent or any Restricted Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets or (B) assumed in connection with the acquisition of any fixed or capital assets, and Refinancing Indebtedness in respect of any of the foregoing; and provided, further, that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $50,000,000 at any time outstanding;

(vi) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit and checking accounts, in each case, in the ordinary course of business;

(vii) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of Parent or any Restricted Subsidiary in the ordinary course of business supporting obligations under workers’ compensation, unemployment insurance and other social security laws;

(viii) Indebtedness of Parent or any Restricted Subsidiary in the form of bona fide purchase price adjustments or earn-outs incurred in connection with any Permitted Acquisition or other Investment permitted by Section 6.04;

~~(ix)  (A) Permitted Specified Indebtedness; provided that, after giving effect to the incurrence of such Permitted Specified Indebtedness and any related transaction, (1) the aggregate principal amount of Permitted Specified Indebtedness then outstanding does not exceed $1,200,000,000 minus the aggregate principal amount of Indebtedness then outstanding under Section 6.01(a)(x) and (2) on a Pro Forma Basis, the Total Leverage Ratio shall not exceed 4.00 to 1.00 (calculated as of the last day of the fiscal quarter of Parent then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b)), and (B) Refinancing Indebtedness in respect of the foregoing;~~

(ix) [reserved];

(x) Indebtedness (A) under the Term Credit Agreement in an aggregate principal amount not to exceed the sum of (x) $~~98,800,000~~650,000,000 and (y) the amount of any additional “Incremental Term ~~Facilities~~Facility” (as defined in the Term Credit Agreement as in effect on the ~~First~~Seventh Amendment Effective Date) that may be incurred pursuant to Section 2.18 of the Term Credit Agreement (as in effect on the ~~First~~Seventh Amendment Effective Date), (B) in respect of Incremental Equivalent Debt that may be incurred pursuant to Section 6.01(~~xxi~~b)(33) of the Term Credit Agreement (as in effect on the ~~First~~Seventh Amendment Effective Date) and (C) in respect of Refinancing Indebtedness in respect of any of the foregoing; provided that the amount of Indebtedness permitted under the foregoing clauses (A)(y) and (B) shall not exceed the greater of $~~50,000,000~~202,500,000 and 50% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed four consecutive fiscal quarters of Parent for which financial statements have been delivered as of such date of determination in the aggregate at any time outstanding;

(xi) Indebtedness of Loan Parties in respect of surety bonds (whether bid performance or otherwise) and performance and completion guarantees and other obligations of a like nature, in each case incurred in the ordinary course of business;

(xii) (A) Permitted Debt; provided that, after giving effect to the incurrence of such Indebtedness and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 4.00 to 1.00 (calculated as of the last day of the fiscal quarter of Parent then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b)); provided   further that (I) the aggregate principal amount of Indebtedness of the Restricted Subsidiaries that are not U.S. Borrowers permitted by this clause (xii) shall not exceed $50,000,000 at any time outstanding and (B) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (A) above;

(xiii) Indebtedness incurred under leases of real property in respect of tenant improvements;

(xiv) Indebtedness of Parent or any Restricted Subsidiary assumed in connection with any Permitted Acquisition so long as such Indebtedness is not incurred in contemplation of such Permitted Acquisition and any Refinancing Indebtedness in respect thereof;

(xv) Indebtedness of Foreign Subsidiaries (other than any Canadian Subsidiary) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

(xvi) other Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(xvii) Indebtedness consisting of (a) the financing of insurance premiums and (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xviii) obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services;

(xix) Indebtedness in the form of Swap Agreements permitted under Section 6.07;

(xx) Indebtedness of Parent to any Restricted Subsidiary and of any Restricted Subsidiary to Parent or any other Restricted Subsidiary incurred for the purposes of sourcing inventory or managing cash of Parent and the Restricted Subsidiaries; provided that (A) such Indebtedness shall not have been transferred to any Person other than Parent or any Restricted Subsidiary, and (B) any such Indebtedness owing by any Loan Party to a Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent; ~~and~~

(xxi) Indebtedness of Tailored Brands under the ~~Convertible Notes Agreement~~Indenture in an aggregate principal amount not to exceed $~~55,000,000 (including $5,000,000 in aggregate principal amount~~450,000,000 and any Refinancing Indebtedness in respect ~~of fees paid in-kind).~~thereof; and

(xxii) Indebtedness of Parent or any Restricted Subsidiary arising pursuant to any Permitted Tax Restructuring or related transactions.

(b) The Loan Parties will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Stock, other than, in the case of the Restricted Subsidiaries, to Parent or a Restricted Subsidiary; provided that any issuance of Equity Interests of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.04.

Accrual of interest or fees (including payments in-kind) or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the accretion of liquidation preference and increases in the amount of Indebtedness, Disqualified Stock or preferred equity outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or preferred equity for purposes of this Section 6.01.

SECTION 6.02  Liens. The Loan Parties will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any asset of Parent or any Restricted Subsidiary existing on the Seventh Amendment Effective Date and set forth in Section 6.02 of the Seventh Amendment Disclosure Letter; provided, that (i) such Lien shall not apply to any other asset of Parent or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any asset (other than ABL Priority Collateral unless the Liens thereon are subordinated to the Lien of the Administrative Agent on terms and conditions reasonably satisfactory to the Administrative Agent) prior to the acquisition thereof by Parent or any Restricted Subsidiary or existing on any asset of any Person that becomes (including pursuant to a Permitted Acquisition) a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged, amalgamated or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger, amalgamation or consolidation), (ii) such Lien shall not apply to any other assets of Parent or any Restricted Subsidiary (other than, in the case of any such merger, amalgamation or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged, amalgamated or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof;

(e) Liens on fixed or capital assets (other than Rental Product) acquired, constructed or improved by Parent or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by Section 6.01(a)(v) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of Parent or any Restricted Subsidiary (other than the proceeds and products thereof); provided  further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets (other than Rental Product), such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(f) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g) in the case of (i) any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary or (ii) the Equity Interests in any Person that is not a Restricted Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Restricted Subsidiary or such other Person set forth in the organizational documents of such Restricted Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by Parent or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(i) ~~(A)~~ Liens securing Indebtedness permitted by Sections 6.01(a)(x) and 6.01(a)(xxi) and obligations relating thereto not constituting Indebtedness; provided that any such Liens are at all times subject to the Intercreditor Agreement~~, and (B) Liens securing Indebtedness permitted by Section 6.01(a)(ix) and obligations relating thereto not constituting Indebtedness; provided that any such Liens are at all times subject to the Intercreditor Agreement or a Permitted Intercreditor Agreement;~~;

(j) any Lien on assets of any Foreign Subsidiary (other than a Canadian Loan Party) securing Indebtedness of such Foreign Subsidiary (other than a Canadian Loan Party) permitted by Section 6.01 and obligations relating thereto not constituting Indebtedness; ~~and~~

(k) other Liens on assets (other than ABL Priority Collateral unless the Liens thereon are subordinated to the Lien of the Administrative Agent on terms and conditions reasonably satisfactory to the Administrative Agent) securing Indebtedness or other obligations in an aggregate principal amount not to exceed $50,000,000 at any time outstanding~~.~~ and

(l) Liens (other than Liens on any assets constituting ABL Priority Collateral) arising in connection with the consummation of any Permitted Tax Restructuring or related transactions.

SECTION 6.03  Fundamental Changes; Business Activities~~.~~.

(a) The Loan Parties will not, and will not permit any Restricted Subsidiary to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Restricted Subsidiary (other than the Company) may merge into or amalgamate with Parent in a transaction in which Parent is the surviving corporation, (ii) any Person (other than the Company) may merge into, amalgamate with or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and, if any party to such merger, amalgamation or consolidation is a Loan Party, a Loan Party, (iii) any Restricted Subsidiary may merge into, amalgamate with or consolidate with any Person (other than the Company) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Restricted Subsidiary, (iv) any Restricted Subsidiary (other than the Company and the Canadian Borrower) may liquidate or dissolve if Parent determines in good faith that such liquidation or dissolution is in the best interests of Parent and is not materially disadvantageous to the Lenders; provided that any such merger, amalgamation or consolidation involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger, amalgamation or consolidation shall not be permitted unless it is also permitted by Section 6.04 ~~and~~, (v) notwithstanding anything to contrary in this Section 6.03, Parent and its Subsidiaries may consummate any mergers, consolidations, liquidations and any other combinations necessary to effect the Transactions and (vi) Parent and its Restricted Subsidiaries may undertake or consummate IPO Reorganization Transactions and Permitted Tax Restructurings.

(b) Parent will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent and the Restricted Subsidiaries on the Effective Date and businesses reasonably related or complementary thereto.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Loan Parties will not, and will not permit any Restricted Subsidiary to, purchase, hold, acquire (including pursuant to any merger, amalgamation or consolidation), make or otherwise permit to exist any Investment in any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all the assets of any other Person or of a business unit, division, product line or line of business of any other Person, except:

(a) Investments in cash and Cash Equivalents;

(b) Investments existing on the Seventh Amendment Effective Date and set forth in Section 6.04 of the Seventh Amendment Disclosure Letter (but not any additions thereto (including any capital contributions) made after the Seventh Amendment Effective Date);

(c) Investments by Parent and the Restricted Subsidiaries in Equity Interests in their respective subsidiaries (other than Investments permitted under Section 6.04(o)); provided, that (i) such subsidiaries are Subsidiaries prior to such Investments and (ii) the aggregate amount of such Investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Restricted Subsidiaries that are not Loan Parties (excluding all such Investments, loans, advances and Guarantees existing on the Seventh Amendment Effective Date and permitted by clause (b) above) together with Investments, loans, advances and Guarantees pursuant to subclause (ii) of the proviso to clause (d) below and the proviso to clause (e) below, shall not exceed $50,000,000 at any time outstanding;

(d) loans or advances made by Parent to any Restricted Subsidiary or made by any Restricted Subsidiary to Parent or any other Restricted Subsidiary (other than loans or advances permitted under Section 6.04(o)); provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(a)(iii) and (ii) the amount of such loans and advances made by the Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in subclause (ii) of the proviso to clause (c) above;

(e) Guarantees by Parent or any Restricted Subsidiary of Indebtedness or other obligations of Parent or any Restricted Subsidiary (including any such Guarantees (i) arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty or (ii) of any leases of retail store locations and related obligations arising thereunder); provided that the aggregate amount of Indebtedness and other obligations of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in subclause (ii) of the proviso to clause (c) above;

(f) Investments not otherwise permitted by this Section 6.04 so long as the Payment Conditions are satisfied after giving effect to each such Investment;

(g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) Permitted Acquisitions;

(i) deposits, prepayments and other credits to suppliers, lessors and landlords made in the ordinary course of business;

(j) advances by Parent or any Restricted Subsidiary to employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes;

(k) Investments made as a result of receipt of non-cash consideration from a sale, transfer or other disposition of assets permitted under Section 6.05(h);

(l) Investments in the form of Swap Agreements permitted under Section 6.07;

(m) investments constituting deposits described in clauses (c) and (d) of the definition of “Permitted Encumbrances” and endorsements of instruments for collection or deposit in the ordinary course of business;

(n) other Investments in an aggregate amount not to exceed $40,000,000 at any time outstanding;

(o) Investments, loans and advances made by Parent to any Restricted Subsidiary or made by any Restricted Subsidiary to Parent or any other Restricted Subsidiary made after the Seventh Amendment Effective Date for the purposes of sourcing inventory or managing cash of Parent and the Restricted Subsidiaries; provided, that any Indebtedness resulting therefrom is permitted by Section 6.01(a)(xx);

(p) to the extent constituting an Investment, the Transactions; ~~and~~

(q) Guarantees by the Holdco Guarantors of Indebtedness and other obligations permitted by Section 6.01(a)(~~ix~~x) and ~~6.01~~(a)(~~x~~xxi);

(r) non-exclusive licenses of intellectual property granted in the ordinary course of business or granted in connection with intellectual property that Parent or any Subsidiary is permitted to sell; and

(s) non-cash Investments (other than assets which constitute ABL Priority Collateral) in connection with tax planning and reorganization activities not prohibited hereunder, and Investments in connection with a Permitted Tax Restructuring or related transactions;

provided, that in the event of an Investment that consists of the sale, transfer or other disposition of intellectual property necessary for the liquidation of Eligible Inventory that contains or bears such intellectual property, either (x)(1) the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive, royalty-free worldwide license of such intellectual property in favor of the Administrative Agent for use solely during the period of time such license is necessary for, and solely in connection with, the exercise of the rights and remedies of the Lender Parties upon the occurrence and during the continuation of an Event of Default, which license shall be in form and substance reasonably satisfactory to the Administrative Agent or (2) the applicable Inventory continues to constitute Eligible Inventory and is not ineligible under clause (m) of the definition of “Eligible Inventory” as demonstrated to the Administrative Agent’s satisfaction in its Permitted Discretion or (y) such Inventory shall no longer constitute Eligible Inventory and, concurrently with the consummation of such transaction (or series of related transactions), the Borrower Representative shall deliver to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such transaction (or series of related transactions) as of the most recent Borrowing Base Reporting Date which demonstrates compliance with the Revolving Exposure Limitations after giving effect to such updated Borrowing Base Certificate and any concurrent prepayment of Loans.

For the purposes of this Section, any unreimbursed payment by Parent or any Restricted Subsidiary for goods or services delivered to any Subsidiary shall be deemed to be an Investment in such Subsidiary.

Notwithstanding anything herein to the contrary, in the event any Loan Party acquires any Accounts, Inventory, Rental Product or Credit Card Accounts Receivable in connection with any Permitted Acquisition or other Investment permitted by this Section 6.04, which such Accounts, Inventory, Rental Product or Credit Card Accounts Receivable would otherwise constitute Eligible Accounts, Eligible Inventory, Eligible Rental Inventory or Eligible Credit Card Accounts Receivable, such Accounts, Inventory, Rental Product or Credit Card Accounts Receivable shall not be included in any applicable Borrowing Base until the completion of a field examination or appraisal, as applicable, with respect thereto, in each case, satisfactory to the Administrative Agent in its Permitted Discretion.

SECTION 6.05 Asset Sales. The Loan Parties will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Parent permit any Restricted Subsidiary to issue any additional Equity Interests in such Restricted Subsidiary (other than to Parent or any other Restricted Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:

(a) (i) sales of inventory, (ii) sales, transfers and other dispositions of used, surplus, obsolete or outmoded machinery or equipment and (iii) dispositions of cash and Cash Equivalents, in each case (other than in the case of clause (iii)) in the ordinary course of business;

(b) sales, transfers, leases and other dispositions to Parent or any Restricted Subsidiary; provided that any such sales, transfers, leases or other dispositions involving a Loan Party and a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04, 6.08(a) and 6.09;

(c) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not in connection with any financing transaction;

(d) dispositions of assets subject to any casualty or condemnation proceeding (including in lieu thereof);

(e) leases or subleases of real property granted by Parent or any Restricted Subsidiary to third Persons not interfering in any material respect with the business of Parent or any Restricted Subsidiary, including, without limitation, retail store lease assignments and surrenders;

(f) the sale, transfer, license or other disposition of patents, trademarks, copyrights and other intellectual property (i) in the ordinary course of business, including pursuant to non-exclusive licenses of intellectual property; provided, that in the event of a sale, transfer or other disposition of such intellectual property necessary for the liquidation of Eligible Inventory that contains or bears such intellectual property, either (x)(1) the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive, royalty-free worldwide license of such intellectual property in favor of the Administrative Agent for use solely during the period of time such license is necessary for, and solely in connection with, the exercise of the rights and remedies of the Lender Parties upon the occurrence and during the continuation of an Event of Default, which license shall be in form and substance reasonably satisfactory to the Administrative Agent or (2) the applicable Inventory continues to constitute Eligible Inventory and is not ineligible under clause (m) of the definition of “Eligible Inventory” as demonstrated to the Administrative Agent’s satisfaction in its Permitted Discretion or (y) such Inventory shall no longer constitute Eligible Inventory and, concurrently with the consummation of such transaction (or series of related transactions), the Borrower Representative shall deliver to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such transaction (or series of related transactions) as of the most recent Borrowing Base Reporting Date which demonstrates compliance with the Revolving Exposure Limitations after giving effect to such updated Borrowing Base Certificate after giving effect to any concurrent prepayment of Loans, (ii) which, in the reasonable judgment of Parent or any Restricted Subsidiary, are determined to be immaterial, uneconomical, negligible or obsolete in the conduct of business, or (iii) that constitutes a Permitted Encumbrance;

(g) Sale/Leaseback Transactions permitted by Section 6.06;

(h) the sale, transfer or other disposition of assets that are not permitted by any other clause of this Section; provided, that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance on this clause (h) shall not exceed (A) 10% of Total Assets during any fiscal year of the Parent and (B) 25% of Total Assets after the Seventh Amendment Effective Date, in each case measured as of the last day of the immediately preceding year; provided, that, if any assets included in any Borrowing Base with a fair market value of $10,000,000 or more are disposed of in any transaction or series of related transactions, the Borrower Representative shall deliver an updated Borrowing Base Certificate to the Administrative Agent excluding such disposed assets from the applicable Borrowing Base(s);

(i) Restricted Payments permitted by Section 6.08(a); ~~and~~

(j) any sales, transfers and other dispositions made in connection with the Transactions;

(k) (i) the abandonment, cancellation, allowing to lapse or expire, or other disposition of intellectual property which, in the reasonable judgment of the Parent or any applicable Restricted Subsidiary, is immaterial or is no longer used or useful in the conduct of the business or is no longer economically practicable to maintain and (ii) expiration of intellectual property at the end of its natural statutory term; provided, that in the event of a sale, transfer or other disposition of such intellectual property necessary for the liquidation of Eligible Inventory that contains or bears such intellectual property, either (x)(1) the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive, royalty-free worldwide license of such intellectual property in favor of the Administrative Agent for use solely during the period of time such license is necessary for, and solely in connection with, the exercise of the rights and remedies of the Lender Parties upon the occurrence and during the continuation of an Event of Default, which license shall be in form and substance reasonably satisfactory to the Administrative Agent or (2) the applicable Inventory continues to constitute Eligible Inventory and is not ineligible under clause (m) of the definition of “Eligible Inventory” as demonstrated to the Administrative Agent’s satisfaction in its Permitted Discretion or (y) such Inventory shall no longer constitute Eligible Inventory and, concurrently with the consummation of such transaction (or series of related transactions), the Borrower Representative shall deliver to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such transaction (or series of related transactions) as of the most recent Borrowing Base Reporting Date which demonstrates compliance with the Revolving Exposure Limitations after giving effect to such updated Borrowing Base Certificate after giving effect to any concurrent prepayment of Loans; and

(l) dispositions (other than of assets which constitute ABL Priority Collateral) in connection with IPO Reorganization Transactions; provided, that in the event of a sale, transfer or other disposition of intellectual property necessary for the liquidation of Eligible Inventory that contains or bears such intellectual property, either (x)(1) the purchaser, assignee or other transferee thereof shall agree in writing to be bound by a non-exclusive, royalty-free worldwide license of such intellectual property in favor of the Administrative Agent for use solely during the period of time such license is necessary for, and solely in connection with, the exercise of the rights and remedies of the Lender Parties upon the occurrence and during the continuation of an Event of Default, which license shall be in form and substance reasonably satisfactory to the Administrative Agent or (2) the applicable Inventory continues to constitute Eligible Inventory and is not ineligible under clause (m) of the definition of “Eligible Inventory” as demonstrated to the Administrative Agent’s satisfaction in its Permitted Discretion or (y) such Inventory shall no longer constitute Eligible Inventory and, concurrently with the consummation of such transaction (or series of related transactions), the Borrower Representative shall deliver to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such transaction (or series of related transactions) as of the most recent Borrowing Base Reporting Date which demonstrates compliance with the Revolving Exposure Limitations after giving effect to such updated Borrowing Base Certificate after giving effect to any concurrent prepayment of Loans;

provided, that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (a)(ii), (a)(iii), (b), (d) or (j) above) shall be made for fair value and, in the case of sales, transfers, leases and other dispositions permitted by clauses (c), (f)(ii), (g) and (h) above, for at least 75% cash consideration (or, in the case of a sale, transfer, lease or other disposition of assets in an aggregate amount in excess of $5,000,000 included in any Borrowing Base, 100% as to such assets included in the Borrowing Base); provided, further, that for purposes of the foregoing, the amount of (i) any liabilities (as shown on the Parent’s most recent balance sheet or in the notes thereto) of Parent or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Secured Obligations) that are assumed by the transferee of any such assets and from which Parent and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such asset sale, and (iii) except in the case of the sale of assets included in any Borrowing Base, any Designated Noncash Consideration received by Parent or any of its Restricted Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $40,000,000, shall be deemed to be cash for purposes of this paragraph and for no other purpose.

SECTION 6.06 Sale/Leaseback Transactions. The Loan Parties will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset; provided that, with respect to any property to be sold, transferred or leased pursuant to a Sale/Leaseback Transaction, that is a property where Collateral is stored or located, or will be stored or located after giving effect to such transaction, then, concurrent with the consummation of such transaction, subject to and in accordance with the applicable Security Agreement, a Collateral Access Agreement shall be entered into between the Applicable Administrative Agent and each applicable third party that will be in possession of Collateral after giving effect to such Sale/Leaseback Transaction.

SECTION 6.07 Swap Agreements. The Loan Parties will not, and will not permit any Restricted Subsidiary to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which a Loan Party or a Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.

SECTION 6.08 Restricted Payments; Certain Payments of Indebtedness~~.~~.

(a) The Loan Parties will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests (other than Disqualified Stock) of Parent, (ii) any Restricted Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably to the holders of such Equity Interests (or, if not ratably, on a basis more favorable to Parent and the Restricted Subsidiaries), (iii) for any taxable period in which the Borrower or any Restricted Subsidiary (A) is a corporation for U.S. federal income tax purposes and is a member of a consolidated, combined, unitary or similar tax group for income Tax purposes of which Parent (or any direct or indirect parent of Parent) is the common parent (a “Tax Group”) or (B) is an entity that is disregarded from its owner for U.S. federal income tax purposes, and is wholly-owned, directly or indirectly through other disregarded entities, by a corporation that is a member of a Tax Group, any Restricted Subsidiary may make distributions to Parent and, if Parent is not the common parent of the applicable Tax Group, Parent may make distributions to such common parent in an amount equal to the amount of income Taxes that would have been payable for such taxable period by the Borrower and its Subsidiaries that are corporations had such entities filed income tax returns as a standalone consolidated, combined, unitary or similar group, assuming the highest combined federal, state and local income tax rates applicable to any individual or corporation residing in the United States of America, whichever is higher, (iv) Parent may repurchase Equity Interests upon the exercise of stock options, deferred stock units and restricted shares to the extent such Equity Interests represent a portion of the exercise price of such stock options, deferred stock units or restricted shares, (v) the Parent may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Parent in connection with the exercise of warrants, options or other securities convertible into or exchangeable for shares of common stock in the Parent; (vi) Restricted Payments the proceeds of which shall be used to pay (or make Restricted Payments to allow Parent or any direct or indirect parent thereof to pay) operating costs and expenses of such Persons incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower or its direct or indirect parents; (vii) Restricted Payments the proceeds of which shall be used to pay (or make Restricted Payments to allow Parent or any direct or indirect parent thereof to pay) (A) franchise taxes and other fees, taxes and expenses required to maintain its (or any of such direct or indirect parent thereof) corporate or legal existence and (B) without duplication of amounts distributed under subparagraph (iii) hereof with respect to the taxable income of such of the Borrower and its Subsidiaries that are flow-through entities for tax purposes, determined (A) without regard to gain specially allocated to an equity holder under Section 704(c) of the Code, any adjustment of tax basis pursuant to Code Section 732(d), 734(b) or 743(b), and other tax basis generated solely as a result of the Transactions and (B) assuming the highest combined federal, state and local income tax rates applicable to any individual or corporation residing in the United States of America, whichever is higher; (viii) Restricted Payments the proceeds of which will be used to make payments due or expected to be due to cover social security, Medicare, withholding and other taxes payable in connection with any management equity plan or equity-based plan or any other management or employee benefit plan or agreement of such Persons or to make any other payment that would, if made by the Borrower or any Restricted Subsidiary, be permitted by this Agreement; (ix) to the extent constituting a Restricted Payment, the Transactions, and any Restricted Payments made in connection with the Transactions; provided that at the time of and immediately after giving effect to any such Restricted Payment referred to in this clause (ix) that is made after the Effective Date, (A) no Default or Event of Default shall have occurred and be continuing and (B) no Reduced Availability Period shall exist; ~~and~~ (x) the Parent may repurchase shares of its common stock and make other Restricted Payments~~,~~; provided, that at the time of and immediately after giving effect to any such repurchase or other Restricted Payment referred to in this clause (x), (A) no Default or Event of Default shall have occurred and be continuing and (B) Payment Conditions have been satisfied~~.~~; (xi) Parent and its Restricted Subsidiaries may make any Restricted Payment in connection with IPO Reorganization Transactions; and (xii) Parent and its Restricted Subsidiaries may make any Restricted Payment in connection with a Permitted Tax Restructuring or related transactions.

(b) The Loan Parties will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Specified Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness or any Indebtedness to a Restricted Subsidiary that is not a Loan Party, except:

(i) payments of regularly scheduled interest and principal payments as and when due in respect of any Specified Indebtedness, other than payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof;

(ii) ~~payments in respect of Excess Liquidity under, and as defined in, Section 2.09(c) of the Term Credit Agreement (as in effect on the Effective Date)~~[reserved];

(iii) refinancings of ~~(A) Indebtedness permitted under Section 6.01(a)(ix) and (x) with the proceeds of Refinancing Indebtedness permitted under Section 6.01 and (B)~~ Indebtedness permitted under Section 6.01(a)(x) with the proceeds of Refinancing Indebtedness permitted under Section 6.01~~(a)(ix)~~;

(iv) refinancings of other Specified Indebtedness with the proceeds of Refinancing Indebtedness permitted under Section 6.01;

(v) payment of secured Specified Indebtedness that becomes due as a result of (A) any voluntary sale or transfer of any assets (other than assets included in any Borrowing Base) securing such Indebtedness or (B) any casualty or condemnation proceeding (including a disposition in lieu thereof) of any assets (other than assets included in any Borrowing Base) securing such Indebtedness;

(vi) payments of or in respect of Specified Indebtedness solely by issuance of the common stock of Tailored Brands;

(vii) payments of or in respect of Indebtedness incurred by any Restricted Subsidiary that is not a Loan Party;

(viii) payment of Indebtedness or any refinancing of Indebtedness permitted under Section 6.01(a)(~~ix) or (~~x) that becomes due as a result of any customary mandatory prepayment requirement with respect to excess cash flow of the Loan Parties and their Subsidiaries; provided, that the required aggregate annual payment percentage of such excess cash flow under the definitive documentation evidencing such Indebtedness shall not exceed ~~50~~75%;

(ix) other payments of or in respect of Specified Indebtedness; provided that at the time of and immediately after giving effect thereto, the Payment Conditions have been satisfied;

(x) ~~conversion of the obligations outstanding under the Convertible Notes into the applicable Equity Interests of Tailored Brands in accordance with the terms of the Convertible Notes Agreement and the Convertible Notes (it being understood that the obligations under the Convertible Notes shall only be converted into the applicable Equity Interests of Tailored Brands and not cash, Disqualified Stock or any other form of consideration; provided that payments of cash upon conversion for fractional shares of the applicable Equity Interests of Tailored Brands shall be permitted); and~~[reserved]; and

(xi) payment of Indebtedness subject to the Intercompany Subordination Agreement unless such payment is prohibited by the provisions of the Intercompany Subordination Agreement.

SECTION 6.09  Transactions with Affiliates. The Loan Parties will not, and will not permit any Restricted Subsidiary to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Parent or such Restricted Subsidiary than those that would prevail in an arm’s-length transaction with unrelated third parties, (b) transactions between or among Parent and the Restricted Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) the payment of reasonable fees and compensation to, and the providing of reasonable indemnities on behalf of, directors and officers of Parent or any Restricted Subsidiary, as determined by the board of directors of Parent in good faith, (e) the transactions described in Section 6.09 of the Seventh Amendment Disclosure Letter and (f) transactions contemplated pursuant to the Term Credit Agreement and the ~~Convertible Notes Agreement~~Indenture.

SECTION 6.10  Restrictive Agreements. The Loan Parties will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of Parent or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to Parent or any Restricted Subsidiary or to Guarantee Indebtedness of Parent or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Seventh Amendment Effective Date identified in Section 6.10 of the Seventh Amendment Disclosure Letter (but shall apply to any amendment or modification), (C) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (D) in the case of any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement,; provided, that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Restricted Subsidiary, (E) restrictions and conditions set forth in the definitive documentation governing the Term Credit Agreement, the ~~Convertible Notes Agreement~~Indenture, the Incremental Equivalent Debt, ~~Indebtedness permitted under Section 6.01(a)(ix),~~ and Refinancing Indebtedness in respect of any of the foregoing,; provided that, in the case of clause (a) above, such restrictions and conditions are no more onerous than those set forth in the Term Credit Agreement and the ~~Convertible Notes Agreement~~Indenture, in each case, as in effect on the ~~First~~Seventh Amendment Effective Date, (F) restrictions and conditions imposed by agreements relating to Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted under Section 6.01(a), (G) cash to secure letters of credit and other segregated deposits that are permitted pursuant to Section 6.02(h),; provided, that such restrictions and conditions apply only to such Restricted Subsidiaries that are not Loan Parties, and (H) restrictions and conditions arising out of or related to Permitted Encumbrances, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(a)(v) if such restrictions or conditions apply only to the assets securing such Indebtedness and (B) customary provisions in leases and other agreements restricting the assignment thereof and (iii) clause (b) of the foregoing shall not apply to restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and otherwise permitted under Section 6.01(a) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition),; provided, that such restrictions and conditions apply only to such Restricted Subsidiary. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.15 or under the Collateral Documents.

SECTION 6.11  Amendment of Organizational Documents, Confirmation Order, Canadian Confirmation Order, Approved Plan, Term Credit Agreement, ~~Convertible Notes Agreement, Convertible~~Indenture, Indenture Notes and Incremental Equivalent Debt.

(a) The Loan Parties will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, the Confirmation Order, the Canadian Confirmation Order or Approved Plan, in each case, to the extent such amendment, modification or waiver would be adverse in any material respect to the rights or interests of the Lenders hereunder or under any other Loan Document.

(b) The Loan Parties will not, and will not permit any Restricted Subsidiary to, amend, modify or waive the following terms of the Term Credit Agreement and the other “Loan Documents” (as defined therein): (1) changing or otherwise modifying the method of computing interest or increasing the Applicable Rate (as defined in the Term Credit Agreement) or similar component of the interest provisions applicable to the Loan Document Obligations (as defined in the Term Credit Agreement) so that the interest rate is increased by more than 3.00% per annum (excluding increases resulting from (x) increases in any underlying reference rate not caused by an amendment, supplement, modification or refinancing of the Term Credit Agreement ~~(other than an amendment, modification or supplement contemplated in the Term Credit Agreement, as in effect on the date hereof in the event of a discontinuation of LIBOR), as~~, as the case may be, or (y) the accrual of interest at the default rate), (2) accelerating or increasing the amount of any mandatory prepayment (including any stated amortization or excess ~~liquidity~~cash flow payments) or adding any additional required payments or shortening the scheduled final maturity date for repayment in full of the Loan Document Obligations under, and as defined in, the Term Credit Agreement, as in effect on the Seventh Amendment Effective Date or (3) modifying or adding any covenant or event of default under any Loan Document (as defined in the Term Credit Agreement) that directly restricts one or more Loan Parties from making payments under the Loan Documents that would otherwise be permitted under the Loan Documents (as defined in the Term Credit Agreement, as in effect on the Seventh Amendment Effective Date).

(c) The Loan Parties will not, and will not permit any Restricted Subsidiary to, amend, modify or waive the following terms of either the ~~Convertible Notes Agreement~~Indenture and the ~~Convertible~~Indenture Notes and the other “Notes Documents” (or similar term) (as defined in the ~~Convertible Notes Agreement~~Indenture, as in effect on the ~~First~~Seventh Amendment Effective Date): (1) accelerating or increasing the amount of any mandatory prepayment (including any stated amortization ~~or excess liquidity payments~~) or adding any additional required payments or shortening the scheduled final maturity date for repayment in full of the “Notes Obligations” (or similar term) (as defined in the ~~Convertible Notes Agreement~~Indenture, as in effect on the ~~First~~Seventh Amendment Effective Date), (2) requiring the payment of any principal, interest or fees to be paid in cash, or (3) modifying or adding any covenant or event of default under any “Notes Documents” (or similar term) (as defined in the ~~Convertible Notes Agreement~~Indenture, as in effect on the ~~First~~Seventh Amendment Effective Date) that directly restricts one or more Loan Parties from making payments under the Loan Documents that would otherwise be permitted under the “Notes Documents” (or similar term) (as defined in the ~~Convertible Notes Agreement~~Indenture, as in effect on the ~~First~~Seventh Amendment Effective Date).

(d) The Loan Parties will not, and will not permit any Restricted Subsidiary to, amend, modify or change in any manner material and adverse to the interests of the Administrative Agents and the Lenders any term or condition of any documentation governing the “Loan Documents” or “Notes Documents” (or similar terms) (as defined in the applicable definitive agreement for any Incremental Equivalent Debt).

SECTION 6.12 Financial Covenant~~.~~.

(a) [Reserved].

(b) Fixed Charge Coverage Ratio. If a Covenant Period exists, the Company will not permit the Fixed Charge Coverage Ratio for any period of four fiscal quarters of Parent commencing with the four fiscal quarter period ended immediately prior to the commencement of such Covenant Period for which financial statements have been, or were required to be, delivered pursuant to Section 5.01(a) and (b), and continuing for each four fiscal quarter period thereafter for which financial statements are required to be delivered until such time as no Covenant Period shall exist, to be less than 1.00 to 1.00.

SECTION 6.13  Changes in Fiscal Periods. Parent will not change its fiscal year or its method of determining fiscal quarters without the written consent of the Administrative Agent.

SECTION 6.14 Canadian Pension Plans. The Loan Parties shall not (a) contribute to or assume an obligation to contribute to any Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent, (b) acquire an interest in any Person if such Person sponsors, maintains or contributes to any Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent; or (c) wind-up any Canadian Defined Benefit Plan, in whole or in part, unless it has obtained written advice from the actuary for such plan that the plan (or part thereof in the case of a partial windup) is fully funded or has no wind up deficiency at the effective date of the windup, without the prior written consent of the Administrative Agent.

SECTION 6.15 Business Activities of Tailored Brands and Midco. Neither Tailored Brands nor Midco shall conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of (a) in the case of Tailored Brands, Midco, ~~and~~ (b) in the case of Midco, Parent and its Subsidiaries and the performance of their respective obligations, and exercise of their respective rights, under the Loan Documents and under any document governing permitted Indebtedness to which it is party and (c) any subsidiary of the Holdco Guarantors that is a direct or indirect parent of Parent formed in contemplation of a Qualifying IPO; provided, that neither Tailored Brands ~~or~~nor Midco shall (i) incur any Indebtedness for borrowed money or guarantees of such Indebtedness (other than pursuant to any Loan Document, any “Loan Document” (as defined in the Term Credit Agreement), any definitive documentation for any Incremental Equivalent Debt, any ~~Convertible~~ “Notes Documents~~, any Indebtedness permitted under Section 6.01(a)(ix)~~” (as defined in the Indenture, as in effect on the Seventh Amendment Effective Date), and any definitive documentation for any permitted Refinancing Indebtedness in respect of any of the foregoing (the foregoing in this clause (i) is referred to collectively as the “Collateral Secured Debt Documents”), and other than Indebtedness owing to Parent or any Restricted Subsidiary to the extent the corresponding Investment of Parent or such Restricted Subsidiary is otherwise permitted under this Agreement), (ii) create, incur, assume or suffer to exist any Lien on any of their respective assets and other property (including, without limitation, Equity Interests of, in the case of Tailored Brands, Midco, and, in the case of Midco, Parent) (other than Liens pursuant to any Collateral Secured Debt Documents, or non-consensual Liens arising solely by operation of law), (iii) in the case of Tailored Brands, directly own any Equity Interests other than Equity Interests of Midco, (iv) in the case of Midco, directly own any Equity Interests other than Equity Interests of Parent, (v) merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge, amalgamate or consolidate with it, (vi) purchase or acquire all or substantially all of the assets of any Person (or all or substantially all the assets constituting a business unit, division, product line or line of business), (vii) sell, license, lease or otherwise transfer for consideration any of its assets, (viii) own intellectual property or any other operational asset used in the business of the Loan Parties and (ix) make any Investment in any Person other than a Loan Party (other than Investments permitted by Section 6.04). Nothing in this Section 6.15 shall prevent Tailored Brands and Midco, as applicable, from (A) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance) and compliance with applicable laws, incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (B) the performance of its obligations with respect to any Collateral Secured Debt Documents, Guarantees of Indebtedness of Parent and its Restricted Subsidiaries to the extent such Indebtedness is otherwise permitted under this Agreement, and the incurrence of any Indebtedness owing to Parent or any Restricted Subsidiary to the extent resulting from an Investment permitted by Section 6.04 or the definition of “Permitted Acquisition”, (C) any public offering of its common stock or any other issuance or sale of its Equity Interests (other than Disqualified Stock), ~~(D)~~including the costs, fees and expenses related thereto, including the formation of one or more “shell” companies to facilitate any such offering or issuance, (D) IPO Reorganization Transactions and Permitted Tax Restructurings, (E) payments of dividends or distributions not prohibited by Section 6.08 and the making of contributions to the capital of (or making other Investments in) Parent or the Borrowers, (~~E~~F) participating in tax, accounting and other administrative matters as a member of the consolidated group of Tailored Brands, Midco, Parent and the Borrowers, (~~F~~G) holding any cash (but not operating any property) and opening bank accounts, in each case, in a manner that does not violate the Loan Documents, (~~vii~~H) providing indemnification to officers, employees, managers and directors, (~~G~~I) the provision of employees and employee benefits and services for the benefit of Parent and its Subsidiaries, (J) activities as necessary to consummate, or incidental to the consummation of, any Permitted Acquisition or any other Investment permitted hereunder, or (~~H~~K) any activities, payments and contributions incidental or reasonably related to the foregoing.

Notwithstanding clause (v) above, each Holdco Guarantor may merge, amalgamate or consolidate with any other Person (other than any Borrower or any Subsidiary of any Borrower), so long as no Event of Default exists after giving effect to such merger, amalgamation or consolidation; provided that (1) such Holdco Guarantor shall be the continuing or surviving Person or (2) if the Person formed by or surviving any such merger, amalgamation or consolidation is not such Holdco Guarantor or is a Person into which such Holdco Guarantor has been liquidated (any such Person, the “Successor Holdco”): (A) the Successor Holdco shall expressly assume all the obligations of such Holdco Guarantor under this Agreement and the other Loan Documents to which such Holdco Guarantor is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and shall otherwise satisfy the applicable provisions of the Collateral and Guarantee Requirement, subject in all respects to the limitations, exclusions and exceptions set forth therein (including, without limitation, delivery of all documentation and other information (including, to the extent such Successor Holdco qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and if requested by the Administrative Agent, a Beneficial Ownership Certification in relation to such Successor Holdco) required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act) and neither the security interests of the Lenders in the Collateral nor the Guarantees of the Secured Obligations, taken as a whole, would be materially impaired by such assumption; (B) each Loan Party other than such Holdco Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Loan Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Holdco’s obligations under this Agreement; (C) (x) if such Successor Holdco is successor to Tailored Brands, such Successor Holdco shall, immediately following such merger, amalgamation or consolidation, directly own Midco and directly or indirectly own Parent and each Borrower or (y) if such Successor Holdco is successor to Midco, such Successor Holdco shall, immediately following such merger, amalgamation or consolidation, directly own Parent and directly or indirectly own each Borrower; (D) the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; and (E) the Successor Holdco shall be an entity organized or existing under the laws of the United States, any state or territory thereof, the District of Columbia or any political subdivision thereof (or another jurisdiction reasonably satisfactory to the Administrative Agent); provided, further, that if the foregoing requirements are satisfied, the Successor Holdco will succeed to, and be substituted for, such Holdco Guarantor under this Agreement and the other Loan Documents.

ARTICLE VII

Events of Default

If any of the following events ~~(“Events~~shall occur, it shall constitute an “Event of Default”~~) shall occur~~ hereunder:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c) any representation, warranty or certification made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made;

(d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05 (with respect to the existence of any Holdco Guarantor, Parent or any Borrower), 5.11 or 5.20 or in Article VI;

(e) (i) any Loan Party shall fail to comply with Sections 5.01(g) or (h), 5.08, 5.12, 5.13, or 5 ..14 or Section 4.04(b) of either Security Agreement and any such failure shall continue unremedied for a period of four Business Days or more (or during a Weekly Reporting Period, one Business Day or more) or (ii) any Loan Party shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) any Loan Party’s knowledge of such breach or (ii) notice thereof from the Administrative Agent;

(f) any Holdco Guarantor, Parent or any Restricted Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of Indebtedness under the Term Credit Agreement, the ~~Convertible Notes Agreement, the Convertible~~Indenture, the Indenture Notes, any definitive documentation for any Incremental Equivalent Debt, ~~any definitive documentation for any Indebtedness permitted pursuant to Section 6.01(a)(ix),~~ or any other Material Indebtedness (other than the Obligations) when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition shall occur that results in Indebtedness under the Term Credit Agreement, the ~~Convertible Notes Agreement~~Indenture, any definitive documentation for any Incremental Equivalent Debt~~, any definitive documentation for any Indebtedness permitted pursuant to Section 6.01(a)(ix)~~, or any other Material Indebtedness, as applicable, becoming due, or being terminated or required to be prepaid, repurchased, redeemed or defeased, prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Indebtedness under the Term Credit Agreement, the ~~Convertible Notes Agreement~~Indenture, any definitive documentation for any Incremental Equivalent Debt~~, any definitive documentation for any Indebtedness permitted pursuant to Section 6.01(a)(ix)~~, or any other Material Indebtedness, as applicable, or any trustee or agent on its or their behalf, or, in the case of any Swap Agreement, the applicable counterparty, to cause Indebtedness under the Term Credit Agreement, the ~~Convertible Notes Agreement~~Indenture, any definitive documentation for any Incremental Equivalent Debt or any other Material Indebtedness, ~~or any definitive documentation for any Indebtedness permitted pursuant to Section 6.01(a)(ix),~~ as applicable, to become due, or to terminate or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness or (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01;

(h) any involuntary case or proceeding (including the filing of any notice of intention in respect thereof) is commenced against any Canadian Loan Party or any Subsidiary of any Canadian Loan Party under any Insolvency Law, any incorporation law or other applicable law in any jurisdiction in respect of:

(i) its bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, or

(ii) the composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of its debts or obligations,

and, in any such case, such case or proceeding shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) an involuntary case or proceeding (including the filing of any notice of intention in respect thereof) shall be commenced or an involuntary petition or application shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Holdco Guarantor, Parent, any Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or other Insolvency Laws now or hereafter in effect or (ii) the appointment of an interim receiver, receiver, receiver an manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar official for any Holdco Guarantor, Parent, any Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) any Holdco Guarantor, Parent, any Borrower or any Subsidiary shall (i) voluntarily commence any case or proceeding or file any petition or application seeking liquidation (other than any liquidation permitted by Section 6.03(a)(iv)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or other Insolvency Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any case or proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of an interim receiver, receiver, receiver an manager, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar official for any Holdco Guarantor, Parent, any Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition or application filed against it in any such case or proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of any Holdco Guarantor, Parent, any Borrower or any Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to above in this clause (i) or clause (h) of this Article;

(k) any Holdco Guarantor, Parent, any Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $30,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and has not denied coverage) shall be rendered against any Holdco Guarantor, Parent or any Restricted Subsidiary, or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Holdco Guarantor, Parent or any Restricted Subsidiary to enforce any such judgment;

(m) one or more ERISA Events shall have occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(n) a Change in Control shall occur;

(o) any Loan Guarantee shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Guarantee, or any Loan Guarantor shall fail to comply in any material respect with any of the terms or provisions of the Loan Guarantee to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guarantee to which it is a party, or shall give notice to such effect (except as a result of the release thereof as provided herein);

(p) any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected (subject to the Collateral and Guarantee Requirements) Lien on any material Collateral, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Collateral Document or Section 9.02(c) or (iii) as a result of the failure of the Administrative Agent to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Agreements or (B) continue in accordance with applicable law the effectiveness of any UCC or PPSA financing statement;

(q) the Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case in any respect material to the Administrative Agent or the other Lender Parties, or any Loan Party, the Term Loan Agent, any agent or lender under ~~the Term Credit Agreement, or~~any Incremental Equivalent Debt, ~~Wilmington Savings Fund Society, FSB, as collateral agent and notes agent under the Convertible Notes Agreement~~the Indenture Agent, or any Affiliate of any of the foregoing shall have commenced a suit or an action~~, including any motion or adversary proceeding in the Cases, contesting in any manner the validity or enforceability thereof~~ or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or the Intercreditor Agreement;

~~(r) any Permitted Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto (or against any Person on whose behalf any such party makes any covenant or agreements therein), or shall otherwise not be effective to create the rights and obligations purported to be created thereunder, in each case in any respect material to the Administrative Agent or the other Lender Parties, or any Loan Party, any agent or lender under the applicable Indebtedness permitted hereunder subject to such Permitted Intercreditor Agreement, or any Affiliate of any of the foregoing shall have commenced a suit or an action, including any motion or adversary proceeding in the Cases, contesting in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or the applicable Permitted Intercreditor Agreement; or~~

(r) [reserved]; or

(s) the institution of any steps by any Canadian Subsidiary or any applicable regulatory authority to terminate a Canadian Pension Plan (wholly or in part) if, as a result of such termination, any Loan Party may be required to make an additional contribution to such Canadian Pension Plan or to incur an additional liability or obligation to such Canadian Pension Plan, in an amount that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Holdco Guarantor, Parent, any Borrower or any Subsidiary described in clause (h), (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in the case of any event with respect to any Holdco Guarantor, Parent, any Borrower or any Subsidiary described in clause (h), (i) or (j) of this Article, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall immediately and automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law.

ARTICLE VIII

The Administrative Agents

Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent and, as applicable, the Canadian Administrative Agent and their respective successors to serve in such capacities under the Loan Documents (and in the case of the Administrative Agent, to serve as collateral agent), and authorizes each such Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf.

For greater certainty, and without limiting the powers of the Administrative Agent under this Agreement or under any of the other Loan Documents, for the purposes of holding any security granted by any Loan Party pursuant to the laws of the Province of Québec, each Lender and Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the hypothecary representative (in such capacity, the “Hypothecary Representative”) of the Lender Parties, as contemplated under Article 2692 of the Civil Code of Québec. The Hypothecary Representative shall (i) have exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Hypothecary Representative pursuant to any hypothec, (ii) benefit from and be subject to all provisions hereof with respect to the Administrative Agent, mutatis mutandis, including without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lender Parties, (iii) be entitled to delegate from time to time any of its powers or duties under any hypothec, on such terms and conditions as it may determine from time to time. Any person who becomes a Lender Party shall be deemed to have consented to and confirmed the Hypothecary Representative as the hypothecary representative and to have ratified, as of the date it becomes a Lender Party, all actions taken by the Hypothecary Representative in such capacity. The substitution of the Administrative Agent pursuant to the provisions of Article VIII hereto shall also constitute the substitution of the Hypothecary Representative.

Each bank serving as the Administrative Agent or Canadian Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent or Canadian Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or Canadian Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.

Neither of the Administrative Agents shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither of the Administrative Agents shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) neither of the Administrative Agents shall have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Applicable Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Applicable Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents); provided that the Applicable Administrative Agent shall not be required to take any action that, in its opinion, could expose such Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, neither of the Administrative Agents shall have any duty to disclose and shall be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary or other Affiliate thereof that is communicated to or obtained by such bank serving as Administrative Agent or Canadian Administrative Agent or any of their respective Affiliates in any capacity. Neither of the Administrative Agents shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Applicable Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own bad faith, gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). Neither of the Administrative Agents shall be deemed to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the such Person by the Borrower Representative or a Lender, and such Person shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Administrative Agent.

Each of the Administrative Agents shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). Each of the Administrative Agents also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Applicable Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Applicable Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each of the Administrative Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each of the Administrative Agents may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Person. Each of the Administrative Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each of the Administrative Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as each of the Administrative Agents. Neither of the Administrative Agents shall be responsible for the bad faith, negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with bad faith, gross negligence or willful misconduct in the selection of such sub-agents.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each of the Administrative Agents may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor that is an Eligible Successor Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, in consultation with the Borrower Representative, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Canadian Administrative Agent, as applicable, which is an Eligible Successor Agent. Upon the acceptance of its appointment as an Administrative Agent or Canadian Administrative Agent, as applicable, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Canadian Administrative Agent, as applicable, and the retiring Administrative Agent or Canadian Administrative Agent, as applicable, shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent or Canadian Administrative Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Administrative Agent or Canadian Administrative Agent, as applicable, resigns hereunder, the provisions of this Article, Section 2.17(d) and Section 9.03 shall continue in effect for the benefit of such retiring Person, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agents, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agents, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and informa-tion (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

The Loan Parties acknowledge and agree that the Administrative Agent may prepare and distribute to the Lenders all Reports containing information obtained by the Administrative Agent through the conduct of appraisals and field examinations pursuant to Sections 5.12 and 5.13 and the exercise of its inspection rights under Section 5.09. Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any ~~of the~~ information or calculation contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall not be liable for any information or calculation contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination, calculation or similar function will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records and other supporting information furnished by or on behalf of the Loan Parties, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Each Lender hereby agrees that (i) the Administrative Agent may (but shall not be obligated to) provide services in its sole discretion to assist the Borrowers in determining the U.S. Borrowing Base and/or the Canadian Borrowing Base (or, in each case, any component thereof) at any time, (ii) the Administrative Agent may cease providing such services at any time in its sole discretion, (iii) neither the Administrative Agent’s decision to provide (or not provide) such services at any time shall, nor shall any aspect of the provision of such services, constitute gross negligence, willful misconduct, bad faith or a material breach of the Administrative Agent’s obligations for purposes of this Agreement or any other Loan Document, (iv) regardless of whether such services are provided, the Borrowers shall at all times be solely responsible for (A) the timely delivery of each Borrowing Base Certificate and all supporting information as required by this Agreement and (B) each calculation, and the accuracy of all information, contained in each Borrowing Base Certificate, and (v) to the extent permitted by applicable law no Lender shall assert any claim against the Administrative Agent, for any Liabilities arising from the provision (or decision not to provide) such services. The Administrative Agent shall have no responsibility or obligation to any Lender or any other Person or entity in connection with the provision of any such services, the cessation of such services, or the decision not to provide such services.

To the extent required by any applicable laws (as determined in good faith by the Administrative Agents), the Administrative Agents may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agents against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agents) incurred by or asserted against the Administrative Agents by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agents to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agents of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agents shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agents under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agents, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Article VIII shall be conclusive, absent manifest error.

Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Payment.

Each party’s obligations under this Article VIII shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

The Lenders and the Issuing Banks each acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A. Toronto Branch and their respective Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A. Toronto Branch and/or their respective Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entities’ role as administrative agent hereunder. The Lenders and the Issuing Banks acknowledge that neither of JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A. Toronto Branch nor their respective Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders or the Issuing Banks by the Administrative Agent or the Canadian Administrative Agent, as applicable herein, neither of the Administrative Agent or the Canadian Administrative Agent, as applicable, shall have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent, the Canadian Administrative Agent or any of their respective Affiliates in any capacity, including any information obtained by the Administrative Agent or the Canadian Administrative Agent, as applicable, in the course of communications among the Administrative Agent or the Canadian Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent or the Canadian Administrative Agent, as applicable, with one or more Lenders or Issuing Banks, or any formal or informal committee or ad hoc group of such Lenders and Issuing Banks, including at the direction of a Loan Party.

The provisions of this Article are solely for the benefit of each of the Agents, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrowers or any other Loan Party shall have any rights as a third party beneficiary of any such provisions. Each Lender Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Loan Guarantee provided under the Loan Documents, to have agreed to the provisions of this Article.

Notwithstanding anything herein to the contrary, none of the Arrangers and any Person named on the cover page of this Agreement as an Arranger or a Co-Syndication Agent or a Co-Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

The Administrative Agents, the Lenders and the Issuing Banks agree that, pursuant to procedures approved by the Administrative Agents, the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agents through an electronic platform chosen by the Administrative Agents to be the electronic transmission system (the “Approved Borrower Portal”).

As used in this Article VIII, “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, Compliance Certificate, Borrowing Base Certificate and supporting documentation, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, certification, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by any Loan Party to the applicable Administrative Agent through the Approved Borrower Portal, in each case to the extent arrangements for doing so have been approved by the applicable Administrative Agent.

Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agents from time to time (including, as of the Seventh Amendment Effective Date, a user ID/password authorization system), each Lender, each Issuing Bank, and each Borrower acknowledges and agrees that (i) the distribution of material through an electronic medium is not necessarily secure, (ii) no Administrative Agent is responsible for approving or vetting administrators, representatives, or contacts of the Borrowers added to the Approved Borrower Portal, and (iii) there may be confidentiality and other risks associated with such distribution. Each Lender, each Issuing Bank, and each Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE APPLICABLE PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

Each Lender, each Issuing Bank, and each Borrower agrees that the Administrative Agents may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agents’ generally applicable document retention procedures and policies.

Nothing herein shall prejudice the right of the Loan Parties to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices~~.~~.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or the Approved Borrower Portal (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic transmission, as follows:

(i)	if to any Loan Party, to the Borrower Representative at:

c/o Tailored Brands, Inc.

6380 Rogerdale Road

Houston, TX 77072

Attention: ~~Brandy Richardson,~~Mike Baughn and Brian Kinley ~~and Jenny Gray~~
Email: [***]

    [***]

    [***]

    [***]

With a copy to:

c/o Tailored Brands, Inc.

~~1400 Broadway, 33rd~~530 7th Avenue, 7th Floor

New York, NY 10018

Attention: Yen Chu

Email: [***]

With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

900 G St NW

Washington, DC 20001

~~425 Lexington Avenue~~

~~New York, NY 10017~~

Attention: ~~Jackie Song and Suzanne Kaufman~~Christopher Brown
E-mail: [***]

[***]

(ii) if to the Administrative Agent or the Canadian Administrative Agent from any Loan Party, to the address or addresses separately provided to the Borrowers;

(iii) ~~(ii)~~ if to ~~the Administrative Agent or~~ JPMCB in its capacity as ~~the~~an Issuing Bank or Swingline Lender, to ~~JPMorgan Chase Bank, N.A. at:~~it at its address separately provided to the Borrowers;

~~131 S Dearborn St, Floor 04~~

~~Chicago, IL 60603-5506~~

~~Attention: Loan and Agency Servicing~~

~~Email:~~ [***]

~~Agency Withholding Tax Inquiries:~~

~~Email:~~ [***]

~~Agency Compliance/Financials/Virtual Data rooms:~~

~~Email:~~ [***]

~~With a copy to (which shall not constitute notice):~~

~~Morgan Lewis & Bockius LLP~~

~~101 Park Avenue~~

~~New York, NY 10178~~

~~Attention: Rick Denhup, Esq.~~

~~Facsimile No.:~~ [***]

~~E-mail:~~ [***]

~~(iii) if to JPMCB in its capacity as the Issuing Bank, to JPMorgan Chase Bank, N.A. at:~~

~~JPMorgan Chase Bank, N.A.~~

~~131 S Dearborn St, Floor 04~~

~~Chicago, IL 60603-5506~~

~~Attention: LC Agency Team~~

[***]

[***]

[***]

~~With a copy to:~~

~~JPMorgan Chase Bank, N.A.~~

~~131 S Dearborn St, Floor 04~~

~~Chicago, IL 60603-5506~~

~~Attention: Loan and Agency Servicing~~

[***]

~~(iv)  if to the Canadian Administrative Agent, to JPMorgan Chase Bank, N.A., Toronto Branch at:~~

~~Suite 4500, 66 Wellington St W.~~
~~Toronto, ON M5K 1A1~~
~~Attention: Agostino Marchetti~~

[***]

[***]

(iv) ~~(v)~~ if to any other Issuing Bank, to it at its address or electronic transmission address most recently specified by it in a notice delivered to the Administrative Agent and the Borrower Representative; and

(v) ~~(vi)~~ if to any other Lender, to it at its address or electronic transmission address set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by electronic transmission shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next Business Day for the recipient) and (iii) delivered through the Approved Borrower Portal or other electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b) Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) or the Approved Borrower Portal pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by the Approved Borrower Portal or other electronic communications, in each case, pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement), provided, that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or electronic transmission address for notices and other communications hereunder by notice to the other parties hereto.

(d) The Loan Parties agree that the Administrative Agent and the Canadian Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Neither of the Administrative Agents nor any of their Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by either of the Administrative Agents or any of their Related Parties in connection with the Communications or the Platform.

SECTION 9.02  Waivers; Amendments~~.~~.

(a) No failure or delay by the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document (other than the Agent Fee Letter) or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Canadian Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Sections 2.09(e), 2.14(c), (d) and (e), 5.16, 9.02(e) and 9.18 (and, except as specifically provided in any Loan Document with respect to the Schedule thereto), and except for the execution and delivery of the Joinder Agreements, and subject to Section 2.14(c), none of this Agreement, any other Loan Document or any provision hereof or thereof (other than the Agent Fee Letter) may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (if a party to the original agreement), the Canadian Administrative Agent (if a party to the original agreement) and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that (A) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers, the Administrative Agent and the Canadian Administrative Agent to cure any technical error, ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment ~~and~~, (B) no such agreement shall (1) increase the Revolving Commitment of any Lender without the written consent of such Lender (provided that the Applicable Administrative Agent may make Protective Advances and Overadvances as set forth in Section 2.04 or 2.05, as applicable), (2) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby; provided, that (x) any amendment to the definitions of “Aggregate Borrowing Base”, “Availability”, “Average Availability”, “Line Cap” and/or the defined terms included in such definitions and/or (y) any amendment, waiver or modification of default interest (including to waive interest that has already accrued at the default rate), Defaults or Events of Default shall not constitute a reduction in the rate of interest or a reduction or forgiveness of the principal amount of any Obligations for purposes of this clause (2), in each case, to the extent such amendment, waiver or modification is otherwise effected in accordance with this Section 9.02(b), (3) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender directly affected thereby, (4) change Section 2.18(b) or 2.18(d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (5) increase the advance rates set forth in the definition of U.S. Borrowing Base or Canadian Borrowing Base or add new categories of eligible assets, without the written consent of each Lender, (6) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (7) change Section 2.20 without the consent of each Lender (other than any Defaulting Lender) adversely affected thereby, (8) release all or substantially all of the value of the Loan Guarantee (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (9) except as provided in paragraph (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, or contractually subordinate the Administrative Agent’s Liens on the ABL Priority Collateral (other than in connection with financing provided during any insolvency, bankruptcy, reorganization or other similar proceeding), without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Canadian Administrative Agent such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.20 shall require the consent of the Administrative Agent, the Canadian Administrative Agent, the Swingline Lender and each Issuing Bank); and, provided, further, that (x) any amendment to the definitions of “Aggregate Borrowing Base”, “Availability”, “Average Availability”, “Line Cap” and/or the defined terms included in such definitions and/or (y) any amendment, waiver or modification of default interest (including to waive interest that has already accrued at the default rate), Defaults or Events of Default shall not constitute a reduction in the rate of interest or a reduction, postponement or forgiveness of any principal amount, interest or fees for purposes of clauses (2) or (3) above, in each case, to the extent such amendment, waiver or modification is otherwise effected in accordance with this Section 9.02(b) and (C) any fee letter may be amended solely with the written consent of the parties thereto. Notwithstanding any of the foregoing, this Agreement may be amended without any additional consents to provide for increased Revolving Commitments in the manner contemplated by Section 2.09.

(c) The Lenders and the Issuing Banks hereby irrevocably authorize and direct the Administrative Agent (i) to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (A) upon the termination of (x) all the Revolving Commitments, payment and satisfaction in full in cash of all Obligations (other than Unliquidated Obligations) and the cash collateralization of all Unliquidated Obligations in respect of Letters of Credit in a manner satisfactory to each applicable Issuing Bank and the Administrative Agent and (y) solely in the case of the Canadian Collateral, upon termination in full of all the Canadian Commitments and payment and satisfaction in full in cash of all Canadian Obligations (other than Unliquidated Obligations) and the cash collateralization of all Canadian Letters of Credit in a manner satisfactory to each applicable Issuing Bank and the Administrative Agent, (B) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the Administrative Agent is authorized to release any Loan Guarantee provided by such Subsidiary, (C) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction not prohibited under this Agreement, (D) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII and (E) constituting property of a Loan Guarantor that is being released as a Loan Guarantor (and, in the case of a U.S. Subsidiary Borrower, as a U.S. Subsidiary Borrower) as provided below, and (ii) to release any Loan Guarantee provided by any U.S. Subsidiary Borrower or Canadian Loan Party that is (A) dissolved pursuant to Section 6.03(a)(iv) in connection with a voluntary liquidation or dissolution thereof permitted by such Section, (B) upon the disposition of all of the outstanding Equity Interests of a Subsidiary of the Borrower (other than the Canadian Borrower) to a Person other than the Borrower or a Restricted Subsidiary in a transaction permitted by Section 6.05, (C) [reserved] or (D) in the case of the Canadian Loan Parties, upon any release of all the Canadian Collateral pursuant to clause (i)(A) above and, in connection therewith, to release any Liens granted to the Administrative Agent by such Subsidiary on any Collateral, if the U.S. Borrower certifies to the Administrative Agent that such liquidation or dissolution is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); provided that, (x) in the case of any prospective release of any Loan Guarantee pursuant to clauses (i)(B) and (E) and (ii)) above with respect to any Loan Guarantor having assets included in any Borrowing Base, (1) no Overadvance shall result after giving effect to any such release (after giving effect to any repayment of Indebtedness made in connection therewith) and (2) the Borrowers shall have delivered to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such release (as if such release occurred on such date of such Borrowing Base Certificate) and (y) in no event shall any Loan Guarantor be released from its guarantee if such Person is an obligor in respect of any Indebtedness permitted under Sections 6.01(a)(~~ix~~x), (a)(~~x~~xii) or (a)(~~xii~~xxi), unless such Person is being released simultaneously from its obligations in respect of such Indebtedness. The Lenders and the Issuing Banks hereby further irrevocably authorize the release or subordination of Liens on the Term Priority Collateral as provided in the ~~Intercreditor Agreement. The Lenders and the Issuing Banks hereby further irrevocably authorize the release or subordination of Liens on the applicable Collateral as provided in any Permitted~~ Intercreditor Agreement. Except as provided above and in paragraphs (b) and (e) of this Section, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $10,000,000 during any calendar year without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consents of Required Lenders are obtained, but the consents of other necessary Lenders are not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower Representative may elect to replace any Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) an Eligible Assignee which is reasonably satisfactory to the Borrower Representative and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of paragraph (b) of Section 9.04, and (ii) the applicable Borrower(s) shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e) Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Lender Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement or in any Collateral Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement.”

SECTION 9.03  Expenses; Limitation of Liability; Indemnity; Etc~~.~~.

(a) Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent, the Arrangers and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of one primary U.S. and one primary Canadian counsel for the Administrative Agent, the Canadian Administrative Agent, the Arrangers and their Affiliates, and if deemed reasonably necessary by the Administrative Agent, one local counsel in each applicable jurisdiction, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the Facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Canadian Administrative Agent, any Arranger, any Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of one primary U.S. and one primary Canadian counsel all such Persons taken as a whole, and if deemed reasonably necessary by the Administrative Agent, one local counsel in each applicable jurisdiction (and, in the case of an actual or perceived conflict of interest where such Person affected by such conflict informs the Borrower Representative of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Subject to the provisions of Sections 5.09, 5.12 and 5.13, expenses subject to reimbursement by the Borrowers under this Section include, without limiting the generality of the foregoing, reasonable and documented out-of-pocket costs and expenses incurred in connection with:

(i) appraisals and insurance reviews;

(ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees ~~for each Person employed by~~of the Administrative Agent with respect to each field examination or such other Report;

(iii) taxes, fees and other charges for (A) lien searches and (B) filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(iv) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(v) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the applicable Borrower(s) as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b) Limitation of Liability. To the extent permitted by applicable law (i) neither any Borrower nor any other Loan Party shall assert, and each Borrower and each Loan Party hereby waives, any claim against the Administrative Agents, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve any Borrower or any other Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. Further, each Borrower and each Loan Party agrees that (i) the Administrative Agent and/or the Canadian Administrative Agent, as applicable, may (but shall not be obligated to) provide services in its sole discretion to assist the Borrowers in determining the U.S. Borrowing Base and/or the Canadian Borrowing Base, as applicable (or, in each case, any component thereof) at any time, (ii) the Administrative Agent or the Canadian Administrative Agent, as applicable, may cease providing such services at any time in its sole discretion, (iii) neither of the Administrative Agent’s nor the Canadian Administrative Agent’s, as applicable, decision to provide (or not provide) such services at any time shall, nor shall any aspect of the provision of such services, constitute gross negligence, willful misconduct, bad faith or a material breach of the Administrative Agent’s or the Canadian Administrative Agent’s, as applicable, obligations for purposes of this Agreement or any other Loan Document, and (iv) regardless of whether such services are provided, the Borrowers shall at all times be solely responsible for (A) the timely delivery of each Borrowing Base Certificate and all supporting information as required by this Agreement and (B) each calculation, and the accuracy of all information, contained in each Borrowing Base Certificate.

(c) Indemnity. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (or any sub-agent thereof), the Canadian Administrative Agent (or any sub-agent thereof), the Arrangers, each Co-Syndication Agent, each Co-Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and Liabilities, including the reasonable and documented fees, charges and disbursements of one primary U.S. and one primary Canadian counsel all Indemnitees taken as a whole, and if deemed reasonably necessary by the Indemnitees, one local counsel in each applicable jurisdiction (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower Representative of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected person), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the syndication of the Facilities provided for herein and the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder or the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on, at, to or from any property owned or operated by the Company or any of its Subsidiaries, or any other Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such Proceeding is initiated against or by any party to this Agreement (including the Company), or any Affiliate thereof, by an Indemnitee or any third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities (A) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or from a material breach by such Indemnitee of its agreements hereunder (other than any unintentional breach that is corrected promptly after such Indemnitee becomes aware thereof), or (B) have arisen from a proceeding by an Indemnitee against another Indemnitee not involving any act or omission of the Company or any Subsidiary (other than a proceeding against the Administrative Agent, an Arranger, an Issuing Bank or the Swingline Lender in its capacity or in fulfilling its role as such). WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF EACH BORROWER AND EACH BORROWER AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. This Section 9.03(c) shall not apply to any Taxes (other than any Taxes that represent losses, claims, damages or related expenses arising from any non-Tax claim).

(d) Lender Reimbursement. To the extent the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent (or any sub-agent thereof), the Canadian Administrative Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender, or any Related Party of any of the foregoing, under paragraph (a), (b) or (c) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Canadian Administrative Agent, such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or payment is sought) of such unpaid amount; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), the Canadian Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity.

(e) All amounts due under this Section shall be payable not later than 10 days after written demand therefor.

SECTION 9.04  Successors and Assigns~~.~~.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Canadian Administrative Agent and the Related Parties of any of the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower Representative; provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing, any other assignee; provided further that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B) the Administrative Agent;

(C) the Swingline Lender under any Facility under which a Revolving Commitment is being assigned; and

(D) each Issuing Bank under any Facility under which a Revolving Commitment is being assigned.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans under a Facility, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the U.S. Borrower, the Subsidiaries and other Affiliates thereof or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including federal, state, provincial, territorial and foreign securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Applicable Administrative Agent, acting solely for this purpose as non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time under each Facility (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), the ninth paragraph of Article VI or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

~~(i)~~ (ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain records of the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments or Revolving Loans or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment or Revolving Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agents (in their capacity as Administrative Agents) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a Lien in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a Lien; provided that no such pledge or assignment of a Lien shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05  Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Canadian Administrative Agent, any Arranger, the Co-Syndication Agents, the Co-Documentation Agents, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. ~~(a)~~  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and the Canadian Administrative Agent and (ii) increases or reductions of the sublimit of the Issuing Banks constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Canadian Administrative Agent and when the Administrative Agent and the Canadian Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(a) ~~(b)~~ Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent and the Canadian Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and the Canadian Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent and the Canadian Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Canadian Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent, the Canadian Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, the Canadian Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. This written agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08  Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust and tax accounts) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Borrower or any Loan Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such setoff or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09  Governing Law: Jurisdiction; Consent to Service of Process~~.~~.

(a) THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS; PROVIDED THAT APPOINTMENT OF THE APPLICABLE ADMINISTRATIVE AGENT AS FONDÉ DE POUVOIR IN ACCORDANCE WITH ARTICLE VIII SHALL BE GOVERNED BY THE LAWS OF THE PROVINCE OF QUEBEC.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding (whether in tort, contract, law or equity) arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Loan Party hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall (i) affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding (whether in tort, contract, law or equity) relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction, (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a), or (iii) affect which courts have or do not have personal jurisdiction over any Issuing Bank or beneficiary of any Letter of Credit or any advising bank, nominated bank or assignee of proceeds thereunder or proper venue with respect to any litigation arising out of or relating to such Letter of Credit with, or affecting the rights of, any Person not a party to this Agreement, whether or not such Letter of Credit contains its own jurisdiction submission clause.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12  Confidentiality. Each of the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below) with the same degree of care that it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to any Loan Party or any Subsidiary or its obligations, (g) on a confidential basis to any rating agency in connection with rating the Borrowers or the Subsidiaries or the credit facilities provided for herein, (h) with the consent of the Borrower Representative, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender, or any Affiliate of any of the foregoing, on a non-confidential basis from a source other than the Borrowers; provided that, in the case of clause (c) above, the party disclosing such information shall provide to the Borrower Representative prior written notice of such disclosure to the extent permitted by applicable law (and to the extent commercially feasible under the circumstances) and shall cooperate with the Borrower Representative, at the Borrower Representative’s sole expense, in obtaining a protective order for, or other confidential treatment of, such disclosure, in each case at the Borrower Representative’s sole expense. In addition, the Agents, the Issuing Banks and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Issuing Bank or Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the purposes of this Section, “Information” means all information received from the Borrowers relating to Parent or any Subsidiary or their businesses or the Collateral, other than any such information that is available to the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank or any Lender, or any Affiliate of any of the foregoing, on a non-confidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the Effective Date, such information is clearly identified at the time of delivery as confidential.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE HOLDCO GUARANTORS, PARENT, THE SUBSIDIARIES AND ITS OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE APPLICABLE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION CONCERNING THE HOLDCO GUARANTORS, PARENT, THE SUBSIDIARIES AND ITS OTHER AFFILIATES AND THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE APPLICABLE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN SUCH MATERIAL NONPUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

For the avoidance of doubt, nothing in this Section 9.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

SECTION 9.13  Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of applicable law.

SECTION 9.14  Patriot Act. Each Lender that is subject to the requirements of the Patriot Act and the Beneficial Ownership Regulation, respectively, hereby notifies the Borrowers and the Loan Guarantors that pursuant to the requirements of the Patriot Act and the Beneficial Ownership regulation, respectively, it is required to obtain, verify and record information that identifies the Borrowers and the Loan Guarantors, which information includes the names and addresses of the Borrowers and the Loan Guarantors and other information that will allow such Lender to identify the Borrowers and the Loan Guarantors in accordance with the Patriot Act and the Beneficial Ownership Regulation, respectively.

SECTION 9.15  Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17  No Fiduciary Relationship. Each Loan Party, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Loan Parties, the Subsidiaries and their other respective Affiliates, on the one hand, and the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Loan Parties, the Subsidiaries and their other respective Affiliates, and none of the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Loan Parties, the Subsidiaries or their other respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby agrees not to assert any claims against the Administrative Agent, the Canadian Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Lenders, the Issuing Banks and their Affiliates based on any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18  Intercreditor Agreements.

(a) The Lenders and the Issuing Banks acknowledge that the obligations of the U.S. Borrowers under the Term Credit Agreement and the ~~Convertible Notes Agreement~~Indenture are secured by Liens on assets of the U.S. Borrowers that constitute Collateral and that the relative Lien priority and other creditor rights of the Lender Parties hereunder, the secured parties under the Term Credit Agreement, the ~~Convertible Notes Agreement~~Indenture and Incremental Equivalent Debt will be set forth in the Intercreditor Agreement. Each Lender and Issuing Bank hereby acknowledges that it has received a copy of the Intercreditor Agreement. Each Lender and Issuing Bank hereby irrevocably (a) consents to the subordination of the Liens on the Term Priority Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement, (b) authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, (c) agrees that, upon the execution and delivery thereof, such Lender or Issuing Bank will be bound by the provisions of the Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement. Each Lender and Issuing Bank hereby further irrevocably authorizes and directs the Administrative Agent (i) to take such actions as shall be required to release Liens on the Collateral in accordance with the terms of the Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Secured Obligations, the Term Credit Agreement, the ~~Convertible Notes Agreement~~Indenture or Incremental Equivalent Debt as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank.

(b) ~~The Lenders and the Issuing Banks acknowledge that the obligations of the U.S. Borrowers under any Indebtedness permitted pursuant to Section 6.01(a)(ix) may be secured by Liens on assets of the U.S. Borrowers that constitute Collateral and that the relative Lien priority and other creditor rights of the Lender Parties hereunder and the secured parties thereunder will be set forth in a Permitted Intercreditor Agreement. Each Lender and Issuing Bank hereby irrevocably (a) consents to the subordination of the Liens on the applicable Collateral securing the Secured Obligations on the terms set forth in any such Permitted Intercreditor Agreement, (b) authorizes and directs the Administrative Agent to execute and deliver any such Permitted Intercreditor Agreement and any documents relating thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank, (c) agrees that, upon the execution and delivery thereof, such Lender or Issuing Bank will be bound by the provisions of any such Permitted Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such Permitted Intercreditor Agreement and (d) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of any such Permitted Intercreditor Agreement. Each Lender and Issuing Bank hereby further irrevocably authorizes and directs the Administrative Agent (i) to take such actions as shall be required to release Liens on the applicable Collateral in accordance with the terms of any Permitted Intercreditor Agreement and (ii) to enter into such amendments, supplements or other modifications to such Permitted Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Secured Obligations or Indebtedness permitted under Section 6.01(a)(ix) as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender or Issuing Bank and without any further consent, authorization or other action by such Lender or Issuing Bank.~~

(b) [reserved].

(c) The Administrative Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section or in accordance with the terms of the Intercreditor Agreement ~~or any Permitted Intercreditor Agreement~~ to the full extent thereof. The foregoing provisions are intended as an inducement to the secured parties under the Term Credit Agreement~~,~~ and the ~~Convertible Notes Agreement and any Indebtedness permitted under Section 6.01(a)(ix)~~Indenture to extend credit to the U.S. Borrowers and such secured parties are intended third party beneficiaries of such provisions.

SECTION 9.19 [Reserved]~~.~~.

SECTION 9.20 Anti-Money Laundering Legislation~~.~~.

(a) Each Loan Party acknowledges that, pursuant to the Proceeds of Crime Act and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws in each relevant jurisdiction (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Administrative Agent, the Canadian Administrative Agent, the Lenders and the Issuing Banks may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender, any Issuing Bank, the Administrative Agent or the Canadian Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If the Administrative Agent or Canadian Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of such Loan Party for the purposes of applicable AML Legislation, then the Administrative Agent or Canadian Administrative Agent:

(i) shall be deemed to have done so as an agent for each Issuing Bank and each Lender, and this Agreement shall constitute a “written agreement” in such regard between such Issuing Bank or such Lender and the Administrative Agent or Canadian Administrative Agent within the meaning of the applicable AML Legislation; and

(ii) shall provide to each Issuing Bank and each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c) Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender and each Issuing Bank agrees that neither the Administrative Agent nor the Canadian Administrative Agent have any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender or Issuing Bank, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

SECTION 9.21  Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Original Currency with the Second Currency on the date two Business Days preceding that on which judgment is given. Each Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in any Second Currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased, or that could have been so purchased, is less than the amount originally due in the Original Currency after any premium and costs of exchange payable in connection with such purchase, each Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss.

SECTION 9.22  Waiver of Immunity. To the extent that any Loan Party has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Loan Party hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

SECTION 9.23  Process Agent. Each Canadian Loan Party hereby irrevocably designates and appoints the Borrower Representative, in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Canadian Loan Party in care of the Borrower Representative at the Borrower Representative’s address set forth in Section 9.01, and each such Canadian Loan Party hereby irrevocably authorizes and directs the Borrower Representative to accept such service on its behalf. As an alternative method of service, each Canadian Loan Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Borrower Representative or such Canadian Loan Party at its address specified in Section 9.01. Each Canadian Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 9.24 Marketing Consent~~Marketing Consent~~. The Borrowers hereby authorize JPMCB and its affiliates (collectively, the “JPMCB Parties”), at their respective sole expense, subject to the prior written approval of the Borrowers, to include any Borrower’s name and logo in advertising, marketing, tombstones, case studies and training materials, and to give such other publicity to this Agreement as the JPMCB Parties may from time to time determine.

SECTION 9.25  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.26  Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R.

§ 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.27  [Reserved]~~.~~.

SECTION 9.28  Joint and Several. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Administrative Agent, the Issuing Banks and the Lenders for the Secured Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Administrative Agent, any Issuing Bank, any Lender or any other Person. Each Borrower’s liability for the Secured Obligations shall not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrowers. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Borrower against any party liable for payment under this Agreement and the Loan Documents unless and until the Administrative Agent, each Issuing Bank and each Lender have been paid in full and all of the Secured Obligations are satisfied and discharged following termination or expiration of all commitments of the Lenders to extend credit to the Borrowers. Each Borrower’s joint and several liability hereunder with respect to the Secured Obligations shall, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Secured Obligations or of any other document evidencing all or any part of the Secured Obligations, (ii) the absence of any attempt to collect any of the Secured Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the amendment, modification, waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument executed by any other Loan Party evidencing or securing the payment of any of the Secured Obligations, or any other agreement now or hereafter executed by any other Loan Party and delivered to the Administrative Agent, (iv) the failure by the Administrative Agent or any Lender to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Secured Obligations or the Administrative Agent’s release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of any other Loan Party for the payment of any of the Secured Obligations, (vi) any increase in the amount of the Secured Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (vii) any other circumstance that might constitute a legal or equitable discharge or defense of any Loan Party. After the occurrence and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice to any Borrower, against any or all of Loan Parties to collect and recover all or any part of the Secured Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Secured Obligations, and each Borrower waives any provision that might otherwise require the Administrative Agent or the Lenders under applicable law to pursue or exhaust remedies against any Collateral or other Loan Party before pursuing such Borrower or its property. Each Borrower consents and agrees that neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Secured Obligations.

ARTICLE X

Loan Guarantee

SECTION 10.01 Guarantee. Each Borrower and each other Loan Party hereby agrees that it is jointly and severally liable for, and absolutely, irrevocably and unconditionally guarantees to the Administrative Agent, the Canadian Administrative Agent, the Lenders, the Issuing Banks and the other Lender Parties the prompt payment and performance when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all reasonable costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees and expenses paid or incurred by the Administrative Agent, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, being collectively called the “Guaranteed Obligations”). Each Borrower and each other Loan Party further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Guarantee apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender or Issuing Bank that extended any portion of the Guaranteed Obligations.

SECTION 10.02 Guarantee of Payment. This Guarantee is a Guarantee of payment and not of collection. Each Borrower and each other Loan Party waives any right to require the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, any Lender or any other Lender Party to sue any Borrower, any other Borrower, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, a “Obligated Party”), or to enforce its rights against any collateral securing all or any part of the Guaranteed Obligations.

SECTION 10.03 No Discharge or Diminishment of Guarantee~~.~~ . Except as otherwise provided for herein, the obligations of each Borrower and each other Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Loan Party or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or its assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other right which any Borrower may have at any time against any Obligated Party, the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transaction.

(b) The obligations of each Borrower and each other Loan Party hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(b) Further, the obligations of any Borrower and each other Loan Party hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, any Lender or any other Lender Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Canadian Administrative Agent, any Issuing Bank, any Lender or any other Lender Party with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Borrower, such other Loan Party or that would otherwise operate as a discharge of any Borrower as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations).

SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Borrower and each other Loan Party hereby waives any defense based on or arising out of any defense of any Borrower or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or such other Loan Party, other than the payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Borrower and each other Loan Party irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Borrower and each other Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Borrower or such other Loan Party under this Guarantee except to the extent the Guaranteed Obligations have been fully and paid in cash. To the fullest extent permitted by applicable law, each Borrower and each other Loan Party waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Borrower or of any other Loan Party against any Obligated Party or any security.

SECTION 10.05 Rights of Subrogation. No Loan Party will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any Collateral, until the Loan Parties have fully performed all their obligations to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks, the Lenders and the other Lender Parties.

SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise, such Borrower’s and such other Loan Party’s obligations under this Guarantee with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks, the Lenders or the other Lender Parties are in possession of this Guarantee. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Borrowers forthwith on demand by the Administrative Agent.

SECTION 10.07 Information. Each Borrower and each other Loan Party assumes all responsibility for being and keeping itself informed of the other Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Borrower assumes and incurs under this Guarantee, and agrees that none of the Administrative Agent, any Issuing Bank or any Lender shall have any duty to advise any Borrower of information known to it regarding those circumstances or risks.

SECTION 10.08 Taxes. The provisions of Section 2.17 shall apply mutatis mutandis to all payments by the Borrowers of the Guaranteed Obligations.

SECTION 10.09 Maximum Liability. The provisions of this Guarantee are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Borrower under this Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Borrower’s liability under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Borrower or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Borrower’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Borrower is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Borrower nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Borrower hereunder shall not be rendered voidable under applicable law. Each Borrower agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Borrower without impairing this Guarantee or affecting the rights and remedies of the Lenders hereunder; provided that nothing in this sentence shall be construed to increase any Borrower’s obligations hereunder beyond its Maximum Liability.

SECTION 10.10 Contribution. In the event any Borrower (a “Paying Borrower”) shall make any payment or payments under this Guarantee or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guarantee, each other Borrower (each a “Non-Paying Borrower”) shall contribute to such Paying Borrower an amount equal to such Non-Paying Borrower’s Applicable Share of such payment or payments made, or losses suffered, by such Paying Borrower. For purposes of this Section, each Non-Paying Borrower’s “Applicable Share” with respect to any such payment or loss by a Paying Borrower shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non-Paying Borrower’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Borrower’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Borrower from the other Borrowers after the Effective Date (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Borrowers hereunder (including such Paying Borrower) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Borrower, the aggregate amount of all monies received by such Borrowers from the other Borrowers after the Effective Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Borrower’s several liability for the entire amount of the Guaranteed Obligations (up to such Borrower’s Maximum Liability). Each of the Borrowers covenants and agrees that its right to receive any contribution under this Guarantee from a Non-Paying Borrower shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks, the Lenders and the Borrowers and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.11 Liability Cumulative. The liability of each Borrower and each other Loan Party under this Article X is in addition to and shall be cumulative with all other liabilities of each Borrower and each other Loan Party to the Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Borrower or such other Loan Party is a party or in respect of any obligations or liabilities of the other Borrowers or other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI

[Reserved]

ARTICLE XII

The Borrower Representative

SECTION 12.01 Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XII. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Administrative Agent, the Canadian Administrative Agent, the Issuing Banks and the Lenders, and their respective Related Parties, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section.

SECTION 12.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 12.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 12.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default.” In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 12.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 12.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent, the Canadian Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 12.07 Reporting. Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative any certificate or report requested by the Borrower Representative, on which the Borrower Representative shall rely to prepare the Borrowing Base Certificates and Compliance Certificates required pursuant to the provisions of this Agreement.

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